As filed with the Securities and Exchange Commission on May __, 1999
                             REGISTRATION NO. 333--
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              MOTOR CLUB OF AMERICA
             (Exact name of registrant as specified in its charter)


NEW JERSEY                                   6331                          22-0747730
(State or other jurisdiction       (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)  Classification Code Number)        Identification Number)


                                95 Route 17 South
                         Paramus, New Jersey 07653-0931
                                 (201) 291-2000

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Stanley U. North III, Esq.
                Sills Cummis Radin Tischman Epstein & Gross, P.A.
                              One Riverfront Plaza
                                Newark, NJ 07102
                                 (973) 643-7000

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                               ------------------
                             Gregory S. Fryer, Esq.
                               Verrill & Dana, LLP
                               One Portland Square
                                  P.O. Box 586
                               Portland, ME 04112
                                 (207) 774-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Merger, pursuant to the Merger Agreement described herein, have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with the General Instruction G, check the following box:

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                CALCULATION OF REGISTRATION FEE

Title of each class of                       Proposed            Proposed
securities to be         Amount to be        maximum offering    aggregate offering    Amount of Registration
registered               registered          price per unit (1)  price(1)              fee(1)

Common stock,            290,389             $                   $                     $
par value $0.50
per share

     (1) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the North East Insurance Company common stock to be exchanged in the Merger at a ratio of 0.19048 of a share of Motor Club of America Stock for each share of North East stock on _________________, 1999. On that day, the average of the bid and ask prices for North East stock was $ ________ per share.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                    Cross Reference Sheet of
Registration Statement Items to Location in Proxy Statement/Prospectus

Form S-4 Item Number and Heading             Caption or Location in Proxy
                                             Statement/Prospectus


1.  Forepart of the Registration Statement   Facing Page of Registration Statement; Cross
    and Outside Front Cover Page of Proxy    Reference Sheet; Outside Front Cover Page.
    Statement/Prospectus



2.  Inside Front and Outside Back Cover      Inside Front Cover Page; Where You Can Find
    Pages of Proxy Statement/Prospectus      More Information; Table of Contents; Outside
                                             Back Cover Page.


3.  Risk Factors, Ratio of Earnings to       Outside Front Cover Page; Questions and
    Fixed Charges and Other Information      Answers About the Merger; Summary; Risk
                                             Factors; Interests of Certain Persons in the
                                             Merger; Motor Club Historical and Pro Forma
                                             Per Share Data; The Merger; Motor Club
                                             Market Price and Dividend Data; Motor Club
                                             Share Data; North East Market Price and
                                             Dividend Data; North East Share Data.


4.  Terms of the Transaction                 Questions and Answers About the Merger;
                                             Summary; Risk Factors; The Merger; Role of
                                             Financial Advisors; Summary of the Merger
                                             Agreement; Comparison of Stockholder Rights;
                                             Motor Club Market Price and Dividend Data;
                                             Motor Club Share Data; North East Market
                                             Price and Dividend Data; North East Share
                                             Data.
5.  Pro Forma Financial Information          Unaudited Pro Forma Financial Information.

6.  Material Contacts with Company Being     Summary; The Merger -- Background of the
    Acquired                                 Merger; The Merger Agreement.

7.  Additional Information Required for
    Reoffering by Persons and Parties
    Deemed to be Underwriters                Not applicable.

8.  Interests of Named Experts and Counsel   Not applicable.

9.  Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities                              Not applicable.

10. Information with Respect to S-3
    Registrants                              Not applicable.

11. Incorporation of Certain Information
    by Reference                             Not applicable.



12.  Information With Respect to S-2         Business of Motor Club; Selected Historical and
     or S-3 Registrants                      Condensed Combined Financial Information
                                             Motor Club Historical and Pro Forma Per Share
                                             Data; Where You Can Find More Information;
                                             Motor Club Market Price and Dividend Data;
                                             Motor Club Share Data.


13.  Incorporation of Certain Information
     by Reference                            Where You Can Find More Information

14.  Information With Respect to
     Registrants Other than S-3 or S-2
     Registrants                             Not applicable.

15.  Information With Respect to S-3
     Companies                               Not applicable.


16.  Information With Respect to S-2         Business of North East; Selected Historical
     or S-3 Companies                        Condensed Combined Financial Information --
                                             North East Historical and Pro Form Per Share
                                             Date; Where You Can Find More Information;
                                             North East Market Price and Dividend Data;
                                             North East Share Data.


17.  Information With Respect to Companies
     other than S-2 or S-3 Companies         Not applicable.

18.  Information if Proxies, Consents or     Summary; The Stockholder Meetings; Risk
     Authorizations are to be Solicited      Factors; The Merger; The Merger Agreement;
                                             Voting and Proxy Information; Dissenters'
                                             Rights of Appraisal; Alternative Plan of
                                             Financing; Interests of Certain Persons in the
                                             Merger; Proxy Solicitation; Management
                                             Following the Merger -- Officers and Directors;
                                             Comparison of Stockholder Rights; Alternative
                                             Plan of Financing.


19.  Information if Proxies, Consents or
     Authorizations are not to be Solicited
     or on an Exchange Offer                 Not applicable.

                              MOTOR CLUB OF AMERICA
                                95 ROUTE 17 SOUTH
                         PARAMUS, NEW JERSEY 07653-0931

May __, 1999

Dear Stockholders:

     The Board of Directors of Motor Club of America has unanimously approved a proposed merger between Motor Club and North East Insurance Company, a property-casualty insurer operating in Maine. Under a merger agreement signed by Motor Club and North East, Motor Club would form a wholly-owned subsidiary, NEIC Insurance Acquisition Corporation, that would merge into North East. North East would become a wholly-owned subsidiary of Motor Club. NEIC Insurance Acquisition Corporation was incorporated on May ____, 1999.

     Motor Club stockholders will be able to vote on the proposed merger and an alternative plan of financing the merger at a special stockholders meeting on ___, June ____, 1999 at 10:00 a.m. at Motor Club's headquarters, 95 Route 17 South, Paramus, New Jersey, 07653. For directions, please call Motor Club at
(201) 291-2000. Only record holders of Motor Club common stock at the close of business on May ____, 1999 may vote at the meeting.

     The merger will not occur unless the stockholders of Motor Club approve it; however, the merger is not contingent on stockholder approval of how it is financed. Upon completion of the merger, North East shares will be converted, at the option of the North East stockholder on a per share basis, into (i) $3.30 in cash, or (ii) 0.19048 of a Motor Club share. North East stockholders also may convert their shares into a combination of cash and Motor Club stock. However, Motor Club will not issue more than 290,389 shares of its stock, and cash will be paid in lieu of fractional shares.

     The Board of Directors has determined that the merger is in the best interests of Motor Club and its stockholders. On behalf of the Board of Directors I urge you to vote "for" approval of the merger and the merger agreement.

     The enclosed proxy statement/prospectus will provide you with a more detailed description of the proposed merger. We urge you to read it carefully.

     Whether or not you plan to attend the Meeting, please complete, date, sign and return the proxy card in the enclosed postage-paid envelope. Your vote is important, and your shares will be voted in accordance with your instructions. You may also attend in person, even if you mail your proxy now.

     Thank you, and I look forward to seeing you at the Special Meeting.

                              Sincerely,

                              ____________________________________
                              Stephen A. Gilbert
                              President and Chief Executive Officer

                          NORTH EAST INSURANCE COMPANY
                            482 PAYNE ROAD, 4TH FLOOR
                            SCARBOROUGH, MAINE 04070

May ___, 1999

Dear Stockholders:

     This past February, our Directors unanimously approved a proposed merger by which Motor Club of America would acquire North East Insurance Company. Motor Club is a publicly traded company that presently owns two property/casualty insurers in New Jersey. Completion of the merger is subject to important conditions, including approval by at least a 75% vote of our stockholders.

     Upon completion of the merger, North East shares will be converted, at the option of the North East stockholder on a per share basis, into (i) $3.30 in cash, or (ii) 0.19048 of a Motor Club share. North East stockholders also may convert their shares into a combination of cash and Motor Club stock. However, Motor Club will not issue more than 290,389 shares of its stock, and cash will be paid in lieu of fractional shares.

     The Board of Directors has called a Special Meeting of Stockholders to seek your approval of the merger. The meeting will take place at the offices of Verrill & Dana, LLP, 9th Floor, One Portland Square, Portland, Maine at ____.m. on ___day, June __, 1999.

     The Board of Directors has determined that the merger is in the best interests of North East and its stockholders. On behalf of the Board of Directors I urge you to vote "for" approval of the merger and the merger agreement. YOUR VOTE IS VERY IMPORTANT, especially since the merger requires at least 75% approval by our stockholders.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card in the postage-paid envelope provided. Your proxy will be voted in accordance with your instructions. If you choose to attend the meeting in person, you may revoke your proxy at the meeting and vote by ballot if you wish.

     Thank you for your consideration of this important transaction. I look forward to seeing you at the meeting if you are able to attend.

                                   Sincerely,


                                   Robert G. Schatz
                                   Chairman and CEO

                              MOTOR CLUB OF AMERICA
                                95 ROUTE 17 SOUTH
                         PARAMUS, NEW JERSEY 07653-0931

     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
_______________, 1999

     Notice is hereby given that a Special Meeting of Stockholders of Motor Club of America, a New Jersey corporation, will be held on June ____, 1999 at 10:00 a.m. at Motor Club's headquarters, 95 Route 17 South, Paramus, New Jersey, to consider and vote on the following matters:

     1. Approval of the Agreement and Plan of Merger, dated as of March 16, 1999 between Motor Club and North East Insurance Company, and of the merger of NEIC Insurance Acquisition Corporation, a wholly-owned subsidiary of Motor Club, with and into North East.

     2.   Approval of an alternative plan of financing the merger.

     3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May ____, 1999, as the record date for the determination of the holders of Motor Club common stock entitled to notice of and to vote at the Special Meeting, and at any adjournments or postponements thereof. A list of stockholders entitled to notice of the meeting shall be available for inspection by any stockholder, during regular business hours, for a period of ten days prior to the meeting at the principal executive office of Motor Club and at the Special Meeting.



                              By Order of the Board of Directors,



                              ___________________________________
                              PETER K. BARBANO
                              Secretary

Dated:  Paramus, New Jersey
        May ___, 1999

                          NORTH EAST INSURANCE COMPANY
                                 482 PAYNE ROAD
                                  P.O. BOX 1418
                          SCARBOROUGH, MAINE 04070-1418

     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
_________________, 1999

     A Special Meeting of Stockholders of North East Insurance Company will be held on June ____, 1999 at _______ _.m. at the offices of Verrill & Dana, LLP, 9th Floor, One Portland Square, Portland, Maine to consider and vote upon the following proposals:

     1. Approval of an Agreement and Plan of Merger, dated as of March 16, 1999, between Motor Club of America and North East Insurance Company, and of the merger of North East with NEIC Insurance Acquisition Corporation, a wholly-owned subsidiary of Motor Club. Under the terms of the merger, North East will be the surviving company, but will become a wholly-owned subsidiary of Motor Club.

     2. Such other business as may properly be brought before the Special Meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on __________ ___, 1999, as the record date for determining stockholders of North East entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to notice of the meeting shall be available for inspection by any stockholder, during regular business hours, for a period of ten days prior to the meeting at the principal executive office of North East and at the Special Meeting.

     PURSUANT TO SECTION 909 OF THE MAINE BUSINESS CORPORATION ACT (THE "MBCA"), EACH DISSENTING HOLDER OF NORTH EAST STOCK IS ENTITLED TO PAYMENT IN CASH OF THE VALUE OF THE SHARES HELD BY THAT STOCKHOLDER IF THE STOCKHOLDER (A) FILES WITH OR MAILS TO NORTH EAST, AT OR PRIOR TO THE SPECIAL MEETING, A WRITTEN OBJECTION TO THE PROPOSED CORPORATE ACTION, (B) DOES NOT VOTE IN FAVOR OF THE MERGER AND
(C) FILES WITH NORTH EAST A WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF HIS OR HER SHARES WITHIN 15 DAYS AFTER THE DATE ON WHICH THE VOTE OF STOCKHOLDERS WAS TAKEN AS REQUIRED BY THE MBCA. ANY STOCKHOLDER FAILING TO COMPLY WITH THESE PROVISIONS SHALL BE BOUND BY THE TERMS OF THE MERGER. ANY STOCKHOLDER MAKING SUCH OBJECTION AND DEMAND SHALL THEREAFTER BE ENTITLED ONLY TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES OF NORTH EAST STOCK AS PROVIDED IN SECTION 909 OF THE MBCA, AND SHALL NOT BE ENTITLED TO VOTE OR TO EXERCISE ANY OTHER RIGHTS OF A STOCKHOLDER.

Dated at Scarborough, Maine, this _____________ day of May, 1999



                              NORTH EAST INSURANCE COMPANY



                              By: _____________________________
                                   Robert G. Schatz
                                   Chairman and CEO

      This preliminary proxy statement/prospectus dated ________ ___, 1999 is subject to completion and amendment

                              MOTOR CLUB OF AMERICA
                                       AND
                          NORTH EAST INSURANCE COMPANY
                                 PROXY STATEMENT

                        MOTOR CLUB OF AMERICA PROSPECTUS
                         290,389 SHARES OF COMMON STOCK



     This proxy statement/prospectus relates to the proposed merger of NEIC Insurance Acquisition Corporation, a wholly-owned subsidiary of Motor Club of America, with and into North East Insurance Company.

     Upon completion of the merger, stockholders of North East will receive

     [BULLET]       cash in the amount of $3.30 per share of North East stock;
     [BULLET]       0.19048 of a share of Motor Club stock per share of North
                    East stock; or
     [BULLET]       a combination of cash and stock.

     However, Motor Club will not issue more than 290,389 shares of its stock, and cash will be paid in lieu of fractional shares. Accordingly, North East stockholders who elect to receive Motor Club stock may be required to take cash for some of their shares if North East stockholders elect to take more than 290,389 shares of Motor Club stock in the aggregate.

     After the merger,  North East will be a  wholly-owned  subsidiary  of Motor
Club.

     This proxy statement/prospectus is being furnished to stockholders of Motor Club by the Motor Club Board of Directors to solicit proxies for use at the special meeting of the stockholders of Motor Club to be held on June ____, 1999. This proxy statement/prospectus is also being furnished to North East stockholders by the North East Board of Directors to solicit proxies for use at the special meeting of the stockholders of North East to be held on June ____, 1999. This proxy statement/prospectus is also a prospectus of Motor Club for the Motor Club shares to be issued upon completion of the merger.

     The merger cannot be completed unless (1) holders of at least 75% of the outstanding shares of North East stock vote to approve the merger, (2) holders of Motor Club stock approve the merger by simple majority vote, and (3) Motor Club issues its shares to the holders of North East stock who properly elect to take Motor Club shares in the merger and pays cash for the remaining North East stock.

     Additionally, an Independent Committee of Motor Club's Board of Directors has approved an alternative plan of financing the merger, to be voted on by the Motor Club stockholders at the Motor Club special meeting. If the alternative plan of financing is approved by a simple majority vote, the percentage of Motor Club's outstanding stock that is held by the members of its Executive Committee could be substantially increased. Completion of the merger is not contingent on approval of the alternative plan of financing.

     This proxy statement/prospectus and the accompanying forms of proxy are being mailed to the stockholders of Motor Club and of North East on or about May ____, 1999.

     See "RISK FACTORS" beginning on page _____ for discussion of certain factors you should consider in evaluating the merger involving your company.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE MERGER OR THE SECURITIES TO BE ISSUED IN THE MERGER, OR DETERMINED THAT THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THE MERGER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this proxy statement/prospectus is _____________, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

     Motor Club and North East file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information they file at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549, as well as at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, NY 10048, and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Filings are also available to the public at a website maintained by the Commission at http://www.sec.gov.

     Motor Club has filed a registration statement on Form S-4 to register with the Commission the Motor Club stock to be issued to North East stockholders in the merger. This proxy statement/prospectus is part of that registration statement. Motor Club and North East are also using this proxy statement/prospectus as a proxy statement for the special meetings of their stockholders. As allowed by the Commission's rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. The Commission allows us to "incorporate by reference" important business and financial information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information that we include in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the Commission. These documents contain important information about Motor Club, North East and their finances.

     The following documents filed with the Commission by Motor Club (File No.0-671) are incorporated in this proxy statement/prospectus by reference:

     1. Motor Club's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

     2.  Motor  Club's  proxy   statement   for  its  1999  Annual   Meeting  of
Stockholders, filed with the Commission on April 30, 1999.

     3. Motor Club's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 13, 1999.

     The following documents filed with the Commission by North East (File No.0-11184) is incorporated in this proxy statement/prospectus by reference:

     1. North East's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

     2. North East's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 13, 1999.

     3. North East's Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1998, filed with the Commission on May ___, 1999.

     We are also incorporating by reference additional documents that we file with the Commission after the date of this proxy statement/prospectus.

     Most of these documents (other than some exhibits) are available to you for free if you call or write to us and ask. You should direct any requests to:

Motor Club of America              North East Insurance Company
95 Route 17 South                  P.O. Box 1418
Paramus, NJ 07653-0931        or   Scarborough, ME  04070-1418
Attn: Chief Financial Officer      Attn: Stockholder Communications
(201) 291-2000                     (207) 883-2232

     To make sure you get these documents before the special meetings, we need to hear from you no later than _____________, 1999.

     Motor Club has supplied all information contained or incorporated in this proxy statement/prospectus relating to Motor Club, and North East has supplied all such information relating to North East, except for information described under "THE MERGER - Opinion of Cochran, Caronia & Co." and "THE MERGER - Opinion of Sandler O'Neill & Partners, L.P.," which was supplied by those firms.

     We have not authorized anyone to give you any information or to make any representations about the merger and other transactions we discuss in this proxy statement/ prospectus other than those contained in this document or in the documents we incorporate by reference. If you are given any information or representations about these matters that is not disclosed or incorporated in this proxy statement/prospectus, you must not rely on that information. This proxy statement/prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this proxy statement/prospectus does not, under any circumstance, mean that there has been no change in the affairs of Motor Club or North East since this document's date. It also does not mean that the information this proxy statement/prospectus or the documents we incorporate by reference are correct after this date.

                                TABLE OF CONTENTS

                                                                        Page

WHERE YOU CAN FIND MORE INFORMATION

QUESTIONS AND ANSWERS ABOUT THE MERGER

SUMMARY

MARKET PRICE AND DIVIDEND DATA

SELECTED HISTORICAL CONDENSED COMBINED
  FINANCIAL  INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL DATA

RISK FACTORS

STOCKHOLDER MEETINGS

VOTING AND PROXY INFORMATION
     Motor Club
     North East
     Proxies

THE MERGER
     Background to the Merger
     Motor Club Reasons for the Merger; Recommendation of Motor Club's
       Board of Directors
     Opinion of Cochran, Caronia & Co.
     North East Reasons For The Merger; Recommendation of North East's
       Board of Directors
     Opinion of Sandler O'Neill & Partners, L.P.
     Certain Federal Income Tax Consequences
     Restrictions on Resales of Securities
     Accounting Treatment
     Regulatory Approvals

THE MERGER AGREEMENT

DISSENTERS' RIGHTS OF APPRAISAL

ALTERNATIVE PLAN OF FINANCING

INTERESTS OF CERTAIN PERSONS IN THE MERGER

MANAGEMENT FOLLOWING THE MERGER

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND  MANAGEMENT

COMPARISON OF RIGHTS OF HOLDERS OF MOTOR CLUB AND
 NORTH EAST COMMON STOCK

STOCKHOLDERS' PROPOSALS

PROXY SOLICITATION

LEGAL MATTERS

EXPERTS

ANNEX A: Agreement and Plan of Merger

ANNEX B: Form of Opinion of Cochran, Caronia & Co.

ANNEX C: Form of Opinion of Sandler O'Neill & Partners, L.P.

ANNEX D: Dissenters Rights Provisions of the Maine Business Corporation Act

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     Q:   WHAT AM I BEING ASKED TO VOTE ON?

     A: You are being asked to vote in favor of the proposed merger of Motor Club's subsidiary, NEIC Insurance Acquisition Corporation, with and into North East. As a result of the merger, North East will become a wholly-owned subsidiary of Motor Club.



For Motor Club stockholders only:

          You are also being asked to vote in favor of an alternative plan of financing the merger. This plan could result in substantially increasing the percentage of Motor Club's stock held by the members of Motor Club's Executive Committee. The merger is not contingent on approval of this plan.



     Q:   WHAT DO I NEED TO DO NOW?

     A: Just indicate on your proxy card how you want to vote, sign and date the proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the stockholders' meetings.

     Q:   CAN I CHANGE MY VOTE?

     A: If you grant a proxy, you may take back your proxy up to and including the day of the stockholders' meeting by following the directions on page ___ (for Motor Club stockholders) or page ____ (for North East stockholders). You may either change your vote or attend the stockholders' meeting and vote in person.

     Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares in accordance with your wishes by following the directions provided by your broker.

     Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

     A: We are working to complete the merger as soon as possible. We hope to complete the merger several weeks after the Motor Club and North East stockholders' meetings, assuming the required stockholder approvals are obtained at the meetings and further assuming that all necessary regulatory approvals have been obtained.



For North East stockholders only:

     Q:   SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

     A: No. After the merger is approved by the stockholders, Motor Club or its exchange agent, First Union National Bank, will send written instructions for exchanging share certificates.

     Q:   WHO CAN ANSWER MY OTHER QUESTIONS?

     A:   If you have more questions about the merger you should contact:

          Motor Club of America              North East Insurance Company
          95 Route 17 South                  P.O. Box 1418
          Paramus, NJ 07653-0931        or   Scarborough, ME  04070-1418
          Attn: Chief Financial Officer      Attn:  Stockholder Communications
          (201) 291-2000                     (207) 883-2232

                                     SUMMARY


     This summary may not contain all of the information that is important to you. To fully understand the merger, you should carefully read the entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers. Please also see "WHERE YOU CAN FIND MORE INFORMATION"(pages ____)

The Companies

     North East Insurance Company. North East was organized as a Maine corporation on August 9, 1965, and began writing property and casualty insurance in Maine in June, 1966. North East has a wholly-owned insurance company subsidiary, American Colonial Insurance Company, which formerly wrote insurance in New York State. North East's principal products are personal and commercial automobile insurance, including both liability and physical damage coverages.
North East also offers other types of insurance, such as general liability, commercial multi-peril, inland marine and fire. It no longer writes homeowners insurance, having withdrawn from this market in 1995. North East's mailing address is P.O. Box 1418, Scarborough, ME 04070-1418. Its telephone number is
(207) 883-2232.

     Motor Club of America. Motor Club is a holding company for subsidiaries that write property and casualty insurance. Motor Club was incorporated in New Jersey in 1933 as "Automobile Association of New Jersey" and is the successor to a New Jersey corporation organized in 1926. The present name was adopted in 1958. Motor Club has two subsidiaries that write property and casualty insurance in the State of New Jersey: Motor Club of America Insurance Company and Preserver Insurance Company. Motor Club of America Insurance Company writes private passenger automobile business, and Preserver writes small commercial, homeowners, and ancillary coverages. Both Motor Club of America Insurance Company and Preserver are New Jersey corporations. Motor Club's mailing address is 95 Route 17 South, Paramus, NJ 07653-0931. Its telephone number is (201) 291-2000.

     NEIC Insurance Acquisition Corporation. NEIC Insurance Acquisition Corporation is organized as a Maine corporation, wholly-owned by Motor Club, and was formed solely for the purpose of merging with and into North East. North East will be the survivor of the merger, and will thereby become a wholly-owned subsidiary of Motor Club.

Stockholder Meetings (page ___)

     Motor Club. You are entitled to vote at the special meeting of Motor Club stockholders if you owned shares of Motor Club stock as of the close of business (5:00 p.m., Eastern Time) on May ____, 1999, the Motor Club record date. On the Motor Club record date, there were 2,116,429 shares of Motor Club stock outstanding and entitled to vote at the Motor Club special meeting.

     The special meeting of Motor Club stockholders will be held on June ____, 1999 at 10:00 a.m. at the Motor Club headquarters, 95 Route 17 South, Paramus, New Jersey. At the Motor Club special meeting, Motor Club stockholders will be asked to:

     1. Approve and adopt the Agreement and Plan of Merger between Motor Club of America and North East Insurance Company, dated as of March 16, 1999; and approve the merger of Motor Club and North East;

     2.   Approve an alternative plan of financing the merger; and

     3. Act on any other matters that may be properly submitted to a vote of the special meeting, or any adjournment thereof.

     This proxy statement/prospectus refers to the Agreement and Plan of Merger (including any amendments) as the "merger agreement."

     New Jersey law does not require Motor Club's stockholders to approve either the merger or the alternative plan of financing. Nevertheless, the Board of Directors of Motor Club has submitted both to a vote of Motor Club stockholders because of their importance to Motor Club. Motor Club will not proceed with the merger unless the merger is approved by the vote of a simple majority of the Motor Club shares present at the Motor Club special meeting. However, completion of the merger does not depend on stockholder approval of the financing plan.

     North East. You are entitled to vote at the North East special meeting if you owned shares of North East stock as of the close of business (5:00 p.m., Eastern Time) on ____________, the North East record date. On the North East record date, there were 3,049,089 shares of North East stock outstanding and entitled to vote at the North East special meeting. The North East special meeting will be held on _____________, 1999, at _____.m. at the offices of Verrill & Dana, LLP, 9th Floor, One Portland Square, Portland, Maine. At the special meeting, North East stockholders will be asked to:

     1.   Approve and adopt the merger agreement and approve the merger; and

     2. Act on any other matters that may be properly submitted to a vote at the North East special meeting, or at any adjournment thereof.

     Under Maine law and North East's Articles of Incorporation, the merger must be approved by a vote of the holders of at least 75% of the shares of North East stock outstanding at the North East record date.

Dissenters' Rights of Appraisal (page ___)

     Motor Club. If you own shares of Motor Club stock, you will not be entitled to exercise appraisal rights under the New Jersey Business Corporation Act, because the corporation merging with North East will be NEIC Insurance Acquisition Corporation, not Motor Club.

     North East. If you own shares of North East stock, you do not vote in favor of the merger, and you follow the required procedures under the Maine Business Corporation Act, you will be entitled, instead of receiving shares of Motor Club stock or cash in the merger, to receive the appraised value of your North East stock. For more information about these procedures, please see page _____.

     We have included as Annex D to this proxy statement/prospectus the full text of Sections 908 and 909 of the Maine Business Corporation Act. These are the sections of Maine law that govern appraisal rights.

The Merger (page ___)

     General. The merger agreement is attached as Annex A to this proxy statement/prospectus. You should carefully read the merger agreement, because it is the legal document that governs the merger.

     What North East Stockholders Will Receive. If the merger is completed, shares of North East stock will, at the individual option of the North East stockholder, be converted into:

     [BULLET]      $3.30 in cash per share of North East stock; or

     [BULLET] 0.19048 shares of Motor Club stock per share of North East stock; or

     [BULLET]      a combination of cash and Motor Club stock.

     However, Motor Club will not issue more than 290,389 shares of its stock, and cash will be paid in lieu of fractional shares. Because of this limitation, if you elect to take Motor Club stock in the merger for some or all of your North East stock, and the North East stockholders elect to take more than 290,389 Motor Club shares in the merger, you may be required to accept cash for some of your North East stock. If this occurs, the Motor Club shares will be allocated on a pro rata basis.

     The value of the Motor Club stock to be received by holders of North East stock may change due to fluctuations in the market price of Motor Club stock. In deciding how to vote their shares on the merger, North East stockholders should get current market quotations for Motor Club stock.

     For more information, please see "RISK FACTORS", page ____.

     Additionally, in the merger, each outstanding option to acquire North East stock that was not granted as an incentive stock option will be converted into:

     [BULLET] cash equal to the excess of the $3.30 per share price over the option's exercise price.

     North East non-incentive stock options are held by current and two former directors of North East.

     Each outstanding option to acquire North East stock that was granted as an incentive stock option, at the option holder's election, will be converted into either:

     [BULLET] cash equal to the excess of the $3.30 per share price over the option's exercise price, or

     [BULLET] an option to purchase an equivalent number of shares of Motor Club stock. The option price for the new Motor Club option will be adjusted to ensure that option holders will not receive any greater economic benefit than they would have received under their existing North East options. This alternative is also subject to certain limitations for tax reasons. For further discussion, please see "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

     [BULLET]  a combination of cash and Motor Club options.

     North East incentive stock options are held only by Ronald A. Libby, North East's Chief Operating Officer.

     The merger will be effective upon the filing of articles of merger with the Maine Secretary of State.

Exchange Procedures.  (page      )

     Prior to the effective time of the merger, Motor Club will mail an election form and other transmittal materials to each person who holds North East stock. The election form will allow each North East stockholder to elect to exchange his or her shares for:

     [BULLET] $3.30 per share of North East stock, [BULLET] 0.19048 of a share of Motor Club stock per share of North East stock, or
     [BULLET] a combination of cash and Motor Club stock specified by the North East stockholder.

However, Motor Club will not issue more than 290,389 shares of its stock, and cash will be paid in lieu of fractional shares.

     Motor Club has retained First Union National Bank to act as exchange agent for the North East stock. Completed election forms must be forwarded to the exchange agent by 5:00 p.m. on the 25th day after the election notice mailing date, or by another election deadline date and time agreed to by Motor Club and North East. A stockholder who does not return a properly executed election form prior to the election deadline will be treated as if he or she had elected to receive cash only.

     After the merger is complete, the exchange agent will send North East stockholders instructions for exchanging their shares. North East stockholders should not send their stock certificates to the exchange agent now.

Recommendation of Motor Club's Board of Directors.  (page ___)

     The Motor Club Board of Directors has unanimously approved the merger agreement, and recommends that holders of Motor Club stock vote "for" the merger and the merger agreement. Motor Club is proposing to acquire North East as part of its strategy to expand and diversify its insurance operations outside of New Jersey.

Opinion of Cochran, Caronia & Co.  (page ___)

     On March 16, 1999, Cochran, Caronia & Co. delivered its opinion to Motor Club's Board of Directors. The opinion, which is subject to a number of qualifications, states that as of that date, the merger consideration was fair, from a financial point of view, to Motor Club. The full text of Cochran, Caronia Co.'s written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by that firm, is attached as Annex B to this proxy statement/prospectus. You should read the opinion carefully in its entirety.

Alternative Plan of Financing (page ___)

     An Independent Committee of Motor Club's Board of Directors has approved an alternative plan of financing the merger, to be voted on by the Motor Club stockholders at the Motor Club special meeting.

     Under this plan, Motor Club would issue one or more series of unsecured debentures for a total principal amount of up to $10 million. Each series would be due on the tenth anniversary of the closing of the merger and will bear interest at a rate equal to 2.5% over the London Interbank Offered Rate, fixed as of the date on which the series is issued. Interest would be paid quarterly, in arrears.

     At the holder's option, the debenture would be convertible at any time, in whole or in part, into a number of Motor Club shares equal to the total principal amount to be converted divided by 130% of the average trading price of Motor Club's common stock over the 20 day period immediately prior to the debenture's issue date.

     The Independent Committee has determined that the terms of this proposal are more favorable to Motor Club than the terms of other financing proposals offered to Motor Club.

     The debentures would be offered only to high net worth individuals, institutional investors, and other "accredited investors" (as defined in Rule
501 under the Securities Act of 1933). Motor Club expects that the members of the Executive Committee of its board of directors will be the debenture offerees. The members of the Executive Committee have advised Motor Club that they will, if this plan of financing is approved by the stockholders, subscribe for up to all of the debentures. There is a substantial likelihood that the Executive Committee will subscribe for all of the debentures offered.

     At current Motor Club stock prices $1,000 of principal of the debentures would be convertible into approximately ____ Motor Club shares. Accordingly, if the Executive Committee members convert a substantial portion of the debentures, their percentage ownership of Motor Club's outstanding stock will increase markedly.

     If Motor Club's stockholders do not approve this alternative plan of financing, Motor Club will obtain merger financing from either of two lenders that have each offered to lend up to $10 million, but at terms less advantageous for Motor Club than those proposed in the alternative plan. Both outside lenders have indicated that they would charge higher interest rates to Motor Club than the alternative plan. These lenders would also require the payment of certain fees to initiate and maintain these credit facilities, while the alternative plan of financing would impose no such fees. Finally, one of the lenders would require Motor Club to pledge the stock of its insurance subsidiaries as security, and such a pledge would require the approval of the New Jersey and Maine insurance regulators. Given the cumulative effect of these costs and requirements (and others described in more detail at page ____), on a comparative basis, the Independent Committee determined that the proposed alternative plan of financing is more favorable to Motor Club.

Recommendation of North East Board of Directors.  (page ____)

     The Board of Directors of North East has unanimously approved the merger agreement, and recommends that the holders of North East stock vote "for" the merger and merger agreement. North East is proposing to merge with Motor Club because of the opportunity it presents for expanding North East's resources and increasing stockholder value.

Opinion of Sandler O'Neill & Partners, L.P..  (page ___)

     Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") has served as financial advisor to North East in connection with the merger and has rendered a written opinion to the North East Board that, as of March 16, 1999, the merger consideration is fair, from a financial point of view, to the stockholders of North East. The opinion of Sandler O'Neill is attached as Annex C to this proxy statement/prospectus. Stockholders are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and the qualifications and limitations on the review undertaken in connection therewith.


Conditions to the Merger. (page ___)

     Each  party's   obligation  to  complete  the  merger  is  subject  to  the satisfaction of several conditions including:

     [BULLET]  Approval  of  the  merger   agreement   and  the  merger  by  the
               stockholders of North East and of Motor Club.

     [BULLET] Receipt of all governmental approvals and other consents necessary to complete the merger.

     [BULLET] Approval of listing the Motor Club shares to be issued in the merger on the NASDAQ Stock Market.

     [BULLET] Absence of any court order or other legal restraint enjoining or preventing the merger.

     [BULLET] Continued effectiveness of the registration statement of which this proxy statement/prospectus is a part.

     The obligation of Motor Club to complete the merger and the transactions contemplated by the merger agreement is also subject to the satisfaction or waiver of each of the additional conditions, such as:

     [BULLET] The representations and warranties of North East in the merger agreement are true and accurate as of the closing of the merger.

     [BULLET]  Performance of all pre-closing obligations of North East.

     [BULLET] Absence of any pending or threatened suit or other proceeding that would restrain or prohibit the merger, or that would impair Motor Club's future ownership and operation of North East's business.

     [BULLET] Absence of any material adverse change in the business or finances of North East and its subsidiaries, taken as a whole.

     The obligation of North East to consummate the merger and the transactions contemplated by the merger agreement is also subject to the satisfaction or waiver of each of the additional conditions, such as:

     [BULLET] The representations and warranties of Motor Club in the merger agreement are true and accurate as of the closing of the merger.

     [BULLET] Performance of all pre-closing  obligations of Motor Club and NEIC
              Insurance Acquisition Corporation.

     [BULLET] Absence of any pending or threatened suit or other proceeding that would restrain or prohibit the completion of the merger, or Motor Club's ownership and operation of its business, or of North East's business following the merger.

     [BULLET] Deposit of the merger consideration with the exchange agent.

     [BULLET] Absence of any material adverse change in the business or finances of Motor Club (and its subsidiaries other than NEIC Insurance Acquisition Corporation), taken as a whole.

 Regulatory Approvals.  (page ___)

     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act, which provides that certain transactions may not be completed until required information is submitted to the Antitrust Division of the Department of Justice and the Federal Trade Commission. Motor Club and North East filed the requisite information on May ___, 1999.

     The merger must also be approved by the Maine Bureau of Insurance and the New York Insurance Department. Applications to each such state regulatory agency have been filed.

Certain Federal Income Tax Consequences.  (page ___)

     The merger will not qualify as a tax-free transaction under the Internal Revenue Code. This means that North East stockholders will have to pay tax on all of the cash and Motor Club stock they receive in the merger. Due to the individual nature of the tax consequences of the merger, North East stockholders should consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the merger.

Accounting Treatment.  (page ___)

     The merger will be treated as a purchase for accounting and financial reporting purposes.

Management Following the Merger.  (page ___)

     Upon completion of the merger, the Board of Directors of North East will consist of the current Motor Club Board of Directors and Ronald A. Libby, the Chief Operating Officer of North East. The Motor Club Board of Directors will remain unchanged.

Termination.  (page ___)

     Motor Club and North East can agree at any time to terminate the merger agreement without completing the merger, even if the stockholders of Motor Club and North East have approved it.

     Also, either Motor Club or North East can terminate the merger agreement if any of the following occur:

     [BULLET] any court or governmental agency issues a final order prohibiting the merger;

     [BULLET]  the merger is not completed by July 15, 1999;

     [BULLET]  the other party's stockholders fail to approve the merger; or

     [BULLET] the other party materially breaches any of its covenants or agreements under the merger agreement, and fails to cure within 10 days' notice.

     Motor Club may also terminate the merger agreement if:

     [BULLET] North East's Board of Directors withdraws its approval of the merger, or recommends that its stockholders approve an alternative transaction with a different party; or

     [BULLET] Motor Club  discovers  facts that would cause the merger to have a
              material   adverse   effect on Motor  Club,  any of  Motor Club's
              subsidiaries, or (after the merger) North East.

     North East may also terminate the merger agreement if both of the following occur:

     [BULLET] North East receives a proposal for an alternative transaction with a different party that, in the good faith judgment of North East's Board of Directors, is more favorable to North East's stockholders than the merger with Motor Club, and

     [BULLET] North East's Board of Directors determines in good faith that its fiduciary obligations to North East's stockholders require it to terminate the merger agreement as a result of that proposal.

Termination Fee.  (page ___)

     Payable by Motor Club. If Motor Club terminates the merger agreement for any reason other than as described above at "Termination", it must pay North East a termination fee of $200,000

     Payable by North East. North East must pay Motor Club a termination fee of:

     [BULLET] $300,000 if the merger agreement is terminated because North East's Board of Directors has withdrawn or modified its approval after receiving a proposal for an alternative transaction with a different party.

     [BULLET] $200,000 if North East terminates the merger agreement for any reason other than: (a) described above at "Termination", or (b) because of an alternative transaction.

Interests of Certain Persons in the Merger.  (page ___)

     North East. Members of North East's Board of Directors and North East's management have interests in the merger that are in addition to their interests as North East stockholders. These additional interests arise from executives' employment contracts, an agreement to continue one executive's employment by North East after the merger, the exchange in the merger of outstanding North East incentive stock options for cash and/or options for Motor Club common shares, and the exchange in the merger of outstanding North East non- incentive stock options for cash.

     Officers and directors of North East have vested options with exercise prices set in each case as of the date of grant. These options have exercise prices between $ 1.625 and $ $2.875 per share. On May 6, 1999, there were 359,998 vested options. In addition, 40,000 options with an exercise price of $2.375 will vest upon consummation of the merger. Of the 399,998 total options, 299,998 will be exchanged for cash equal to the excess of $3.30 over each option's exercise price for a total cash amount of $393,062. The remaining 100,000 options, all of which were granted as incentive stock options to Ronald A Libby, North East's Chief Operating Officer, have a $2.375 exercise price, and will be exchanged at his election for:

     [BULLET] cash equal to the excess of $3.30 over the option's exercise price
              (for a total of $92,500),
     [BULLET] options to purchase substantially equivalent options to purchase
              Motor Club stock, or
     [BULLET] a combination of the above.

     Two officers of North East (one of whom is also a director) and one former officer of North East have agreements which, may provide certain cash payments and continuation of benefit plans upon termination of employment, if certain conditions are met.

     The members of the North East Board of Directors knew about these additional interests, and considered them, when they approved the merger agreement and the merger.

     Motor Club. Under the alternative plan of merger financing proposed to Motor Club stockholders, Motor Club would issue one or more series of convertible, unsecured debentures, for a total principal amount of up to $10 million. Each series would be due on the tenth anniversary of the closing of the merger and will bear interest at a rate equal to 2.5% over the London Interbank Offered Rate, fixed as of the date on which the series is issued. The debentures would be offered only to high net worth individuals, institutional investors and other "accredited investors" (as defined in Rule 501 under the Securities Act of 1933). The offering would be structured to be exempt from the registration requirements of the Securities Act of 1933. For a more detailed description of the proposal, please see "ALTERNATIVE PLAN OF FINANCING" at page ___ below.

     Motor Club expects that the members of the Executive Committee of its board of directors will be the debenture purchasers.

     If the Executive Committee members were to purchase and convert all $10 million of the debentures offered, at Motor Club's closing stock price on __________, 1999they would receive approximately_______ Motor Club shares. Depending on how many shares of Motor Club stock are issued in the merger, it is possible that the members of the Executive Committee could increase their aggregate percentage stock ownership from the current 42.2% to over 50%.

Comparative  Rights of Holders of North East Stock and Motor Club  Stock.  (page
___)

     Rights of North East stockholders are currently governed by Maine law and North East's Articles of Incorporation and Bylaws. The rights of Motor Club stockholders are governed by New Jersey law and Motor Club's Certificate of Incorporation and Bylaws. After the merger, North East stockholders who elect to take Motor Club stock in the merger will become stockholders of Motor Club and their ownership interest will be governed by New Jersey law and Motor Club's Certificate of Incorporation and Bylaws.

                 MARKET PRICE AND DIVIDEND DATA

Motor Club

     Motor Club stock is traded under the symbol "MOTR" on the Nasdaq Stock Market. Motor Club has not paid its stockholders dividends in the last five years. The declaration and payment of future dividends is at the sole discretion of the Motor Club Board of Directors and the amount, if any, depends upon the earnings, financial condition and capital needs of Motor Club and other factors, including restrictions arising from state laws and regulations to which Motor Club and its subsidiaries are subject.

North East

     The North East stock is traded under the symbol "NEIC" on the Nasdaq SmallCap Market. North East has never paid cash dividends. The declaration and payment of future dividends is at the sole discretion of the North East Board of Directors and the amount, if any, depends upon the earnings, financial condition and capital needs of North East and other factors, including restrictions arising from state laws and regulations to which North East and its subsidiaries are subject. Currently, Maine insurance regulations prohibit North East from paying any dividends.

     The table below sets forth, for the fiscal quarters indicated, the high and low sale prices for the Motor Club stock and North East stock as reported by Nasdaq.





                                    Motor Club                    North East
                                 Price Per Share               Price Per Share
Year ended December 31, 1996    High       Low              High         Low

First Quarter                   7.00       6.38             1.81         1.00

Second Quarter                  8.25       6.50             2.00         1.25

Third Quarter                   9.38       7.13             2.13         1.50

Fourth Quarter                  9.63       7.75             2.25         1.50

Year ended December 31, 1997

First Quarter                   11.63      9.50             2.94         2.00

Second Quarter                  14.50      9.88             2.81         1.94

Third Quarter                   14.50      11.88            3.50         2.06

Fourth Quarter                  14.50      12.25            3.19         2.00

Year ended December 31, 1998

First Quarter                   17.50      13.63            2.88         2.44

Second Quarter                  17.63      15.00            3.13         2.63

Third Quarter                   15.75      10.00            2.94         1.75

Fourth Quarter                  15.25      11.50            2.88         1.63

Year ended December 31, 1999
                                    Motor Club                  North East
                                 Price Per Share             Price Per Share
First Quarter                   14.88      13.00            3.00         2.25



     On January 25, 1999, the last full trading day prior to the announcement of the proposed merger, the reported Nasdaq closing price of the Motor Club stock was $14.00 per share. On _____________, 1999, the most recent available date prior to the date of this proxy statement/prospectus, the reported closing price of the Motor Club stock was $_____ per share.

     On January 25, 1999, the reported Nasdaq last sale price of the North East stock was $2.25 per share. On _________, 1999, the most recent available date prior to the date of this proxy statement/prospectus, the reported last sale price of the North East stock was $______ per share.

          SELECTED HISTORICAL COMBINED CONDENSED FINANCIAL INFORMATION

     The selected historical financial information of Motor Club and North East presented herein has been derived from either the audited consolidated financial statements of Motor Club and North East which are incorporated by reference herein, or have been derived from audited consolidated financial statements previously filed with the Commission but not incorporated by reference in this proxy statement/prospectus. With respect to North East, certain financial information has been reclassified to conform to Motor Club's presentation. The information shown below should be read in conjunction with the historical consolidated financial statements of each of Motor Club and North East, including the respective notes thereto, which are incorporated by reference in this proxy statement/prospectus. See "WHERE YOU CAN FIND MORE INFORMATION."


            MOTOR CLUB OF AMERICA SELECTED HISTORICAL FINANCIAL DATA
                (Amounts in thousands, except per share amounts)

                                                    Years ended December 31,
                                       1998       1997        1996       1995     1994
                                          (in thousands, except as to per share data)

Operating Results:
Revenues from operations             $ 53,347  $ 51,102    $46,525   $36,703    $29,471
Realized gains (losses) on sale
 of investments                            28       -            5        57        (43)
Realized gain on sale of
 subsidiary                               -         -          702       -          -
Net investment income                   4,305     3,595      3,087     2,764      2,730
Total revenues                       $ 57,680  $ 54,697    $50,319   $39,524    $32,158
Income before
  federal income taxes               $  5,719  $  4,630    $ 3,297   $ 2,455    $ 5,039
Net income                           $  4,256  $  3,483    $ 5,330   $ 2,417    $ 5,035

Financial Condition:

Total assets                         $131,013  $101,347    $95,533   $81,959    $79,172
Shareholders' equity                 $ 27,824  $ 23,001    $18,786   $14,081    $10,546

Per Common Share:

Net income - Basic                   $  2.02   $   1.68    $  2.61   $  1.18    $  2.46
Net income - Diluted                 $  2.01   $   1.66    $  2.56   $  1.17    $  2.46
Book Value                           $ 13.15   $  10.98    $  9.17   $  6.89    $  5.16

Weighted average number of
  shares outstanding:
  Basic                            2,108,722  2,074,473  2,045,590 2,043,197  2,043,004
  Diluted                          2,121,366  2,102,395  2,081,080 2,061,791  2,043,004

Significant Insurance Indicators:

Net premiums written                 $64,303   $ 51,680    $47,337   $38,073    $31,797
Loss and loss expense ratio            68.6%       65.1%      64.5%     58.7%      54.8%
Expense ratio                          29.1%       33.3%      37.9%     43.9%      39.3%
Combined ratio                         97.7%       98.4%     102.4%    102.6%      94.1%


                          NORTH EAST INSURANCE COMPANY
                       SELECTED HISTORICAL FINANCIAL DATA

                (Amounts in thousands, except per share amounts)


                                                    Years ended December 31,
                                       1998       1997        1996       1995     1994
                                          (in thousands, except as to per share data)
Operating Results:
Revenues from operations             $ 12,580  $ 11,980    $ 6,521   $ 7,350    $10,764
Realized gains (losses) on sale
 of investments                            54        35         57      (226)      (473)
Net investment income                     871       764      1,042     1,299      1,531
Total revenues                       $ 13,505  $ 12,779    $ 7,620   $ 8,423    $11,822
Income before
  Federal income taxes               $    222  $    466    $ 1,306   $   763    $  (948)
Net income (loss)                    $    158  $    289    $ 3,375   $   748    $  (948)

Financial Condition:

Total assets                         $ 33,631  $ 32,812    $32,559   $34,484    $34,335
Shareholders' equity                 $ 10,257  $  9,986    $ 9,325   $ 6,421    $ 3,199

Per Common Share:

Net income (loss) - Basic            $   0.05  $   0.10    $  1.13   $  0.25    $ (0.32)
Net income (loss) - Diluted          $   0.05  $   0.09    $  1.13   $  0.25    $ (0.32)
Book Value                           $   3.36  $   3.28    $  3.11   $  2.15    $  1.07

Weighted average number of
  shares outstanding:
  Basic                             3,048,138 3,022,898  2,994,265 2,992,314  2,990,490
  Diluted                           3,124,489 3,098,235  2,994,265 2,992,314  2,990,490

Significant Insurance Indicators:

Net premiums written                 $ 14,286  $ 14,712    $ 6,354   $ 6,277    $10,475

Loss and loss expense ratio              66.4%     56.8%      53.7%     54.2%      77.8%
Expense ratio                            39.2%     46.0%      43.1%     50.0%      40.8%
Combined ratio                          105.6%    102.8%      96.8%    104.2%     118.6%

                               UNAUDITED PROFORMA
                   CONDENSED COMBINED FINANCIAL STATEMENTS OF
             MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY


     The following unaudited pro forma financial statements combine the historical consolidated balance sheets and statements of income of Motor Club and North East, including their respective subsidiaries, after giving effect to the merger. These statements are prepared using the purchase method of accounting for the merger, in accordance with Generally Accepted Accounting Principles, and are based on the assumptions set forth in the notes thereto. The unaudited pro forma condensed combined balance sheet at December 31, 1998 gives effect to the merger as if it had occurred at December 31, 1998. The unaudited pro forma condensed combined statement of income for the year ended December 31, 1998 gives effect to the merger as if it had occurred on January 1, 1998.

     The following unaudited pro forma financial information has been prepared from, and should be read in conjunction with, the audited historical consolidated financial statements and related notes thereto of Motor Club and North East, which are incorporated by reference herein.

     The unaudited proforma condensed combined financial information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the proforma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

             MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1998
                                   __________


                                                    Historical
                                               Motor           North       Pro Forma     Pro Forma
                                               Club            East       Adjustments    Combined
     ASSETS

Investments                                 $75,951,241     $17,692,183  $ 4,578,065  $ 98,221,489
Cash and cash equivalents                     2,773,427         310,937                  3,084,364
Premiums receivable                          20,401,069       6,367,423                 26,768,492
Reinsurance balances receivable              19,234,277       4,418,549                 23,652,826
Deferred policy acquisition costs             8,708,329       1,856,230                 10,564,559
Prepaid reinsurance premiums                  1,015,581         765,934                  1,781,515
Deferred tax asset                              -             1,671,040      (71,232)    1,599,808
Fixed assets, net                             1,671,902         249,982     (249,982)    1,671,902
Other assets                                  1,256,950         298,694                  1,555,644
          Total assets                     $131,012,776    $ 33,630,972  $ 4,256,851  $168,900,599

     LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Losses and loss expenses                    $58,335,143     $12,969,074               $ 71,304,217
Unearned premiums                            30,733,144       8,370,294                 39,103,438
Reinsurance premium balances payable            -               761,044                    761,044
Other liabilities                            10,163,520       1,273,693      750,000    12,187,213
Note payable                                  3,000,000         -                        3,000,000
Convertible subordinated debenture              -               -        $10,000,000    10,000,000
Excess of net assets acquired over cost         -               -            738,657       738,657
Deferred tax liability                          957,440         -                          957,440
          Total liabilities                 103,189,247      23,374,105   11,488,657   138,052,009
Shareholders' Equity:
Common Stock                                  1,058,215       3,049,089   (2,903,894)    1,203,410
Paid in additional capital                    1,996,954       6,407,132   (2,777,266)    5,626,820
Accumulated other comprehensive income
 (loss)                                      (3,422,387)        268,255     (268,255)   (3,422,387)
Retained earnings                            28,190,747         532,391   (1,282,391)   28,190,747
    Total Shareholders' Equity               27,823,529      10,256,867   (7,231,806)   30,848,590
    Total Liabilities and
      Shareholders' Equity                 $131,012,776    $ 33,630,972  $ 4,256,851  $168,900,599




                 The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

             MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   __________


                                          Historical
                                     Motor         North         Pro Forma      Pro Forma
                                     Club          East         Adjustments      Combined
  REVENUES
Insurance premiums               $53,175,663    $12,580,432                    $65,756,095
Net investment income              4,304,507        870,548                      5,175,055
Realized gains on
 sales of investments (net)           28,545         54,272                         82,817
Other revenues                       171,171         -                             171,171
     Total revenues               57,679,886     13,505,252                     71,185,138




  LOSSES AND EXPENSES

Losses and loss expenses
  incurred                        36,479,591      8,357,673                     44,837,264
Amortization of deferred
  policy acquisition costs        13,375,221      3,571,626                     16,946,847
Interest expense                     -              -             $757,125         757,125
Other operating expenses           2,105,668      1,354,430       (147,731)      3,312,367
     Total losses and expenses    51,960,480     13,283,729        609,394      65,853,603
Income before Federal income
  taxes                            5,719,406        221,523       (609,394)      5,331,535
Provision for Federal
  income taxes                    (1,463,615)       (63,836)       207,194      (1,320,257)

Net income                       $ 4,255,791    $   157,687      ($402,200)    $ 4,011,278

Net Income per common share:
Basic                                  $2.02          $0.05                          $1.67
Diluted                                $2.01          $0.05                          $1.49

Weighted average common and potential common shares outstanding:

Basic                              2,108,722      3,048,138                      2,399,111
Diluted                            2,121,366      3,124,489                      3,022,519


             MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY
                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                   __________

Note A - Basis of Presentation:

     The unaudited pro forma condensed combined balance sheet and pro forma condensed combined statement of income reflect an assumed combination of:
     1) 50% of the outstanding shares of North East based upon an exchange ratio of 0.19048 of a share of Motor Club stock for each outstanding share of North East; and 2) the remaining outstanding shares and all other dilutive shares of North East presently issued but not outstanding based upon a cash price of $3.30 per share. The total purchase price is therefore assumed to be approximately $9.2 million. The ultimate actual purchase price is subject to the election of the North East stockholders and the portion of the purchase price paid in cash and Motor Club stock is subject to aggregate limits as defined in the merger agreement. The final purchase price may therefore be different than that depicted herein.

     North East's stockholders' equity has been eliminated in the unaudited pro forma combined balance sheets for the periods shown.

     With respect to North East, certain accounts have been reclassified in the financial statements to conform to Motor Club's presentation.

Note B - Excess of Net Assets Acquired Over Cost:

     Under the purchase method of accounting for business combinations, the total purchase price is allocated to the acquired assets and liabilities based on their fair values. Any differences between the excess of the fair value of North East's net assets acquired over the cost of the transaction is recorded as a deferred credit, after application to all non- current assets. The deferred credit recorded in the balance sheet is after application of $250,000 to North East's non-current assets and will be amortized on a straight-line basis over five years after the merger.

Note C - Borrowing and Related Party Transactions:

     As part of the financing of the merger, Motor Club expects to borrow $10 million in one or more Convertible Subordinated Debentures in addition to using cash on hand. The debentures are assumed to have an interest rate of approximately 7.57%, based upon the six-month London Interbank Offered Rate plus 250 basis points, and are assumed convertible at any time, in whole or in part, into a number of Motor Club shares equal to the principal amount to be converted divided by 130% of the average trading price of Motor Club's common stock over the 20-day period immediately prior to the debenture issue date. Based upon the closing share price of Motor Club common stock on May 6, 1999, the entire $10 million of debentures would be convertible into 591,716 shares of Motor Club common stock at $16.90 per share.


             MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY
                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                   __________

Note C - Borrowing and Related Party Transactions (Continued):

     The debentures are being subscribed to by three of Motor Club's directors ("Ownership Group"), who owned 42.2% of its outstanding common stock at December 31, 1998. On a proforma basis, which includes the maximum number of shares issuable to North East stockholders in connection with the merger, the Ownership Group would own 49.0% of Motor Club's outstanding common stock upon such conversion of the entire $10 million of debentures.

Note D - Federal Income Taxes:

     At December 31, 1998, North East had net operating loss and capital loss carryforwards (the "Carryforwards") of $4,720,000 which expire in varying amounts between 1999 and 2013.

     Pursuant to Section 382 of the Internal Revenue Code, North East's Carryforwards are subject to certain limitations based upon the total purchase price paid, times an interest rate stipulated by the United States Government (the "Limitation"). An annual Limitation of $439,000 has been estimated.

     The North East net deferred tax asset has been reduced by approximately $71,200 in the pro forma balance sheet presented at December 31, 1998. This reflects a decrease in the deferred tax asset attributable to the Carryforwards which Motor Club management believes is necessary based upon the estimated application of the Limitation under Section 382, adjusted for those Carryforwards which will be fully utilized prior to their expiration.

Note E - Merger-Related and Integration-Related Expenses:

     Merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and other related charges, are estimated to be approximately $750,000. These fees and expenses have been reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 1998. These charges are not reflected in the unaudited pro forma condensed combined statement of income or the pro forma combined per share data.




             MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY
                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                                   __________

Note E -  Merger-Related and Integration-Related Expenses (Continued):

     It is estimated that costs of approximately $750,000 will be incurred for severance and other integration-related expenses, including the elimination of duplicate operations and related workforce reductions. These expenditures are necessary to reduce costs and operate efficiently. The unaudited pro forma condensed combined financial statements reflect neither the impact of these charges nor the benefits from the expected efficiencies. The costs for severance and other integration-related expenses will be charged to operations in the periods the obligations occur.

Note F - Earnings per Share:

     The weighted average number of outstanding common shares has been adjusted to reflect the additional Motor Club shares which are assumed to be issued to North East stockholders as described in Note A. The weighted average number of potential outstanding common shares has been adjusted to reflect the conversion of the debentures described in Note C. Net income available to common shareholders for purposes of the diluted earnings per share computation excludes interest expense (net of tax) applicable to the debentures.

                                  RISK FACTORS

     You should consider the following risk factors when deciding whether to vote in favor of the merger agreement and the merger and (in the case of North East stockholders) in electing to receive Motor Club shares in the merger. You should consider these risk factors together with the other information included or incorporated by reference in this proxy statement/prospectus.

Possible Reduction of the Number of Motor Club Shares that North East Stockholders May Receive in the Merger

     A North East stockholder may choose to convert North East stock into $3.30 cash per share of North East stock, 0.19048 of a share of Motor Club stock per share of North East stock, or a combination of both. The merger agreement provides that Motor Club will not issue more than 290,389 shares of its stock in the merger, and that cash will be paid in lieu of fractional shares. Therefore, North East stockholders who choose to convert all or part of their North East shares into Motor Club stock will be required to take $3.30 in cash for some of their shares if the North East stockholders choose to take more than 290,389 shares of Motor Club stock in the aggregate.

Potential Fluctuation in Value of Motor Club Stock to be Issued in the Merger

     The number of Motor Club shares that a North East stockholder may receive in the merger is fixed at 0.19048 of a Motor Club share for each North East share. This exchange ratio will not be adjusted for any changes in the market price of either Motor Club's or North East's stock. The value of the Motor Club shares that a North East stockholder receives in the merger will depend on the Motor Club market price at the time. The Motor Club shares received may be worth less than at the date of the North East stockholders meeting, and/or less than $3.30 per North East share exchanged.

Geographic and Product Line Concentration

     Motor Club and North East each provide a limited range of insurance products in limited geographic areas. Motor Club has two subsidiaries, Motor Club of America Insurance Company and Preserver Insurance Company, which write property and casualty insurance in New Jersey. Motor Club of America Insurance Company writes private passenger auto insurance, which accounts for approximately 75% of Motor Club's total premiums. Preserver writes small commercial, homeowners and ancillary insurance and accounts for approximately 25% of Motor Club's premiums. North East writes property and casualty insurance in Maine. Personal and commercial automobile insurance accounts for approximately 91% of North East's premiums, and general liability, commercial multi-peril, inland marine, and fire insurance account for approximately 9% of its total premiums.

     Motor Club's and North East's emphasis on automobile insurance in two states concentrates the types of underwriting risks to which the companies are exposed. The concentration of risk increases the potential impact that unexpected changes in statutes, regulations, weather conditions, the age of policyholders and similar factors can have on either company's total financial performance and financial condition.

     For example, recent changes in New Jersey laws regarding personal automobile insurance have required insurers including Motor Club to reduce rates and have restricted their ability to cancel insureds for underwriting reasons. Severe winters in Maine can cause an increase in the number of auto accidents.

     If such concentrated risks coincide, they would have an adverse effect on Motor Club's financial performance and condition.

Reliance on Independent Insurance Agents

     North East has marketed, and after the merger will continue to market, its insurance products through approximately 154 independent insurance agents and brokers. In 1998, one group of affiliated agents accounted for 11% of North East's direct premiums written, a second group accounted for 9%, a third group accounted for 5%, and all other agents accounted for less than 5% each. Although North East believes it has a good relationship with its independent agents, it is possible that those relationships will not continue after the merger, or that those agents will not continue to produce new and renewal business for North East at prior levels. The loss of a significant portion of that business after the merger would have an adverse effect on Motor Club's financial performance and financial condition.

Risks Associated with Automobile Insurance in New Jersey

     New Jersey insurance laws have required insurance companies to participate in involuntary insurance programs for automobile insurance. Those programs have included joint underwriting associations, assigned risk plans, fair access plans and reinsurance facilities. Generally, insurers that write automobile insurance covered by these programs must either provide insurance coverage for persons who cannot obtain insurance in the voluntary market, or pay another insurer to provide the coverage. Motor Club's auto insurance subsidiary, Motor Club of America Insurance Company, has participated in the New Jersey Personal Automobile Insurance Plan, an assigned-risk plan, since 1997 by paying $0.19 of each assigned premium dollar to another insurer, which then directly provides the coverage and thereby relieves Motor Club of the associated risk of loss.

     Loss ratios under these involuntary programs historically have been greater than loss ratios in the voluntary market. Consequently, these regulatory requirements have, at times, adversely affected the profitability of the personal automobile insurance written by New Jersey auto insurance companies such as Motor Club's auto insurance subsidiary.

     In 1997 and 1998, New Jersey enacted personal automobile insurance statutes that require insurers including Motor Club to reduce their premium rates by 15% and restrict their ability to cancel policies. Although these statutes include provisions intended to reduce claims costs, it is not known whether or to what extent those cost savings will offset the required premium rate reductions.

Restrictions on Insurance Holding Company Dividend Income

     Motor Club relies on dividends from its operating subsidiaries as a source of cash to meet its debt service obligations, which will include those associated with financing the merger. Motor Club's two present subsidiaries Motor Club of America Insurance Company and Preserver Insurance Company are domiciled in New Jersey. North East will continue to be domiciled in Maine.

     The insurance laws of New Jersey and of Maine place restrictions on the ability of their domestic insurers to pay dividends. Under New Jersey law, neither Motor Club of America Insurance Company nor Preserver Insurance Company may pay a dividend that exceeds the greater of 10% of its statutory surplus as of the prior December 31, or its adjusted net income for the preceding year, unless prior regulatory approval is obtained. As of December 31, 1998, approximately $1.4 million and $1.1 million would be available without regulatory approval for 1999 dividends from Motor Club of America Insurance Company and Preserver Insurance Company, respectively. During 1998, Motor Club of America Insurance Company paid $1 million in dividends to Motor Club, and Preserver Insurance Company paid no dividends to Motor Club. In 1996 and 1997, neither subsidiary paid any dividends to Motor Club.

     Under Maine law, North East may pay cash dividends only from the part of its available accumulated statutory unassigned deficit that is derived from North East's net realized capital gains and the net realized operating profits of its insurance business. Further, North East may not pay dividends or make any other distribution that exceeds the greater of 10% of its surplus to policyholders as of the prior December 31, or its net investment income as of the prior December 31, unless prior regulatory approval is obtained. North East has never paid dividends. Based on its current accumulated statutory unassigned deficit, North East currently may not pay any dividends.

     Although Motor Club expects that its New Jersey insurer subsidiaries will be able to pay sufficient dividends, a future inability of either or both of them to pay dividends would adversely effect Motor Club's ability to meet its debt service obligations.

Risks Related to Year 2000 Issues

     Year 2000 issues arise from the inability of some computer systems to properly recognize and handle dates after December 31, 1999. Like other insurance companies, Motor Club, its present subsidiaries, and North East rely on date-sensitive calculations that are generated by their computer systems to determine premium revenues, verify claims, make timely and correct billings, monitor reinsurance, calculate agents' commissions, and other matters. They also depend on information supplied and processed by outside vendors.

     If the computer systems of Motor Club, its outside vendors, or after the merger North East fail to properly process or calculate date-sensitive information, Motor Club's operations, profitability and financial condition could be seriously interrupted or impaired. Although Motor Club and North East believe their computer systems and the computer systems of their agents and outside vendors will be Year 2000 compliant by the required dates, any failure or insufficient compliance of their systems would adversely effect Motor Club's operations, financial condition and profitability.

Forward-Looking Statements and Information

     This proxy statement/prospectus contains "forward-looking statements" within the meaning of the federal securities laws. The words "anticipates", "estimates", "projects", "forecasts", "goals", "expects", "intends", and similar expressions identify forward-looking statements. Numerous factors such as those listed below could cause Motor Club's and/or North East's actual financial and operating results to differ materially from those contained in forward-looking statements:

     [BULLET] changes in interests rates
     [BULLET] changes in the performance of financial markets
     [BULLET] changes in laws and regulations affecting insurance companies [BULLET] competition
     [BULLET] changes  in  competitors'   premium  rates
     [BULLET] changes  in consumer  preferences
     [BULLET] consolidations among insurance companies or insurance agents [BULLET] Year 2000 non-compliance
     [BULLET] weather conditions.

Factors that could delay or prevent the completion of the merger include:

     [BULLET] failure to obtain the  required  approval  of Motor  Club's or of
              North East's stockholders
     [BULLET] failure or delay in obtaining regulatory approvals
     [BULLET] withdrawal  by  Motor  Club's  or  North  East's  Board  of
              Directors of its endorsement of the merger a material adverse change in the condition of Motor Club or North East.

                       STOCKHOLDER MEETINGS

     This proxy statement/prospectus is being furnished to the stockholders of Motor Club and of North East in connection with the solicitation of proxies by the Motor Club Board of Directors for use at the Motor Club special meeting and all adjournments thereof, and by the North East Board of Directors for use at the North East special meeting and all adjournments thereof.

     At the Motor Club special meeting, Motor Club stockholders will be asked to consider and vote upon (1) a proposal to approve the merger agreement and the merger, and (2) a proposal to approve an alternative plan of financing the merger through the issuance by Motor Club of up to $10,000,000 principal amount of unsecured convertible debentures due on the tenth anniversary of the closing of the merger. Please see "ALTERNATIVE PLAN OF FINANCING."

     At the North East special meeting, the holders of North East stock will be asked to consider and vote upon a proposal to approve the merger agreement and the merger.

     A copy of the merger agreement (without the schedules thereto) is attached as Annex A to this proxy statement/prospectus.

     A representative of PricewaterhouseCoopers LLP, independent auditors of Motor Club, will be present at the Motor Club special meeting, and a representative of PricewaterhouseCoopers, LLP independent auditors of North East, will be present at the North East special meeting, and they will have an opportunity to make statements, if they wish, and to respond to appropriate questions raised at such special meetings.

                          VOTING AND PROXY INFORMATION

     Motor Club. The Motor Club Board of Directors has fixed the close of business on May ____, 1999 as the Motor Club record date for determining the holders of Motor Club stock entitled to receive notice of and to vote at the Motor Club special meeting or any adjournments thereof. At the close of business on the Motor Club record date, there were 2,116,429 shares of Motor Club stock outstanding. As of that date, those shares of Motor Club stock were held by approximately 480 stockholders of record. The presence in person or by proxy of holders of record of shares representing a majority of the total issued and outstanding shares of the Motor Club stock will constitute a quorum at the Motor Club special meeting.

     Under New Jersey law, approval of the proposal to approve the merger agreement, the merger, and the alternative plan of financing the merger is not required of the Motor Club stockholders. The Board of Directors of Motor Club has determined to submit the merger agreement and the alternative plan of financing for stockholder approval given their importance to Motor Club stockholders. The affirmative vote of the majority of the shares held by Motor Club stockholders and present at the Motor Club special meeting will be required to approve the merger and the alternative plan of financing the merger. However, stockholder approval of that alternative plan is not required for Motor Club to complete the merger. If the Motor Club stockholders do not approve the alternative financing plan, Motor Club will obtain necessary financing through other lenders.

     The holders of Motor Club stock are entitled to one vote per share on all matters properly brought before the Motor Club special meeting. Votes may be cast in person or by proxy.

     As of the Motor Club record date, directors and executive officers of Motor Club and their affiliates had the right to vote 952,915 shares of Motor Club stock representing in the aggregate approximately 42.2% of the outstanding shares of Motor Club stock as of the Motor Club record date. The directors and executive officers of Motor Club who hold such shares have informed Motor Club that they intend to vote all such shares in favor of the approval and adoption of the merger agreement.

     Any Motor Club stockholder who signs and returns a proxy may revoke it at any time before it has been voted at the Motor Club special meeting by (i) delivering to the Secretary of Motor Club written notice of its revocation, (ii) executing and delivering to the Secretary of Motor Club a proxy bearing a later date or (iii) attending the Motor Club special meeting and voting in person.
Attendance at the Motor Club special meeting will not in and of itself constitute a revocation of any proxy given to Motor Club. Written notice of revocation should be sent to Motor Club at Motor Club of America, 95 Route 17 South, Paramus, New Jersey 07653-0931, Attention: Peter K. Barbano, Secretary and Vice President. All properly executed proxies, if received in time for voting and not revoked, will be voted in accordance with the instructions specified, or, if no instructions are specified, will be voted for the approval of the merger agreement and the merger.

     North East. The North East Board of Directors has fixed the close of business on ____________, 1999 as the North East record date for determining the holders of North East stock entitled to receive notice of and to vote at the North East special meeting or any adjournments or postponements thereof. At the close of business on the North East record date, there were outstanding 3,049,089 shares of North East stock. As of such date, the shares of North East stock were held by approximately ______ stockholders of record. The presence in person or by proxy of holders of record of shares representing a majority of the total outstanding shares of the North East stock will constitute a quorum at the North East special meeting.

     Under Maine law and North East's Articles of Incorporation, approval of the merger agreement requires the affirmative vote of the holders of at least 75% of the shares of North East stock outstanding at the North East record date.

     The holders of North East stock are each entitled to one vote per share on all matters properly brought before the North East special meeting. Votes may be cast in person or by proxy.

     As of the North East record date, directors and executive officers of North East and their affiliates had the right to vote ____________ shares of North East stock (representing in the aggregate approximately ____% of the outstanding shares of North East stock as of the North East record date). The directors and executive officers of North East who hold such shares have informed North East that they intend to vote all such shares in favor of the approval of the merger agreement.

     Any North East stockholder who signs and returns a proxy may revoke it at any time before it has been voted by (i) delivering to the Secretary of North

East written notice of its revocation, (ii) executing and delivering to the Secretary of North East a proxy bearing a later date or (iii) attending the North East special meeting and voting in person. Attendance at the North East special meeting will not in and of itself constitute a revocation of any proxy given to North East. Written notice of revocation should be sent to North East at North East Insurance Company, P.O. Box 1418, Scarborough, Maine 04070-1418.
Attention: Shareholder Communications. All properly executed proxies, if received in time for voting and not revoked, will be voted in accordance with the instructions specified, or, if no instructions are specified, will be voted for the approval of the merger agreement and the merger.

     Proxies

     All shares represented by properly executed proxies received prior to or at the respective stockholder meetings and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, the proxy will be voted FOR approval of the merger agreement and the merger. Brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of the merger agreement and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares ("broker non-votes") with respect to the approval and adoption of the merger agreement and the merger.

     Motor Club. Approval of the merger agreement requires the affirmative vote of the majority of the votes cast by all holders of Motor Club stock. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be counted for purposes of determining the aggregate number of votes cast. Similarly, broker non-votes will also be counted for purposes of determining whether there is a quorum, but will not be counted for purposes of determining the aggregate number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the approval of the merger agreement and the merger.

     North East. Approval of the merger agreement requires the affirmative vote of the holders of at least 75% of the shares of North East stock outstanding at the North East record date. Accordingly, abstentions and "broker non-votes" will have the same effect as a vote against the merger agreement. However, shares represented by abstentions and "broker non-votes" will be counted for purposes of determining whether there is a quorum at the North East special meeting.

     The managements of Motor Club and North East do not know of any business to be presented at their respective stockholder meetings other than the business described in this proxy statement/prospectus. Should additional business properly come before either of the stockholder meetings, the persons acting as the proxies will have discretion to vote in accordance with their own judgment on such business.

                                   THE MERGER

Background to the Merger

     In the mid 1990's, senior management of Motor Club began to consider ways to limit the exposure of Motor Club's primary line of business, personal automobile insurance, to regulatory, weather and competitive conditions in a single state, New Jersey. Following approval by the Board of Directors, Motor Club announced a strategy of acquiring property and casualty insurance companies outside of New Jersey in order to diversify its insurance operations. During 1997 and 1998, management of Motor Club investigated several property and casualty insurers as possible acquisition targets, but none of these candidates progressed to the point of active negotiation of a possible acquisition.

     In the summer of 1998, management of Motor Club approached North East with a request for information on its business with a view to a possible transaction between the two companies. At that time, however, there was no agreement with respect to a possible acquisition or any schedule for further discussions.

     Earlier in 1998, the North East Board of Directors had determined that North East needed additional capital to support future growth necessary to improve the profitability of its business. In addition, the Board determined that additional capital would assist the company in meeting state regulatory capital requirements, allow the company to increase premiums written, and allow A.M. Best to consider increasing its rating, which would make placing business with North East more appealing to agents. New capital was also sought to accelerate North East's plans for growth by expanding its business outside of Maine through the purchase of an insurer or insurance agency in another state. The North East Board determined that reliance on a single state as a source of its business exposed the company to significant risks due to weather and regulation which could be reduced through geographic diversification.

     On September 4, 1998, North East filed a Registration Statement with the Securities and Exchange Commission registering shares to be issued in a rights offering to its stockholders. The Registration Statement became effective on November 13, 1998 and North East thereafter commenced an offering to its stockholders intended to raise additional capital to carry out its growth strategy. The rights offering was set to expire on December 21, 1998.

     On November 30, 1998, Mr. Gilbert, President and Chief Executive Officer of Motor Club, met with Mr. Schatz, President and CEO of North East, in New York. The two presidents discussed a possible combination of the two companies. Mr. Gilbert discussed possible valuation ranges for the outstanding shares of North East. Mr. Schatz indicated that he believed that the proposed value range was inadequate and informed Mr. Gilbert that North East planned to continue its efforts to raise additional capital to grow its business outside of Maine.

     On December 7, 1998, Mr. Gilbert wrote to the Board of Directors of North East Insurance proposing a merger in which Motor Club would acquire all of the outstanding shares of North East for $.52 in cash and $2.08 in Motor Club shares for each share of North East stock. The proposal was conditioned upon North East terminating its rights offering. On December 9, 1998, Mr. Gilbert wrote again to the Board of Directors proposing a revised transaction in which stockholders of North East stock would receive $.55 in cash and $2.20 in Motor Club stock for each outstanding share of North East stock. The Motor Club stock would be valued prior to the closing of the transaction subject to a collar, establishing a minimum and maximum value of Motor Club shares to be issued to North East stockholders. The December 7 and December 9 proposals were each conditioned on North East terminating its rights offering.

     On December 9, 1998, the Board of Directors of North East met to consider the Motor Club offer. The Board was unanimously of the view that the offered price of $2.75 per share was not in the interests of North East stockholders and did not warrant substantial additional time or attention. By letter of December 10, 1998, Mr. Schatz informed Mr. Gilbert of the Board's decision.

     On December 14, 1998, North East made a public announcement that it had received, and had rejected, an offer to acquire the company from an unnamed third party. Subsequently, on December 18, 1998 it announced that it was extending the deadline for its rights offering to December 29, 1998.

     On December 22, 1998, Mr. Gilbert again wrote to the Board of Directors of North East proposing a transaction in which Motor Club would acquire all of the outstanding shares of North East in exchange for Motor Club's stock at the ratio of 0.19048 share of Motor Club stock for each North East share. The revised offer was conditioned upon North East terminating the rights offering. On December 23, 1998, Motor Club issued a press release indicating that it had made an offer to acquire North East and that its offer was conditioned upon North East's terminating the rights offering, which was then scheduled to expire on December 29th.

     On December 29, 1998, North East announced that it was further extending the expiration date of the rights offering to January 12, 1999 so that it could evaluate Motor Club's revised offer.

     On December 29, 1998, Mr. Schatz wrote to Mr. Gilbert and indicated that North East intended to retain an investment banking firm to assist it in evaluating Motor Club's offer, although the Board had not yet made any determination with respect to whether or not the offer was in the best interests of North East's stockholders, and requested that Motor Club provide information to North East, subject to a confidentiality agreement that would allow North East to analyze the Motor Club proposal. North East signed a confidentiality agreement on December 31, 1998.

     On December 30, 1998, Mr. Gilbert wrote to Mr. Schatz offering to make a presentation to the North East Board of Directors with respect to Motor Club's proposal.

     On January 4, 1999, North East retained Sandler O'Neill & Partners, L.P. to assist it in evaluating the Motor Club offer.

     On January 4, 1999, North East received an unsolicited indication of interest in acquiring North East from an insurance holding company. After discussions with this potential acquiror, the acquiror withdrew its indication of interest as North East's line of business was not compatible with the line of business sought by the acquiror.

     On January 7, 1999, the management of North East met with its financial advisors to discuss the Motor Club offer. On January 11, 1999, North East announced that it was further extending its rights offering to January 26, 1999.

     On January 14, 1999, Motor Club and its investment banking firm, Cochran, Caronia & Co., made a presentation to the North East directors. Due to severe weather conditions, several North East Board members were unable to attend the January 14, 1999 meeting in Portland, Maine. At a January 18, 1999 meeting in New York City, Motor Club repeated its presentation to those members of the Board of North East who were unable to attend the January 14, 1999 meeting. At both meetings, Motor Club proposed a merger in which North East stockholders would receive $3.00 in cash for each share of North East stock, and also indicated its willingness to consider including Motor Club stock as part of the revised consideration in the merger.

     Following the January 18, 1999 Board presentation, representatives of Motor Club and North East continued to discuss a possible transaction involving the two companies, and to review materials provided by each company to the other.

     On the afternoon of January 26, the Motor Club Board met to authorize a revised offer to be made to North East involving a merger in which stockholders of North East would receive $3.30 per share or, at their election, stock of Motor Club at a ratio of 0.19048 of a share of Motor Club for each share of North East stock. Discussions regarding the specifics of the proposal as well as the conditions to the proposal continued into the evening on January 26.

     Late in the afternoon of January 26, 1999, North East determined it was not likely that it could bring the rights offering to a successful conclusion because of the existence of the Motor Club offer. North East terminated the offering.

     On the evening of January 26, 1999, the parties reached an agreement in principle with respect to the acquisition of North East by Motor Club and issued a joint press release describing the terms of their agreement in principle.

     From January 26, 1999, through February 26, 1999, counsel for Motor Club and for North East completed the negotiation of the terms and provisions of the merger agreement, consistent with the parties' agreement in principle. During that period of time, counsel for Motor Club and for Mr. Schatz completed the negotiation of the terms and provisions of an Agreement and Undertaking among Motor Club, North East and Mr. Schatz, providing for severance terms for Mr. Schatz, effective upon the completion of the merger. Motor Club also began negotiating agreements with two North East executives for the continuation of their employment with North East after the merger.

Board Action

     On March 1, 1999, the Board of Directors of North East met to consider the proposed merger. The North East Board reviewed with North East's legal and financial advisors the principal terms of the merger agreement and related documents and various financial, legal, accounting and other related issues. As part of that review, Sandler O'Neill delivered its oral fairness opinion that the consideration to be received by North East stockholders in the merger was fair, from a financial point of view, to the holders of North East's common stock. The North East Board then unanimously approved the merger agreement and proposed merger subject to receipt of a written fairness opinion of Sandler O'Neill and approval of the merger agreement by the Board of Directors of Motor Club.

     On March 3, 1999, the Board of Directors of Motor Club met for a special meeting to consider the proposed merger. The Motor Club Board reviewed with Motor Club's legal and financial advisors the principal terms of the merger agreement, related documents, and various financial, legal, accounting and other related issues. As part of that review, Cochran, Caronia & Co., Motor Club's financial advisor, delivered its draft opinion to the effect that the number of shares of Motor Club stock and the amount of cash to be received in the merger by North East stockholders for each of their North East shares are fair to Motor Club's stockholders from a financial point of view. The Motor Club Board then unanimously approved the merger proposal and recommended it to the Motor Club stockholders for their approval.

     On March 16, 1999, Sandler O'Neill delivered its written fairness opinion to the North East Board and the merger agreement was executed.

Motor  Club  Reasons  for the  Merger;  Recommendation  of Motor  Club  Board of
Directors

     Motor Club believes that the merger is an important, initial step in its strategy of geographically diversifying its operations. Motor Club also believes that the merger will result in a financially stronger combined company, enhanced access to capital markets, and other benefits for the stockholders of both Motor Club and North East.

     In particular, Motor Club believes that the merger will allow the combined companies to take advantage of the following:

     1. Increased operational expertise -- Motor Club and North East possess broad and varied expertise in the management and operation of insurance companies. This expertise will be able to be applied across the combined organization as a result of the merger;

     2. Increased stockholder value -- The merger is projected to be accretive to earnings, excluding the one-time merger-related and integration-related expenses, and to provide increased opportunity for growth;

     3. Financial flexibility --The increase in the market capitalization of the combined organization compared with the companies by themselves should enhance the overall credit quality of the combined organization and the liquidity of the publicly-traded equity securities, thus improving Motor Club's ability to finance future growth; and

     4. Increased geographic and regulatory diversity - As a result of the merger, Motor Club will gain North East's operations in Maine, and obtain a larger base from which to expand operations. This expansion will provide more geographic diversity to Motor Club's operations, which should provide some increased insulation from the impacts of adverse regional weather conditions, regional economic fluctuations and adverse legal and regulatory developments in any one geographic area.

     For these reasons, the Motor Club Board of Directors unanimously determined to approve the merger agreement and the merger, and recommends that the Motor Club stockholders vote for the approval of the merger agreement.

Opinion of Cochran, Caronia & Co.

     The Board of Directors of Motor Club engaged Cochran, Caronia & Co. ("CC & Co.") to act as its financial advisor and to render an opinion as to the fairness, from a financial point of view, to Motor Club and the Motor Club stockholders of the cash and Motor Club stock to be received as consideration by the North East stockholders in connection with the merger. On March 3, 1999, at the Motor Club Board meeting at which the Board of Directors of Motor Club approved the merger agreement and the merger, CC & Co. rendered its draft fairness opinion to the Motor Club Board that, as of such date, the merger consideration was fair to Motor Club and its stockholders, from a financial point of view.

     On March 16, 1999, the date on which the merger agreement was executed, Cochran, Caronia & Co. rendered its opinion to the Motor Club Board that, as of that date, the merger consideration was fair from a financial point of view to Motor Club and the Motor Club stockholders.

     Cochran, Caronia & Co. is a nationally recognized investment banking firm in the fields of valuing insurance companies and their securities and providing financial advisory and other services to insurance companies in connection with mergers and acquisitions. CC & Co. was selected by Motor Club as its financial advisor based upon CC & Co.'s expertise, its reputation in investment banking and mergers and acquisitions in the insurance industry, and its experience in providing financial advisory services to insurance companies. CC & Co. has advised Motor Club that CC & Co. is not aware of any present or contemplated relationship between CC & Co., Motor Club, North East or any of either Motor Club's or North East's officers, directors or stockholders which, in its opinion, would affect its ability to render a fair and independent opinion in this matter.

     The full text of the CC & Co. opinion is attached to this proxy statement/prospectus as Annex B. It sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by CC & Co. You should read this opinion, carefully, in its entirety. The opinion does not constitute a recommendation to any North East stockholder or any Motor Club stockholder as to how to vote regarding the merger. The summary of the opinion, below, is qualified in its entirety by reference to the full text of the opinion, at Annex B.

     In rendering its opinion, CC & Co.'s activities included:

          [BULLET]  reviewing the merger agreement;

          [BULLET] reviewing financial data and other information relating to Motor Club and to North East that was either publicly available or furnished by Motor Club (including financial forecasts furnished by Motor Club);

          [BULLET] meetings with members of Motor Club's and North East's management regarding the business, operations, historical financial results and future prospects of Motor Club and of North East;

          [BULLET] considering certain financial and securities data of Motor Club and of North East;

          [BULLET] comparing that data with similar data for other publicly held companies in businesses similar to those of Motor Club and North East;

          [BULLET]  considering   the   financial   terms  of   certain   recent
                    acquisitions of companies in businesses similar to those of Motor Club and North East;

          [BULLET]  performing a discounted cash flow analysis;  and

          [BULLET] considering other information that CC & Co. deemed relevant to its opinion.

     In rendering its opinion, CC & Co. relied on and assumed, without independent verification, the accuracy and completeness of all financial and other information that was publicly available or furnished by either or both of Motor Club or North East. With respect to financial forecasts used in performing its valuation analysis, CC & Co. assumed that they were reasonably prepared and reflecting the best, then-available estimates and judgments of Motor Club's management as to the future financial performance of Motor Club and North East.

     Pursuant to the terms of the agreement  between  CC & Co. and Motor
Club,  CC & Co. is to receive a monthly  retainer fee of $25,000 for each month in which its services are provided, a success fee of $100,000 upon completion of the merger (with the excess of monthly retainer fees over $100,000 being netted against the success fee), and a fee of $75,000 for its above-described fairness opinion. Those fees are due upon the closing under the merger agreement. Motor Club has agreed to reimburse CC & Co. for certain expenses incurred in connection with its engagement, and has also agreed to indemnify CC & Co. against certain liabilities in connection with the engagement of CC & Co.

     North East Reasons for the Merger; Recommendation of North East Board of Directors. North East believes that the combination with Motor Club can provide better opportunities to achieve significant benefits for both companies' stockholders, policyholders and employees than could be achieved without the merger.

     In addition, North East believes that the combined entity will enhance its employees' career advancement opportunities, strengthen North East's ability to compete effectively in its markets, and provide continued excellent service to its customers. The combined entity will also be in a better position to support agency and customer growth.

     In reaching its decision to approve the merger, the merger agreement, and the transactions contemplated thereby, the North East Board considered a number of factors, including:

     1.   the  respective  businesses,   operations,  asset  quality,  financial
          condition, earnings, strategic business plans, competitive positions and stock price performance of North East and Motor Club;

     2. the strategic fit of North East and Motor Club, including the relative sizes of the two companies and of the combined entity, the financial strength of the combined entity, the growth prospects of the combined entity and the geographic proximity of the two companies' operations;

     3. the projected capitalization and market position of the combined entity and the enhanced prospects of the combined company resulting from the merger;

     4. the likely impact of the proposed merger on the employees and policyholders of North East and its subsidiaries, on the communities in which North East presently conducts its business and on other North East constituencies;

     5. the current and prospective economic and regulatory climates facing Motor Club and North East including further consolidation anticipated in the property/casualty insurance industry and the need for capital to expand and diversify its business;

     6. the merger consideration from a number of valuation perspectives and the current market value of the merger to North East stockholders in light of North East's prior efforts to increase stockholder value;

     7. the opinion of Sandler O'Neill that the consideration to be received by North East stockholders in the merger is fair from a financial point of view to North East stockholders;

     8. the terms of the merger agreement including the management structure of the combined company;

     10.  the regulatory approvals required for completion of the merger; and

     11.  the treatment of the merger for federal income tax purposes.

     The foregoing discussion of the information and factors considered by the North East Board of Directors is not intended to be exhaustive. In reaching its determination to approve and recommend the merger, the North East Board of Directors did not assign relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors.

     For the reasons described above, the North East Board of Directors has determined the merger to be fair and in the best interests of North East and its stockholders and policyholders served. Accordingly, the North East Board of Directors has unanimously approved the merger agreement and the merger, and unanimously recommends that stockholders vote for approval of the merger agreement.


Opinion of North East's Financial Advisor

     By letter agreement dated as of January 5, 1999 North East retained Sandler O'Neill as an independent financial advisor in connection with North East's analysis of various strategic alternatives available to North East and its consideration of possible business combinations with a second party. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

     Sandler O'Neill acted as financial advisor to North East in connection with the merger and participated in certain of the negotiations leading to the merger agreement. In connection with Sandler O'Neill's engagement, the North East Board also requested Sandler O'Neill to render its opinion as to the fairness, from a financial point of view, of the merger consideration to the North East stockholders. Representatives of Sandler O'Neill telephonically attended the January 20, 1999 and March 1, 1999 North East Board meetings at which the North East Board considered the merger agreement. On March 1, Sandler O'Neill delivered to the North East Board its oral opinion that, as of such date, the consideration was fair, from a financial point of view, to the North East stockholders. Sandler O'Neill subsequently confirmed its opinion in writing on March 16, 1999. Sandler O'Neill has also delivered to the North East Board a written opinion dated the date of this proxy statement/prospectus (the "Sandler Opinion"), which is substantially identical to the March 16, 1999 opinion. The full text of the Sandler Opinion is attached as Annex C to this proxy statement/prospectus. The Sandler Opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering the opinion. The Sandler Opinion is incorporated by reference into this description of the opinion and this description is qualified in its entirety by reference to the Sandler Opinion. North East stockholders are urged to read carefully the Sandler Opinion in connection with their consideration of the proposed merger.

     The Sandler Opinion was directed to the North East Board and was provided to the North East Board for its information in considering the merger. The Sandler Opinion is directed only to the fairness, from a financial point of view, of the merger consideration to North East stockholders. It does not address the underlying business decision of North East to engage in the merger or any other aspect of the merger and is not a recommendation to any North East stockholder as to how such stockholder should vote at the Special Meeting with respect to the merger or any other related matter.

     In rendering its March 16, 1999 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion.

     In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of North East, Motor Club and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for the purpose of rendering its opinion and provided such analyses to the North East Board at the March 1, 1999 meeting. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of North East stock or Motor Club stock or the prices at which North East stock or Motor Club stock may be sold at any time.

     The implied aggregate transaction value was $10.3 million, based upon the implied minimum transaction value of $3.30 and 3,133,158 fully diluted shares of North East stock outstanding, which was determined using the treasury stock method at the implied minimum transaction value. Based upon the implied minimum value and North East's September 30, 1998 financial information, Sandler O'Neill calculated the following ratios:

     Minimum transaction value/Book Value              1.00x
     Minimum transaction value/Estimated 1998 EPS      25.4x
     Minimum transaction value/ Estimated 1999 EPS     14.3x

For purposes of Sandler O'Neill's analyses, earnings per share were based on fully diluted earnings per share. Sandler O'Neill noted that the implied minimum transaction value represented a 47% premium over the December 14, 1998 closing price of North East stock of $2.25.

     Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of North East stock and Motor Club stock, and the relationship between the movements in the prices of North East stock and Motor Club stock, respectively, to movements in certain stock indices, including the NASDAQ Composite Index (the "NASDAQ Index"), the NASDAQ Insurance Index (the "Insurance Index") and a selected composite peer group of publicly traded insurance companies selected by Sandler O'Neill. During the period February 6, 1998 through February 8, 1999, North East stock outperformed both the NASDAQ Insurance Index and the composite peer group but underperformed the NASDAQ Index. During the period February 6, 1998 through February 8, 1999, Motor Club stock underperformed all of the indices to which it was compared. During the three year period February 9, 1996 to February 10, 1999, the stock of both North East and Motor Club outperformed all of the indices to which they were compared.

     Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including total assets, total equity, net premiums written, loss, expense and combined ratios and return on equity, earnings estimates and trading multiples for North East and Motor Club and a group of insurance companies. The group consisted of North East and the following ten publicly traded insurance companies (the "Insurance Group"): Meridian Insurance Group, Inc., Donegal Group Inc., Merchants Group, Inc., Allcity Insurance Company, Old Guard Group, Inc., American Country Holdings Inc., Motor Club of America, The National Security Group, Inc., Accel International Corporation and American Indemnity Financial. The analysis compared publicly available financial information and estimates for North East and the median data for the Insurance Group for each of the years ended December 31, 1998 and December 31, 1999 and as of and for the twelve months ended September 30, 1998. The table below sets forth the comparative data as of and for the twelve months ended September 30, 1998 for North East and the Insurance Group.

                                                           Insurance
                                           North East     Group Median
Total Equity                                $ 9,986        $ 56,907
Total Assets                                 32,811         169,030
Net Premiums Written                         14,225          63,851
Loss Ratio                                       59.2            78.0%
Expense Ratio                                    43.7%           32.1%
Combined Ratio                                  102.9%          107.8%
LTM ROE                                           3.5%            4.6%
Projected 1999 Beginning ROE                      6.9%            8.4%
Dec. 14, 1998 Price/Book                          0.68x           0.82x
Dec. 14, 1998 Price/Estimated 1998 EPS           17.3x           13.2x
Dec. 14, 1998 Price/Estimated 1999 EPS            9.8x            9.6

     No company included in the above analysis is identical to North East or Motor Club. Accordingly, an analysis of comparable companies is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of North East and Motor Club and the companies to which they are being compared.

     Analysis of Selected Merger Transactions. Sandler O'Neill reviewed certain other merger or acquisition transactions announced from January 1, 1997 to February 10, 1999 involving publicly traded insurance companies as acquired institutions with transaction values less than $100 million. Sandler O'Neill reviewed 36 transactions announced nationwide ("Nationwide Transactions"). Sandler O'Neill reviewed the ratios of deal price to LTM earnings, deal price to GAAP book value, deal price to SAP book value, GAAP return on equity and SAP return on equity and computed high, low, mean and median ratios and premiums for the group of transactions. These multiples were applied to North East's financial information as of and for the twelve months ended September 30, 1998. As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of North East stock of $2.54 to $3.50 based upon the median multiples for Nationwide Transactions. As calculated by Sandler O'Neill, the implied minimum transaction value per share of North East stock in the merger was $3.30.

                            Nationwide Transactions

                                        Median         Implied Minimum
                                       Multiple        Transaction Value
                                       --------        -----------------
          GAAP Price/LTM EPS            20.80x              $2.70
          GAAP Price/Book value         1.20x               $3.50
          SAP Price/Book value          1.36x               $2.54

     No company involved in the transactions included in the above analysis is identical to North East or Motor Club and no transaction included in the above analysis is identical to the merger. Accordingly, an analysis of comparable transactions is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of North East and Motor Club and the companies to which they are being compared.

Discounted Cash Flow Stream and Terminal Value Analysis. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax cash flows to North East stockholders through December 31, 2002 under various circumstances, assuming North East continued not to pay a dividend and that North East performed in accordance with the earnings forecasts of its management. To approximate the terminal value of North East stock at December 31, 2002, Sandler O'Neill applied a range of values based on: the median Insurance Group price/estimated earnings ratio on February 26, 1999 of 13.2x; the median Insurance Group price/book ratio on February 26, 1999 of 0.82; the median GAAP deal price/book ratio for the Nationwide Transactions of 1.20; and the price/book ratio of 0.91 implied for North East based on a regression analysis of prospective returns on equity versus price/book ratios for the Insurance Group. The terminal values were then discounted to present values using discount rates of 11%, 13% and 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of North East stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of North East stock of $2.99 to $3.40 when applying the price/earnings multiple and $2.18 to $3.57 when applying multiples of book value. As calculated by Sandler O'Neill, the implied minimum transaction value per share of North East stock in the merger was $3.30.

                    Price/Earnings
                    Multiple                  Book Value Multiples
Discount Rate       13.2x               0.82x          0.91x          1.20x
-------------       -----              ------         ------         ------
     11%            $3.40               $2.48          $2.74          $3.57
     13              3.18                2.33           2.56           3.34
     15              2.99                2.18           2.40           3.13

     In connection with its analysis, Sandler O'Neill considered and discussed with the North East Board how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to the actual future financial performance of the company and that the projections supplied by management assumed sharp improvements in performance versus historical results. Sandler O'Neill noted that the discounted cash flow stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis. Sandler O'Neill analyzed certain potential pro forma effects of the merger, based upon the implied minimum transaction value of $3.30 and assuming the price of Motor Club stock was $14.13 per share, North East's and Motor Club's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the merger, charges associated with the merger, operating efficiencies and other adjustments discussed with senior managements of North East and Motor Club. Sandler O'Neill assumed a closing date of the merger of June 30, 1999. This analysis indicated that the merger would be accretive to Motor Club's earnings per share and accretive to book value per share of Motor Club stock as of December 31, 1999.

     In connection with rendering its March 16, 1999 opinion, Sandler O'Neill reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) certain publicly available financial statements of North East and other historical financial information provided by North East that Sandler O'Neill deemed relevant; (iii) certain publicly available financial statements of Motor Club and other historical financial information provided by Motor Club that Sandler O'Neill deemed relevant; (iv) certain internal financial analyses and forecasts of North East prepared by and reviewed with management of North East and the views of senior management of North East, based on limited discussions with certain members of senior management, regarding North East's past and current business, financial condition, results of operations and future prospects; (v) certain internal financial analyses and forecasts of Motor Club prepared by and reviewed with management of Motor Club and the views of senior management of Motor Club, based on limited discussions with certain members of senior management, regarding Motor Club's past and current business, financial condition, results of operations and future prospects; (vi) the pro forma impact of the merger; (vii) the publicly reported historical price and trading activity for North East's and Motor Club's stock, including a comparison of certain financial and stock market information for North East and Motor Club with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of recent business combinations for property and casualty insurance companies, to the extent publicly available; (ix) the current market environment generally and the environment in the insurance industry in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant. In connection with its engagement, Sandler O'Neill was not asked to, and did not, solicit from any other parties indications of interest in acquiring all or part of North East or in engaging in a business combination or any other strategic transaction with North East.

     In connection with rendering the Sandler Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its March 16, 1999 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the other factors considered in rendering its opinion.

     In performing its review and analyses, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability for independently verifying the accuracy or completeness thereof. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of North East or Motor Club or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill noted that they are not actuaries and their services did not include actuarial determinations or evaluations or an attempt to evaluate actuarial assumptions. In addition, Sandler O'Neill did not make an independent evaluation of, and expressed no opinion as to, the adequacy of the reserves for, or collectibility of, reinsurance related to the unpaid loss and loss adjustment expenses of North East or Motor Club nor has it reviewed any individual insurance claims files or contracts relating to North East and Motor Club. With North East's consent, Sandler O'Neill assumed that the respective reserves for unpaid losses and loss adjustment expenses for both North East and Motor Club are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the financial projections prepared by and reviewed with each company's management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of North East and Motor Club and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they are based. Sandler O'Neill also assumed that there has been no material change in North East's or Motor Club's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us.

     Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreements are not waived. Sandler O'Neill also assumed, with North East's consent, that there has been no material change in North East's and Motor Club's assets, financial condition, results of operations, business, or prospects since the date of the last publicly filed financial statements available to them, and that North East and Motor Club will remain as going concerns for all periods relevant to its analyses.

     North East has agreed to pay Sandler O'Neill a transaction fee in connection with the merger, a substantial portion of which is contingent upon the consummation of the merger. Based on the closing price of North East stock on ___________, the last practicable date prior to the printing of this proxy statement/prospectus, North East would pay Sandler O'Neill a transaction fee of approximately $________, of which approximately $_____ has been paid and the balance will be paid when the merger is consummated. North East also paid Sandler O'Neill a fee of $75,000 for rendering its fairness opinion. North East has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

     In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to North East and Motor Club and may actively trade the equity securities of North East and Motor Club for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Certain Federal Income Tax Consequences

          The following is a general summary of the merger's material federal income tax consequences to the North East stockholders. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the North East stockholders. The following discussion is for general information only, and may not apply to particular categories of North East stockholders, such as financial institutions, broker-dealers, tax-exempt entities, holders who acquired their North East shares pursuant to the exercise of employee stock options or other compensation arrangements with North East and holders who are not citizens or residents of the United States. All North East stockholders should consult their own tax advisors as to the tax consequences of the merger in light of their particular tax situations, including such tax consequences under state, local, federal, and foreign tax laws.

          The receipt of cash and/or Motor Club stock in exchange for North East stock pursuant to the merger, and the receipt of cash by a dissenting North East stockholder exercises appraisal rights under the Maine Business Corporation Act will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, and foreign tax laws. A North East stockholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the stockholder's adjusted tax basis in the North East stock and the amount of cash and/or Motor Club stock received in exchange. Those amounts received pursuant to dissenter's appraisal rights that are denominated as interest would be taxable as ordinary income. The gain or loss recognized on the exchange of North East stock for cash or Motor Club stock will be a capital gain or loss if the North East stockholder has held the stock as a capital asset within the meaning of the Internal Revenue Code. Such capital gain or loss will be a long-term capital gain or loss if the North East stockholder has held the stock for more than one year as of the date of exchange. There are certain limitations on the deductibility of capital losses.

          Cash received in the merger in exchange for Motor Club stock may be subject to a backup withholding tax at a rate of 31%, unless the relevant North East stockholder is an exempt recipient or complies with certain identification procedures. Upon the consummation of the merger, the exchange agent will forward to each North East stockholder a Form W-9 which when properly completed and returned would fulfill such identification procedures.

          Neither North East nor Motor Club will have taxable income from the consummation of the merger.

     Restrictions on Resales of Securities

          All shares of Motor Club stock received by North East stockholders in the merger will be freely transferable, except that shares of Motor Club stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act of 1933, as amended) of North East prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Act (or Rule 144 in the case of such persons who become affiliates of Motor Club) or as otherwise permitted under the Act. Persons who may be deemed to be affiliates of Motor Club or North East generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

     Accounting Treatment

          The merger will be treated as a purchase for accounting and financial reporting purposes. Accordingly, a determination of the fair value of North East's assets and liabilities will be made in order to allocate the aggregate merger consideration to the assets acquired and the liabilities assumed.

     Regulatory Approvals

          The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act, and the rules and regulations thereunder which provide that certain transactions may not be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the requisite waiting period has expired or been terminated. Motor Club and North East filed the required information and materials with the Antitrust Division and the FTC effective on ____________, 1999.

     The merger is subject to state regulatory approval in the states in which each of North East and its subsidiary is domiciled. The merger must be approved by the Maine Bureau of Insurance, and Motor Club's indirect acquisition of the outstanding stock of North East's New York subsidiary, American Colonial Insurance Company, must be approved by the New York Insurance Department. Applications to the Maine and New York regulatory agencies were filed on _______________ and ________, 1999, respectively.

          The governing legal standard varies from state to state. In Maine, the Superintendent of Insurance is required to approve the merger unless he finds that:

          [BULLET] the surviving corporation in the merger could not satisfy the requirements for issuance of a certificate of authority to conduct insurance business in the state,

          [BULLET] the merger will materially tend to lessen competition in insurance or create a monopoly therein,

          [BULLET] the financial condition of the acquiror would jeopardize the financial stability of the insurer or prejudice the interest of its policyholders,

          [BULLET] the plans of the acquiror with respect to the insurer or its business are unfair or prejudicial to policyholders,

          [BULLET] the competence, experience and integrity of the persons who will control the operation of the insurer indicate that it would not be in the interest of policyholders or the public to permit them to do so,

          [BULLET] the merger is contrary to law, unfair or inequitable to policyholders, would reduce the security of and service to be rendered to policyholders, or is subject to other "material and reasonable objections", or

          [BULLET] the merger would tend to affect adversely the contractual obligations of the insurer or its ability to render service in the future to its policyholders and the public.

          In New York, the New York Superintendent of Insurance may disapprove Motor Club's indirect acquisition of the outstanding stock of American Colonial Insurance Company if he or she finds that:

          [BULLET] the acquiror or any of its officers or directors is untrustworthy,

          [BULLET] the transaction would substantially reduce competition in any line of insurance,

          [BULLET] the transaction would tend to create a monopoly in any line of insurance,

          [BULLET]  the consideration to be paid is unfair,

          [BULLET] the transaction would be hazardous or prejudicial to the New York insurer's policyholders or shareholders, or

          [BULLET] the transaction would impair the acquiror's or the New York insurer's financial condition.

                              THE MERGER AGREEMENT

          The following is a brief summary of certain provisions of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the merger agreement.

      General

          The merger agreement contemplates the merger of NEIC Insurance Acquisition Corporation, a wholly-owned subsidiary of Motor Club, with and into North East, with North East surviving the merger as a wholly-owned subsidiary of Motor Club. The merger will become effective upon the filing of articles of merger with the Secretary of State of Maine (which is defined in the merger agreement as the "effective time of the merger").


          It is anticipated that the filing with the Secretary of State of Maine will be made within five business days (or such other period as Motor Club and North East may agree upon) after the last of the conditions precedent to the merger set forth in the merger agreement has been satisfied or waived. The merger agreement obligates Motor Club to have the shares of Motor Club to be issued in connection with the merger approved for listing on the NASDAQ Stock Market prior to the closing under the merger agreement.

          Consideration to be Received in the Merger

          At the effective time of the merger, the following actions will occur:

          [BULLET] North East shares will be canceled, retired, and converted into rights to receive, at the stockholders' election, (1) $3.30 in cash, (2) 0.19048 of a share of Motor Club stock, or (3) a combination of stock and cash; provided, however, that Motor Club will not issue more than 290,389 shares of its stock, and cash will be paid in lieu of fractional shares.

          [BULLET] North East incentive stock options will be canceled and converted into rights to receive, at the option holder's election (1) the excess of $3.30 over each option's exercise price, (2) equivalent options to purchase Motor Club stock, or (3) a combination of cash and Motor Club options.

          [BULLET] Each North East non-incentive stock option will be canceled and converted into the right to receive the excess of $3.30 over the option's exercise price.


     Election Procedures; Exchange of Shares

          Prior to the effective time of the merger, Motor Club and North East will mail an election form and other transmittal materials to each person who holds North East common stock on the fifth business day prior to the mailing date. The election form will allow each North East stockholder to elect to exchange his or her shares for:

          [BULLET]  $3.30  per  share of North  East  stock,

          [BULLET] 0.19048 of a share of Motor Club stock per share of North East stock, or

          [BULLET] a combination of cash and Motor Club stock specified by the North East stockholder.

However, Motor Club will not issue more than 290,389 shares of its stock, and cash will be paid in lieu of fractional shares.

          The stockholder may also choose not to make an election. In that case, the stockholder will be treated as if he or she had elected to receive cash only.

          Completed election forms must be forwarded to the exchange agent by 5:00 p.m. on the 25th day after the election notice mailing date, or on another election deadline date and time agreed to by Motor Club and North East. Shares for which forms are not received prior to the election deadline will be treated as if the holder had elected to receive cash only.

          Under the merger agreement, the number of shares of Motor Club stock to be issued to North East stockholders cannot exceed 290,389. If the North East stockholders elect to receive more than 290,389 Motor Club shares, the merger agreement provides that the number issued to each North East stockholder will be reduced pro rata in proportion to the number of shares North East stock held by the stockholder.

          No fractional Motor Club shares will be issued to holders of North East shares. Motor Club will pay holders cash in lieu of fractional shares at the rate of $3.30 per whole share.

Certain Representations and Warranties

          The merger agreement contains representations and warranties of Motor Club and North East as to, among other things, the following matters:

          [BULLET]  Each   company's   due   organization,   good  standing  and
                    authorization to conduct their respective businesses in their respective state of organization.

          [BULLET] Each company's authority to enter into the contemplated transaction.

          [BULLET]  The binding effect of the merger agreement.

          [BULLET]  Approval by each company's Board of Directors.

          [BULLET] The absence of conflicts with each company's organizational documents and material agreements.


          [BULLET] The compliance of their respective filings under the federal securities laws.

          [BULLET] The consents and approvals required to consummate the merger.

          [BULLET]  Each company's capitalization.

          [BULLET]  Each company's compliance with applicable laws.

          [BULLET] Broker's or finder's fees required to be paid in connection with the merger.

          [BULLET]  Litigation which may affect either of the companies.

          [BULLET] The truth and accuracy of statements made by each company in this proxy statement/prospectus.

          [BULLET]  Intellectual property owned or licensed by each company.

          [BULLET] The payment by each company of its taxes and certain other tax related matters.


          The merger agreement also contains representations and warranties from North East regarding the following matters.

          [BULLET]  Its qualification to do business in other jurisdictions.

          [BULLET] The due organization, good standing and qualification of its subsidiaries.

          [BULLET] The comprehensiveness of, and control over, its books and records.

          [BULLET] Title to its properties and the absence of liens on such properties.

          [BULLET]  The binding effect of and its compliance with its leases.

          [BULLET]  The principal contracts to which it is a party.

          [BULLET]  Insurance policies covering its activities.

          [BULLET]  Licenses necessary to conduct its business.


          [BULLET]  The status of its relationship with its employees.

          [BULLET]  Employee benefit matters.

          [BULLET] Transactions it may have with, or interests it may have in, one of its officers, directors, employees or affiliates.

          [BULLET] The inapplicability to the merger and the merger agreement of certain Maine statutes limiting a corporation's ability to enter into transactions with interested stockholders.

          [BULLET] Changes it has experienced since the date of its last audited and last regulatory financial statements.

          [BULLET]  Absence  of  payments  and  obligations   triggered  by  the
                    execution of the merger agreement or the consummation of the merger.

          [BULLET] The truth and accuracy of documents provided in connection with the merger.

          [BULLET]  Its receipt of a fairness opinion from Sandler O'Neill

          [BULLET] The vote required by North East stockholders to approve the merger agreement and the merger.


          Finally, the merger agreement contains further representations and warranties from Motor Club as to various matters related to:

          [BULLET]  The issuance of its common shares in the merger.

          [BULLET] Its financial capacity to undertake the merger and the transactions contemplated under the merger agreement.

          [BULLET]  Its receipt of a fairness  opinion from  Cochran,  Caronia &
                    Co.

          [BULLET] The vote by Motor Club stockholders to approve the merger agreement and the merger.

          Many of the representations and warranties of Motor Club and North East are qualified to the extent they result in a "material adverse effect". This limits the scope of those representations and warranties to those circumstances which generally would affect the subject company in both a substantial and harmful manner.

          None of the representations and warranties of either Motor Club or North East survive the merger.

     Operation of North East Prior to the Merger.

          Pursuant to the merger agreement, North East has agreed that during the period from the date of the merger agreement to the effective time of the merger, it will take the following actions:

          [BULLET] Conduct its operations in the ordinary and usual course of business.

          [BULLET] Use its reasonable best efforts to preserve intact its business organization.

          [BULLET] Use reasonable best efforts to keep available the services of its officers and employees.

          [BULLET] Use reasonable best efforts to maintain its relationships with all licensors, suppliers, distributors, customers, landlords, agents and others with which it has a business relationship.

          In addition, during this period, except as permitted by the terms of the merger agreement and subject to certain limitations and exceptions, North East has agreed to, and agreed to cause its subsidiaries to, refrain from the following actions without Motor Club's prior written consent (which consent will not be unreasonably withheld):

          [BULLET]  Declaring or paying dividends.

          [BULLET] Issuing or selling any shares of capital stock other than pursuant to North East's stock option plans.

          [BULLET]  Amending or modifying their governing documents.

          [BULLET] Issuing or selling any other securities, entering into any arrangement to do the same or making any other change in their respective capital structures.

          [BULLET]  Undertaking  an   acquisition,   joint  venture,   or  other
                    combination.

          [BULLET] Selling, leasing or otherwise disposing of any asset or property other than in the ordinary course of business.

          [BULLET]  Increasing   indebtedness   for   borrowed   money,   except
                    borrowings in the ordinary course of business or under existing lines of credit.

          [BULLET] Acquiring or agreeing to acquire any capital asset other than replacements in the ordinary course of business having an aggregate value of less than $50,000.

          [BULLET] Settling any claim of indebtedness (including any policy claim in excess of the amount reserved for it) or any legal action in excess of $40,000.

          [BULLET]  Entering into any collective bargaining agreement.

          [BULLET] With certain specified exceptions, making any material change in accounting methods or practices.

          [BULLET]  Closing or shutting down of any of its facilities.

          [BULLET] Entering into or renewing any lease with an annual rent in excess of $40,000.

          [BULLET]  Changing any tax election.

          [BULLET]  Changing the size or composition of its Board of Directors.

          [BULLET] Increasing any salaries or compensation, except in the ordinary course.

          [BULLET] Paying or increasing other compensation to any officer or employee or entering into any employment, severance or similar agreement with any officer or employee except in the ordinary course of business.

          [BULLET]  Adopting or increasing any severance, profit sharing, bonus,
                    deferred   compensation,    savings,   insurance,   pension,
                    retirement or other employee benefit plan.

          [BULLET]  Agreeing in writing to do any of the foregoing.

Operation of Motor Club Prior to the Merger:

          Pursuant to the merger agreement, Motor Club has agreed that during the period from the date of the merger agreement to the effective time of the merger, it will take the following actions:

          [BULLET] Conduct its operations in the ordinary and usual course of business.

          [BULLET] Use its reasonable best efforts to preserve intact its business organization.

          [BULLET] Use reasonable best efforts to keep available the services of its officers and employees.

          [BULLET] Use reasonable best efforts to maintain its relationships with all licensors, suppliers, distributors, customers, agents and others with which it has a business relationship.

          In addition, during this period, except as permitted by the terms of the merger agreement and subject to certain limitations and exceptions, Motor Club has agreed to, and agreed to cause its subsidiaries to, refrain from the following actions without North East's prior written consent (which consent will not be unreasonably withheld or delayed):

          [BULLET]  adopting  or  authorizing  a plan  of  complete  or  partial
                    liquidation,  dissolution,   consolidation,   restructuring,
                    recapitalization or reorganization.

          [BULLET] disposing of any material portion of its assets except in the ordinary course of business.

          [BULLET] declaring or paying any cash dividend that would reasonably be expected to materially depress the market price of Motor Club's common stock or materially reduce Motor Club's stockholders' equity.

          [BULLET]  suffering any material adverse change.


No Solicitation

          North East has further agreed that neither it, nor any of its subsidiaries, officers, directors, employees, financial advisors, attorneys, accountants or other advisors or representatives shall solicit, initiate, encourage, endorse or enter into any agreement that constitutes or may lead to an offer to acquire a substantial equity interest in North East or a substantial portion of the assets of North East. The merger agreement requires North East to immediately notify Motor Club of any offer to acquire a substantial equity interest in North East, or a substantial portion of the assets of North East or any inquiries or discussions with respect thereto, and to provide Motor Club a copy of any document containing such proposal or a written summary of any oral proposal.

          The merger agreement further obligates North East's board of directors and any committee of its board of directors to refrain from withdrawing or modifying its recommendation of the merger or approving or recommending any offer to acquire a substantial equity interest in North East or a substantial portion of the assets of North East, unless the board of directors of North East determines in good faith, based upon the written advice of its outside counsel, that its fiduciary duties so require. If such a determination is made, North East may provide information to or enter discussion or negotiations regarding a proposed takeover from any unsolicited person. The merger agreement does not preclude North East from notifying its stockholders of a qualifying offer.

Other Covenants.

          The merger agreement contains various other covenants, including covenants relating to the following:

          [BULLET]  Filing,   preparation   and   distribution   of  this  proxy
                    statement/prospectus.

          [BULLET] Motor Club's access to North East's properties, books, records, officers and employees prior to the consummation of the merger.

          [BULLET]  Notification of certain events.

          [BULLET] Coordination of the special meetings of North East's and Motor Club's stockholders.

          [BULLET] Cooperation regarding filings with governmental and other agencies and organizations.

          [BULLET]  Filing of amended tax returns.

          [BULLET]  Execution of affiliate agreements.

          [BULLET]  Anti-takeover statutes.

          [BULLET]  Protection of confidential information.

          In  addition,   the  merger  agreement  contains  a  general  covenant
requiring each of Motor Club, North East and their respective subsidiaries to use their best efforts to consummate the merger.


Conditions to the Consummation of the Merger

     Each  party's   obligation  to  complete  the  merger  is  subject  to  the satisfaction of several conditions, including:

          [BULLET] Stockholder Approval. The merger agreement and the merger shall have been approved and adopted by the stockholders of North East and Motor Club.

          [BULLET] Listing. The Motor Club common shares to be issued in the merger shall have been approved for listing on the NASDAQ Stock Market, subject only to official notice of issuance.

          [BULLET] No Injunctions or Restraints. No court order or other legal restraint enjoining or preventing the merger shall be in effect.

          [BULLET] Form S-4. The registration statement of which this proxy statement/prospectus forms a part shall remain effective and no stop order shall have been issued.

          [BULLET] Due Organization of NEIC Insurance Acquisition Corporation and Approval of Merger. NEIC Insurance Acquisition Corporation shall have been incorporated as a Maine insurance corporation, and its directors and stockholders shall have approved the merger.

          The   obligation  of  Motor  Club  to  complete  the  merger  and  the transactions contemplated by the merger agreement is also subject to the satisfaction or waiver of each of the following additional conditions.

          [BULLET] Representations and Warranties. The representations and warranties of North East set forth in the merger agreement shall be true and accurate in all material respects as of the date of the merger agreement and the closing under the merger agreement.

          [BULLET] Performance of Obligations. All obligations of North East to be performed prior to the closing under the merger agreement shall have been performed.

          [BULLET] Authorization. All corporate action necessary for North East to authorize the merger, the merger agreement, and the completion of the other transactions contemplated by the merger agreement, shall have been taken by North East and its stockholders.

          [BULLET] Approvals and Consents. All governmental approvals and other consents necessary to complete the merger shall have been received.


          [BULLET] Litigation. No pending or threatened suit or other proceeding shall be in effect that would restrain or prohibit the consummation of the merger or North East's operation of its business, or seeking to obtain from Motor Club or any of its subsidiaries damages that would be material to Motor Club, or would impair Motor Club's future ownership and operation of North East's business.

          [BULLET] Opinion of Counsel. Motor Club shall have received an opinion from Verrill & Dana, LLP, counsel to North East, in a form acceptable to Motor Club.

          [BULLET] No Material Adverse Change. As of the closing under the merger agreement, there shall have been no material adverse effect on North East and its subsidiaries, taken as a whole, and no change or development shall have occurred which would reasonably be expected to have a material adverse effect on North East.

          [BULLET] Clerk's Certificates. North East shall have delivered to Motor Club a good standing certificate, tax status certificate and certain other certificates regarding the organizational documents and standing of North East.

          The obligations of North East to consummate the merger and the transactions contemplated by the merger agreement is also subject to the satisfaction or waiver of each of the following additional conditions.


          [BULLET] Representations and Warranties. The representations and warranties of Motor Club set forth in the merger agreement shall be true and accurate in all material respects as of the date of the merger agreement and the closing under the merger agreement.

          [BULLET] Performance of Obligations. All obligations of Motor Club and NEIC Insurance Acquisition Corporation to be performed prior to the closing under the merger agreement shall have been performed.

          [BULLET] Litigation. No pending or threatened suit or other proceeding shall be in effect that would restrain or prohibit the completion of the merger, or Motor Club's ownership and operation of its business and, after the merger, of North East's business.

          [BULLET] Approvals and Consents. All governmental approvals and other consents necessary to complete the merger shall have been received.

          [BULLET] Authorizations. All corporate action necessary for Motor Club and NEIC Insurance Acquisition Corporation to authorize the merger, the merger agreement, and the completion of the other transactions contemplated by the merger agreement, shall have been taken by Motor Club, NEIC Insurance Acquisition Corporation and their respective stockholders.

          [BULLET] Deposit with Exchange Agent. The merger consideration shall have been deposited with the exchange agent.

          [BULLET] Opinion of Counsel. North East shall have received an opinion from Sills Cummis Radin Tischman Epstein & Gross, PA, counsel to Motor Club in a form acceptable to North East.

          [BULLET] Clerk's Certificates. Motor Club shall have delivered to North East good standing certificates, tax status certificates and certain other certificates regarding the organizational documents and standing of Motor Club and NEIC Insurance Acquisition Corporation.

          [BULLET] No Material Adverse Change. As of the closing under the merger agreement, there shall have been no material adverse effect on Motor Club (and its subsidiaries other than NEIC Insurance Acquisition Corporation), taken as a whole, and no change or development shall have occurred which would reasonably be expected to have a material adverse effect on Motor Club (and its subsidiaries other than NEIC Insurance Acquisition Corporation).

     Termination

          Motor Club and North East can agree at any time to terminate the merger agreement without completing the merger, even if the stockholders of Motor Club and North East have approved it.

          Also, either Motor Club or North East can terminate the merger agreement if any of the following occur:

          [BULLET] any government entity (such as an insurance regulatory agency, antitrust authority or court) issues a final order prohibiting the merger;

          [BULLET]  the merger is not completed by July 15, 1999;

          [BULLET   the other party's  stockholders  fail to approve the merger;
                    or

          [BULLET] the other party materially breaches any of its covenants or agreements under the merger agreement, and fails to cure within 10 days' notice.

          Motor Club may also terminate the merger agreement if:

          [BULLET] North East's Board of Directors withdraws its approval of the merger, or recommends that its stockholders approve an alternative transaction with a different party; or

          [BULLET] Motor Club discovers facts that would cause the merger to have a material adverse effect on Motor Club, any of Motor Club's subsidiaries, or (after the merger) North East.

          North East may also terminate the merger agreement if both of the following occur:

          [BULLET] North East receives a proposal for an alternative transaction with a different party that, in the good faith judgment of North East's Board of Directors, is more favorable to North East's stockholders than the merger with Motor Club, and

          [BULLET] North East's Board of Directors determines in good faith that its fiduciary obligations to North East's stockholders require it to terminate the merger agreement as a result of that proposal.

     Termination Fee

          Payable by Motor Club. Motor Club must pay North East a termination fee of $200,000 if Motor Club terminates the merger agreement except for a permitted reason described immediately above at "Termination".

          Payable by North East. North East must pay Motor Club a termination fee of:

          [BULLET] $300,000 if either North East or Motor Club terminates the merger agreement because North East's Board of Directors has withdrawn or modified its approval after receiving a proposal for an alternative transaction with a different party; or

          [BULLET]  $200,000 if  North East terminates for any reason other than


                    (a) as permitted under the merger agreement (described above
                    at   "Termination"),   or  (b)  because  of  an  alternative
                    transaction.

     DISSENTERS' RIGHTS OF APPRAISAL

          Holders of North East stock are entitled to  dissenter's  rights under
Section 908 of the Maine Business Corporation Act. By complying with Section 909 of the MBCA, a North East stockholder may dissent from the merger and, if the merger is effected, be paid the fair value of his or her shares as of the day prior to the date on which the merger is approved by the stockholders, excluding the effect of any appreciation or depreciation of shares in anticipation of the merger.

          This right of dissent may be exercised as to all or less than all of a stockholder's shares. In order to exercise this right a stockholder must comply with three principal requirements:

          [BULLET] The stockholder must file with North East, at or prior to the special meeting, a written objection to the merger. A vote against the merger does not in itself constitute the required written objection. No objection is required, however, from any record stockholder to whom North East has failed to send notice of the special meeting.

          [BULLET] The stockholder must not vote in favor of the merger. The stockholder may abstain from the vote, but unless a signed proxy card indicates that the stockholder wishes to vote against or abstain, the shares represented by that proxy will be voted in favor of the merger and the stockholder will not be permitted to exercise his or her right of dissent.

          [BULLET] The stockholder must file a written demand for payment of the fair value of his or her shares within 15 days after the date of stockholder approval of the merger agreement. A demand for payment may be filed either by personally delivering it to North East or by mailing it by certified or registered mail to North East in each case at North East Insurance Company, 482 Payne Road, P.O. Box 1418, Scarborough, Maine 04070- 1418, Attn: Shareholder

                    Communications. The demand must specify the name and current address of the stockholder. Once filed a demand for payment may not be withdrawn without the consent of North East. A stockholder making such a demand may not thereafter vote or exercise any other rights of stockholder.

          Any stockholder failing either to object or to make demand in the time and manner provided in Section 909 shall have his or her shares converted into cash unless the stockholder properly elects to take Motor Club stock pursuant to the merger agreement. In general, any stockholder making such objection and demand shall thereafter be entitled only to payment as provided in Section 909 and shall have no other rights as a stockholder.

          The right of a stockholder to be paid the fair value of his or her shares will terminate in the event that (1) the merger is not approved or is abandoned, (2) the stockholder demand is withdrawn upon consent, (3) no judicial action for the determination of fair value shall have been filed within the time prescribed by Maine law, (4) the stockholder fails to comply with the statutory procedure, or (5) a court of competent jurisdiction determines that the stockholder is not entitled to demand payment.

          At the time the stockholder files his or her demand, or within 20 days thereafter, the stockholder must submit the certificates representing the shares for which he or she is demanding payment, for notation of the fact of such stockholder demand. A stockholder submitting certificates for notation must mail or deliver them to North East Insurance Company, 482 Payne Road, P.O. Box 1418, Scarborough, Maine 04070-1418, Attn: Shareholder Communications. Share certificates will be returned to the stockholder promptly after notation has been made. Under the MBCA a dissenting stockholder who fails to submit certificates for such notation within this time limit will lose all rights as a dissenting stockholder (unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct).

          Within the later of 25 days after the merger is approved by the stockholders or 10 days after the effective time of the merger, North East shall give written notice to each dissenting stockholder who has complied with the above procedure that the merger has been effected, and shall make a written offer at a specified price to purchase the shares as to which each stockholder is dissenting. The offer will be made at the same price per share to all dissenting stockholders of the same class. Such notice and offer will be accompanied by a balance sheet of North East as of the latest available date (and not more than 12 months prior to the making of the offer) and a profit and loss statement of North East for the 12 month period ended on the date of such balance sheet.

          If North East and a holder of North East stock agree on a price during the 20 days after the last date for delivery of such notice, North East shall, within 90 days after the effective time of the merger, make payment of the agreed amount upon surrender by the dissenting stockholder of his or her shares, and upon such payment the dissenting stockholder shall cease to have any interest in such shares. If North East and any stockholder fail to agree on the fair value of the stockholder's shares during such 20 day period, North East may, within a 60 day period thereafter, bring an action in the Maine Superior Court in Cumberland County, Maine to determine the fair value of the shares, or a dissenting stockholder may, up to 60 days after the effective time of the merger, demand in writing that North East bring such an action, in which case North East must do so within 30 days after receipt of such demand, and if North East fails to institute an action within such 30 day period, any dissenting stockholder may bring a suit in the name of North East. All actions to determine fair value, whether brought by North East or a stockholder, must be filed within 6 months from the effective time of the merger.

          All dissenting stockholders, wherever residing, who have not agreed with North East on a price for their shares shall be joined in any action to determine fair value and must be given service of process. The value determined by the Court will be binding on all eligible dissenting stockholders. Upon request of North East, the Court will consider and pass upon whether specified dissenting stockholders have satisfactorily complied with all of the requirements of Section 909, and if it finds that stockholder has not, such stockholder will not be entitled to be paid the fair value as determined, but will be bound by the terms of the merger agreement. The burden of proof is on the stockholder to prove his or her eligibility.

          The judgment fixing the fair value of the shares is to include interest, at such rate as the Court may find to be fair and equitable, from the date of the stockholder vote to the date of payment unless, as to any stockholder, the Court shall determine that the stockholder's refusal to accept the corporation's offer of payment for the shares was arbitrary, vexatious, or not in good faith, in which case the Court may, in its discretion, disallow interest. The judgment will be payable only upon surrender to North East of the certificates representing such shares. Upon payment of the judgment, a dissenting stockholder will cease to have any interest in the shares. Costs and expenses of the proceeding, as determined by the Court, will be assessed against North East unless a stockholder's refusal to accept North East's offer of payment for his or her shares is found to have been arbitrary, vexatious, or not in good faith, in which case the Court may assess all or a portion of such costs against such stockholder. Costs and expenses will not include the fees and expenses of counsel or of expert witnesses, but will include reasonable compensation and expenses to any appraisers appointed by the Court. If the "fair value" of the shares, as determined by the Court, "materially exceeds" the amount which North East offered to pay therefor, or if no such offer was made, the Court, in its discretion, may award any stockholder who is a party to the proceeding all or part of such stockholder's attorneys' fees or expenses and reasonable compensation and expenses to any expert employed by such stockholder.

          If a stockholder has exercised his or her right to dissent with respect to any shares of North East any transferee of such shares will not acquire any rights in North East other than the rights which the transferring stockholder had with respect to such shares as a dissenting stockholder. Any new certificate issued evidencing such transferred shares shall bear a notation reflecting the demand made by the transferor.

          A stockholder who is a minor or otherwise legally incapacitated will be bound by the procedural limitations of Section 909 of the MBCA. Any such stockholder may personally, or through a guardian or any person acting for such stockholder as a legally authorized representative, take all actions necessary to assert his or her right to dissent. Actions taken in respect of shares held of record by a nominee for the benefit of another may be made only by such nominee and not by the beneficial owner.

          The foregoing summary does not purport to be a complete statement of the provisions of Sections 908 and 909 of the MBCA, and is qualified in its entirety by reference to the complete text of such Sections, copies of which are attached hereto as Annex D.

                          ALTERNATIVE PLAN OF FINANCING

          An Independent Committee of Motor Club's Board of Directors has approved an alternative plan of financing the merger, to be voted on by the Motor Club stockholders at the Motor Club special meeting.

     Overview of Debenture Terms

          Under this plan, Motor Club would issue unsecured debentures, in one or more series, for a total principal amount of up to $10 million. Each series would be due on the tenth anniversary of the closing of the merger and will bear interest at a rate equal to 2.5% over the London Interbank Offered Rate, fixed as of the date on which the series is issued. Interest would be paid quarterly, in arrears.

          At the holder's option, each debenture would be convertible at any time, in whole or in part, into a number of Motor Club shares equal to the total principal amount of indebtedness to be converted divided by 130% of the average trading price of Motor Club's common stock over the 20 day period immediately prior to the debenture's issue date.

                    Example:

                    On June 30, 1999, Motor Club issued a debenture for a principal amount of $8,000,000. The conversion price would equal 130% of average trading price of Motor Club common stock over the period from June 9 through June 29, 1999. Assuming that the average trading price were $13.85, the conversion price would be 130% of $13.85 per share, or $18.00.

                    On June 30, 2000, the debenture holder elects to convert. Dividing $8,000,000 by $18.00 per share results in 444,444 shares, which Motor Club would issue to the debenture holder.

          The debentures must be offered only to high net worth individuals, institutional investors, and other accredited investors (as defined in Rule 501 under the Securities Act of 1933). Consequently, an offering of these debentures would be structured to be exempt from the registration requirements of the Securities Act of 1933. Motor Club expects that the members of the Executive Committee of its Board of Directors will be the debenture offerees. The members of the Executive Committee have advised Motor Club that they will, if this plan of financing is approved by the stockholders, subscribe for up to all of the debentures.

          If the members of the Executive Committee convert a substantial portion of the debentures, their percentage ownership in Motor Club's common stock will substantially increase. It is possible that the Executive Committee could increase its collective percentage stock ownership from the current 42.2% to over 50%. Please see "INTERESTS OF CERTAIN PERSONS IN THE MERGER," page ___.

     Other Terms and Conditions

     Registration Rights

          As to the Motor Club stock issuable upon conversion of a debenture, the debenture holder would be able to demand registration rights on 90 days' notice to Motor Club. However, Motor Club would not be obligated to bear the cost of or file more than one registration statement during any 12-month period. Any registration statement would also register the Motor Club shares for re-sale by the debenture holder. (Nevertheless, the Motor Club stock issuable upon conversion of the debentures owned by the members of the Executive Committee will be restricted as to re-sale as they are "affiliates" of the Company under applicable securities laws.)

     Optional Pre-payment

          At any time after the third anniversary of issuance, and upon 20 days' prior written notice to the debenture holders, Motor Club would be able to pre-pay (and thereby retire) all or any portion of the debentures by paying the outstanding principal plus accumulated unpaid interest. During that 20-day period, the debenture holders may convert all or any portion of the debentures intended to be prepaid.

     Mandatory Payment

          Motor Club would have to retire the debentures upon maturity by paying the outstanding principal plus all accumulated unpaid interest.

     Collateral

          None. The debentures would be unsecured obligations of Motor Club.

     Voting Rights

          The debentures would not have voting rights. The Motor Club common stock, when issued upon conversion of debentures, would have the same voting rights as all other Motor Club common shares.

     Liquidation Preference

          In the event of any liquidation or winding up of Motor Club, the debenture holders would be entitled to receive, prior and in preference to the holders of Motor Club common stock, an amount equal to the principal amount of the debentures then held plus all accumulated unpaid interest. The debenture holders could also elect to treat any consolidation, merger, or sale of all or substantially all of Motor Club's assets as a liquidation.

     Anti-dilution Provision

          The conversion price would be subject to adjustment as the result of any sub-division, stock split, combination of shares or recapitalization of Motor Club.

     Ranking

          The debentures would be junior and subordinated to all institutional and ordinary course debt of Motor Club, and would rank not less than equally with all subordinated debt.

     Covenants

          Those that are customary and ordinary for transactions of this size, type and purpose, including that Motor Club would not without the consent of the holders of a majority of the principal amount of the debentures then outstanding:

                    [BULLET] issue any notes, debentures or other securities convertible into equity securities of Motor Club, except notes, debentures and other securities that are junior to the debentures;

                    [BULLET] amend its Certificate of Incorporation or By-laws in any manner which adversely affects the rights of the holders; or

                    [BULLET] declare or pay any dividend or pay any installment or portion of interest and/or principal on any security or debt that is junior to the debentures.

     Conditions Precedent

          Those that are customary and ordinary for a transaction of this size, type and purpose including the following:

                    [BULLET] the holders, their attorneys and their advisors shall have conducted due diligence investigations to their satisfaction regarding Motor Club, its subsidiaries and the proposed transaction;

                    [BULLET] the parties shall have negotiated and executed documentation that is satisfactory to Motor Club;

                    [BULLET] prior to closing, there shall have occurred no material adverse change in the business or
                              condition   of   Motor   Club,   or   any  of  its
                              subsidiaries.

     Financing   Available  if  Motor  Club  Stockholders  Do  Not  Approve  the
Alternative Plan

          If Motor Club's stockholders do not approve this alternative plan of financing, Motor Club will obtain merger financing from either of two lenders that have each offered to lend up to $10 million.

          One of these lenders requires the pledge of all outstanding stock of all direct Motor Club subsidiaries. The other does not require collateral. The consents of the New Jersey and Maine departments of insurance would be required in order for Motor Club to pledge the stock of its subsidiaries. Motor Club believes that requiring the consent of the New Jersey Department of Banking and Insurance as a condition to financing the merger is inconsistent with one of its objectives in the merger to diversify its operations outside of New Jersey.

          Interest paid to either of these lenders would be at rates higher than Motor Club would pay under the alternative plan of financing proposed. These lenders would also require the payment of certain fees to initiate and maintain these credit facilities, where the alternative plan of financing would impose no such fees.

          Furthermore, both lenders would require Motor Club to meet certain financial covenants that could limit Motor Club's flexibility to tailor its capital structure in a manner advantageous to its growth strategy. In contrast, the convertible debenture proposed under the alternative plan of financing has limited general covenants and no financial covenants. Finally, A.M. Best generally views financing that is convertible into equity more favorably than debt. This could create a more favorable rating environment for Motor Club's insurance subsidiaries, including North East.

          Motor Club also approached two other lenders that declined to offer terms for the merger financing.

          Given the cumulative effect of these costs and requirements, on a comparative basis, the Independent Committee determined that the proposed alternative plan of financing is more favorable to Motor Club.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

          Members of the North East Board of Directors and management have interests in the merger which are in addition to their interests as North East stockholders, generally. These additional interests arise from the severance provisions of executives' employment contracts, an agreement to continue one executive's employment by North East after the merger, the exchange in the merger of outstanding North East incentive stock options for cash and/or equivalent options for Motor Club stock, and the exchange in the merger of North East non-incentive stock options for cash, as further described below. The North East Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement, and the transactions contemplated thereby.

          Schatz's Executive Severance. Pursuant to an Undertaking and Agreement with North East and Motor Club, Robert G. Schatz, the President and CEO of North East, will terminate his employment as of the merger and will receive the following principal benefits, which fulfill provisions of existing employment and severance agreements between Mr. Schatz and North East:

                    Payments at closing:

                    [BULLET]  $175,000 severance

                    [BULLET]  $16,000 profit sharing bonus

                    Benefits continuing at North East's expense:

                    [BULLET] Medical, hospitalization, disability and other health benefits, for up to one year after the merger (or, if earlier, until he receives similar benefits from a subsequent employer)

                    [BULLET]  Life insurance coverage through December 31, 2000

                    [BULLET]  Motor vehicle lease through March 31, 2000

                    [BULLET] Continuation of annual payments of $34,000 through 2006, previously agreed to by North East.

                    Additional payment for non-competition agreement:

                    [BULLET] Provided that Mr. Schatz does not compete in the business of property/casualty insurance within the state of Maine for one year after the merger, an additional $175,000 payment (plus interest) will be payable in monthly installments for nine years after the first anniversary of the merger.

          Libby's Continued Employment and Executive Severance. The existing employment agreement between Mr. Ronald A. Libby and North East appoints Mr. Libby as North East's Chief Operating Officer, on the following terms:

                    [BULLET]  termination date of December 31, 1999

                    [BULLET]  annual salary of $120,000

                    [BULLET] severance of $120,000 in the event of non-renewal or involuntary termination.

                    Motor Club and North East have entered into an Agreement and Undertaking with Mr. Libby which is effective upon the merger, and which provides that:

                    [BULLET] he will be elected as President, Chief Operating Officer and a director of North East

                    [BULLET]  his salary will be increased to $135,000 per year

                    [BULLET] his existing incentive stock options to purchase a total of 100,000 shares North East stock at $2.375 per share will be exchanged for (a) cash equal to the difference between $3.30 and $2.375, (b) options to purchase an equivalent number of Motor Club shares, at a price that preserves, but does not exceed, the economic benefit of his North East options, or (c) a combination of cash and Motor Club options, at Mr. Libby's election

                    [BULLET] in the event of his involuntary termination after the merger, the maximum severance payment he would be entitled to would be equal to twice his salary, plus continuation of benefits for a stated time.

Koren's Employment Claims. On March 24, 1999, North East received a letter from counsel to Samuel M. Koren, a former executive officer of the Company. According to the letter, Mr. Koren was voluntarily terminating his employment for "good reason" pursuant to an Employment Continuity Agreement dated October 28, 1996 with North East. Subsequently, Mr. Koren alleged that North East had unlawfully discriminated against him on the basis of his religion, age, and certain disabilities. Mr. Koren's employment with North East terminated as of April 2, 1999. North East has denied any liability under the Employment Continuity Agreement and has denied that the alleged discrimination occurred. To date, no litigation or arbitration has been commenced by either Mr. Koren or North East. The merger agreement prohibits North East from settling certain claims in excess of $40,000 or paying additional severance compensation without the consent of Motor Club. Management of North East has stated an intention to defend vigorously against any claims that Mr. Koren may bring.

          North East Options.

                    Incentive Stock Options. Mr. Libby is the only grantee of North East incentive stock options. Under the merger agreement, those options will, at Mr. Libby's election, be converted into:

                    [BULLET] cash equal to the excess of $3.30 over the option's exercise price of $2.375 (for a total of $92,500),

                    [BULLET] options to purchase an equivalent number of Motor Club shares, at a price that preserves, but does not exceed, the economic benefit of the North East incentive stock option converted, or

                    [BULLET] a combination of cash and equivalent Motor Club options.

                    Non-incentive Stock Options. The merger agreement provides that each other option to acquire North East stock that is outstanding and which was not granted as an incentive stock option will be converted into cash equal to the excess of $3.30 over the option's exercise price.

          The following table sets forth, with respect to the current officers and directors of North East, (a) the number of shares of North East stock subject to options held by such persons and (b) the number of shares of Motor Club stock subject to the options upon conversion of the options to purchase North East stock based on the unadjusted Exchange Ratio.

                        North East Shares Subject      Motor Club Shares Subject
                              to Option(1)                    to Options
Option Holder           Number    Exercise Price       Number    Exercise Price
----------------        -------   --------------       ------    --------------
Robert G. Schatz        200,000    $1.625                  --        --

Ronald A. Libby(2)      100,000     2.375              19,048    $12.468

Edward B. Batal          10,000     1,000                  --        --
                          1,000     1,000
                            714     2.813
                          2.688      1.75
                          2.625     2.875

Terence P. Cummings      10,000     1,000                  --        --
                          1,000     1,000
                            714     2.813
                          2.688      1.75
                          2.625     2.875

Robert A. Hancock        10,000     1,000                  --        --
                          1,000     1,000
                            714     2.813
                          2.688      1.75
                          2.625     2.875

Wilson G. Hess           10,000     1,000                  --        --
                          1,000     1,000
                            714     2.813
                          2.688      1.75
                          2.625     2.875

Joseph M. Hochadel       10,000     1,000                  --        --
                          1,000     1,000
                            714     2.813
                          2.688      1.75
                          2.625     2.875

Peter A. Russ             1,000     1,000                  --        --
                          1,000       714
                          2.688      1.75
                          2.625     2.875

Bruce H. Suter            1,000     1,000                  --        --
                          1,000       714
                          2.688      1.75
                          2.625     2.875


     (1) Except for North East options held by Mr. Libby, as a result of the merger, each North East option will be exchanged for cash in an amount equal to the difference between $3.30 and the option's exercise price.

     (2) Mr. Libby has the option to take a cash payment equal to the difference between $3.30 and $2.375 for each North East option he holds as a result of the merger, in lieu of exchanging such North East options for Motor Club options. This column has been calculated assuming Mr. Libby elects to exchange all of his North East stock options for equivalent Motor Club stock options.


          Motor Club Alternative Plan of Financing.

          Under the alternative plan of merger financing proposed to Motor Club stockholders, Motor Club would issue one or more series of convertible, unsecured debentures, for a total principal amount of up to $10 million. Each series would be due on the tenth anniversary of the closing of the merger and will bear interest at a rate equal to 2.5% over the London Interbank Offered

Rate, fixed as of the date on which the series is issued. At the holder's option, the debenture would be convertible at any time, in whole or in part, into a number of Motor Club shares equal to the total principal amount to be converted divided by 130% of the average trading price of Motor Club's common stock over the 20 day period immediately prior to the debenture's issue date.

          The debentures would be offered only to high net worth individuals, institutional investors and other "accredited investors" (as defined in the Securities Act of 1933). The offering would be structured to be exempt from the Act's registration requirements.

          Motor Club expects that the members of the Executive Committee of the board of directors will be the debenture purchasers. The Executive Committee members have advised Motor Club that they will, if this plan of financing is approved by the stockholders, subscribe for up to all of the debentures.

          Under the debenture terms, $1,000 of principal would be convertible (at Motor Club's current stock price) into approximately ____ Motor Club shares. The Executive Committee's total percentage ownership in Motor Club's outstanding stock would increase markedly if the members were to convert a substantial portion of the debentures. If, for example, the Executive Committee members were to purchase and convert all $10 million of the debentures offered, at Motor Club's closing stock price on ________, 1999 they would receive over _____ Motor Club shares.

          Depending on how many shares of Motor Club stock are issued in the merger, it is possible that the Executive Committee would increase its aggregate percentage stock ownership to a level above 50%. If no Motor Club stock were issued in the merger, and the members of the Executive Committee were to purchase and convert all $10 million of the debentures offered, at current prices their aggregate stock ownership percentage would increase from 42.2% to 54.2%. If, as is more likely, the maximum of 290,389 shares were issued in the merger, the stock ownership percentage would increase from 42.2% to 48.9% if all $10 million of the debentures were converted.

                         MANAGEMENT FOLLOWING THE MERGER

          After the merger, the current Motor Club Board of Directors will continue as the Motor Club Board of Directors. In addition, the current Motor Club directors plus Ronald A. Libby will be the Board of Directors of North East, which will be a wholly-owned subsidiary of Motor Club.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Motor Club

     The following table sets forth certain information regarding the beneficial ownership of Motor Club's stock as of March 31, 1999 (including options exercisable within 60 days) by (a) each member of the Motor Club Board of Directors, (b) each named executive officer of Motor Club, (c) all directors and officers of Motor Club as a group and (d) each person known by Motor Club to be the beneficial owner of more than 5% of its outstanding shares.

                                                         Common Stock of the
                                                      Company Owned Beneficially
                                                         at March 31, 1999(A)
                                                      --------------------------
                                                        Number      Percent of
Name                     Position                      of Shares       Class
---------------------    ----------------------------- ---------    ----------
Archer McWhorter(C)      Chairman of the Board          301,635        14.15

Stephen A. Gilbert(B)    President and Chief             32,375         1.52
                         Executive Officer

Robert S. Fried          Retired Senior Vice President    1,000         0.05

William E. Lobeck, Jr.   Director                       289,601        13.59

Alvin E. Swanner         Director                       301,634        14.15

Malcolm Galatin          Director                            --           --

Patrick J. Haveron(B)    Executive Vice President        13,100         0.61
                         and Chief Financial
                         Officer

Archer McWhorter, Jr.(C) Director                            --           --

Myron Rogow (B)          Vice President --                5,000         0.23
                         Underwriting

Charles Pelosi (B)       Vice President -- Information    8,500         0.40
                         Services

G. Bruce Patterson(B)    Vice President -- Marketing      8,500         0.40
-----------------------------------------------------   -------       ------
     All 13 Directors and Officers as a Group           964,790        45.26

Heartland Advisors, Inc. 5% Beneficial Owner            172,900         8.11
790 No. Milwaukee St.
Milwaukee, WI 53202


     (A) As reported to the Company by the named persons. The nature of beneficial ownership or shares shown in this proxy statement/prospectus is sole voting and investment power, except Mr. Archer McWhorter's shares are owned by a family trust of which he is trustee, and 2,000 of Mr. Lobeck's shares are owned by two trusts of which he is trustee; in addition, a Schedule 13G dated January 28, 1999 indicates that Heartland Advisors, Inc., has sole dispositive power as to all 172,900 of its shares but sole voting power as to only 26,900 of such shares.

     (B) Includes stock options for Common Stock which are currently exercisable or exercisable within 60 days of March 31, 1999; for Mr. Gilbert 4,375 shares, for Mr. Haveron 3,750 shares, and for Messrs. Rogow, Pelosi and Patterson 1,250 shares each.

     (C)  Archer McWhorter is the father of Archer McWhorter, Jr.

North East

     Information regarding the beneficial ownership of North East's stock is incorporated by reference to North East's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999, North East's Amendment No. 1 to its Annual Report on Form 10-KSB/A for the year ended December 31, 1998, filed with the Commission on May 13, 1999, each of which accompanies this proxy statement/prospectus.

                  COMPARISON OF RIGHTS OF HOLDERS OF MOTOR CLUB
                              AND NORTH EAST STOCK

     The  statements  set forth  under this  heading  with  respect to the Maine
Business Corporation Act ("MBCA"), the New Jersey Business Corporation Act ("NJBCA"), the Articles of Incorporation of North East, the North East Bylaws, the Motor Club Certificate of Incorporation and the Motor Club Bylaws, are brief summaries thereof and do not purport to be complete. Such statements are subject to the detailed provisions of the MBCA, the NJBCA, the North East Articles, the North East Bylaws, the Motor Club Certificate of Incorporation and the Motor Club Bylaws. See "WHERE YOU CAN FIND MORE INFORMATION."


     The following is a summary of certain of the material differences between the rights of the owners of North East stock and the rights of the holders of Motor Club stock.

Dividend Rights

     North East. Under the MBCA, a corporation may pay dividends out of its unreserved and unrestricted earned surplus, or out of its unreserved and unrestricted net earnings for the current fiscal year and the next preceding fiscal year, taken as single period. The term "earned surplus" is defined to mean that portion of the surplus of a corporation equal in amount to the balance of its net profits, income, gains and losses from the date of incorporation, or from the latest date when a deficit was eliminated by application of its capital surplus, after deducting subsequent distributions to stockholders and transfers to stated capital and capital surplus.

     Under the insurance laws of the State of Maine, cash dividends may only be paid out of that part of the available accumulated statutory unassigned deficit that is derived from realized net operating profits on North East's insurance business, and from net realized from capital gains. In addition, among other statutory restrictions, a Maine insurer's policyholder's surplus following any dividends or distributions to shareholders must be reasonable in relation to the insurer's outstanding liabilities and its financial needs. Furthermore, North East may not pay "extraordinary" dividends or make any other distribution (i.e., dividends or distributions made within the next 12 months, which exceed the greater of (1) 10% of North East's surplus to policyholders or (2) North East's net investment income, in either case, as of December 31 preceding) unless the Maine Superintendent of Insurance has been notified of the declaration and has either approved it or has failed to disapprove it within 60 days.

     Motor Club. Under the NJBCA, a corporation may, from time to time, by action of its board, declare and pay dividends, except when the corporation is insolvent or would thereby be made insolvent, or when the payment would be contrary to any restrictions contained in the certificate of incorporation. The NJBCA and Motor Club's certificate of incorporation and bylaws permit such payments may be made whether or not the net assets remaining after the transaction are less than the aggregate amount of the preferences of outstanding shares in the assets of the corporation upon liquidation. Dividends may be declared or paid out of surplus only, except in dissolution. The Motor Club Bylaws provide that the Board of Directors may declare dividends out of the net profits or surplus of the corporation. Before payment of any dividend or making any distributions of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation.

Directors and Officers


     Number and Election of Directors; Removal

     North East. Under the MBCA, cumulative voting in the election of directors is only permitted if expressly authorized in a corporation's articles of incorporation. The North East Articles do not provide for cumulative voting in the election of directors. The North East Articles provide that the minimum number of directors shall be 7 and the maximum number 21. The actual number of directors to serve shall, in accordance with North East Bylaws, be fixed from time to time by a vote of the stockholders at an annual or special meeting or by resolution of the directors of the corporation. Under the MBCA, any director or the entire North East Board of Directors may be removed with or without cause, at a special meeting of stockholders called expressly for that purpose by an affirmative vote of two-thirds of the outstanding shares entitled to vote for directors. Under the MBCA, a director may be removed from office for cause if two-thirds of the directors then in office resolve that the individual director should be removed from office. A Maine corporation may bring an action in any court having equity jurisdiction to remove a director following such a vote. If the court finds, by a preponderance of the evidence, that such director has been guilty of fraudulent or dishonest acts, to the detriment of the corporation or any substantial group of its stockholders, or has been guilty of gross abuse of authority or discretion in discharge of his or her duties to the corporation, the Court shall order the director removed from office.

     Motor Club. Under the NJBCA, the board of directors of a corporation shall consist of one or more members. Subject to any provisions contained in the certificate of incorporation, the bylaws shall specify the number, which in Motor Club's case is not be less than five nor more than twenty-five. The number of directors may be increased or decreased from time to time by action of the Board of Directors. All Motor Club directors are elected annually, and neither the Motor Club Certificate of Incorporation nor the Motor Club Bylaws permit cumulative voting, plurality voting, or staggered terms. The NJBCA also provides that one or more directors may be removed, with or without cause, by the affirmative vote of the majority of shares entitled to vote for directors. A New Jersey corporation may, through a stockholder-adopted bylaw, limit the stockholders' right to remove directors without cause, but Motor Club has not adopted any such bylaw.

Fiduciary Duties of Directors

     North East. Directors of a Maine corporation are required to exercise their powers and discharge their duties in good faith with a view to the interests of the corporation and of the stockholders and with that degree of diligence, care and skill which ordinarily prudent men would exercise under similar circumstances, in like positions. The MBCA includes a provision specifically permitting (although not requiring) directors, in discharging their duties, to consider the effects of any action upon employees, suppliers and customers of the corporation, communities in which offices or other establishments of the corporation are located, and all other pertinent factors.


     Motor Club. Similarly, the NJBCA requires directors to exercise their powers and discharge their duties in good faith with a view to the interests of the corporation and of the stockholders and with that degree of diligence, care and skill which ordinarily prudent men would exercise under similar circumstances in like positions. The NJBCA includes a provision specifically permitting (although not requiring) directors, in discharging their duties, to consider the effects of any action upon employees, suppliers, creditors and customers of the corporation, the community in which the corporation operates, and the long-term as well as the short-term interests of the stockholders.

Liability of Directors

     North East. The MBCA provides that a director of a Maine corporation shall not be held personally liable for monetary damages for failure to discharge any duty as a director unless the director is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the corporation or its stockholders. None of the MBCA, the North East Articles or North East Bylaws contain provisions which limit the personal liability of officers in certain circumstances.

     Motor Club. The NJBCA permits a corporation to amend its certificate of incorporation to limit personal liability of directors and officers for damages for breach of any duty to the corporation or its stockholders. This limitation does not extend to breaches of the duty of loyalty, actions not in good faith, knowing violations of law or acts resulting in the officer's or director's receipt of any improper personal benefit. Motor Club has adopted such a provision.

Indemnification of Directors And Officers

     North East. Under the MBCA, a corporation may indemnify any person or, if so provided in the bylaws, shall in all cases indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its stockholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or with respect to any criminal action or proceeding, to have had reasonable cause to believe that that person's conduct was unlawful.

     The MBCA also provides that a corporation may advance to a director, officer, employee or agent expenses incurred by such person in defending any action, upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification or with respect to any claim, issue or matter asserted in the action, suit or proceeding brought by or in the right of the corporation, to be liable to the corporation, unless the court in which that action, suit or proceeding was brought permits indemnification. Indemnification, unless ordered by a court or required by the bylaws, shall be made by the corporation and only as authorized in the specific case upon a determination that indemnification is proper in the circumstances and in the best interests of the corporation. This determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to that action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders. Notwithstanding any other provisions of the MBCA, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against such person in such capacities, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by that person.

     The indemnification provisions of the MBCA are nonexclusive of any other rights to which a person may be entitled, by bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The North East Bylaws provide for indemnification of directors and officers to the fullest extent permitted by law. The MBCA provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under the MBCA.

     Motor Club. Under the NJBCA:

     [BULLET] A corporation may indemnify a corporate agent, including a director or officer, against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (1) such corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and (2) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful.

     [BULLET] A corporation may indemnify a corporate agent against his or her expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his or her being or having been such corporate agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     [BULLET] A corporation must provide indemnification of a corporate agent against expenses to the extent that such agent has been successful on the merits or otherwise in the defense of any proceeding described above, or of any claim, issue or matter therein. Expenses incurred by a corporate agent in connection with a proceeding may be paid in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified pursuant to the NJBCA.

     [BULLET] No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Motor Club unless and only to the extent that the New Jersey Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the New Jersey Court or such other court shall deem proper.

     [BULLET] Any indemnification (unless ordered by a court) shall be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee, agent, or the legal representative thereof, is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said indemnification section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such suit or proceeding, or (2) if such a quorum is not obtainable, a quorum of disinterested directors so directs, by independent legal counsel for a written opinion, or
               (3) by the stockholders.

     [BULLET] Expenses incurred by any person who may have a right of indemnification under the NJBCA in defending civil or criminal action, suit or proceeding may be paid by Motor Club in advance of the final distribution of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee, or the legal representative thereof, to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by Motor Club pursuant to the NJBCA.

     The indemnification provisions of the NJBCA are non-exclusive of any other rights to which a person may be entitled, by bylaw, agreement or otherwise. Motor Club's Bylaws provide for indemnification of directors and officers to the fullest extent permitted by law, except that no indemnification may be made to or on behalf of a director, officer or other agent of Motor Club if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to Motor Club or its stockholders, as defined by law, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

Annual Meetings

     North East. Under the MBCA, if there has been a failure, for whatever reason, to hold the annual meeting of a corporation for a period of 30 days after the date for such meeting specified in the bylaws, or if no date has been specified, for a period of 13 months after its last annual meeting, a substitute annual meeting may be called by any person or persons entitled to call a special meeting of the stockholders.

     Motor Club. Under the NJBCA, if there has been a failure, for whatever reason, to hold the annual meeting of a corporation for a period of 30 days after the date for such meeting specified in the bylaws, or if no date has been designated for a period of 13 months after its last annual meeting, the Superior Court may, upon the application of any stockholder, summarily order the meeting or the election of directors.

Special Meetings

     North East. Under the MBCA, a special meeting of the stockholders may be called by the President; the Chairman of the Board; a majority of the board of directors, the holders of not less than such percentage of the shares entitled to vote at the meeting as may be set forth in the articles of incorporation or bylaws, provided that if, after September 1, 1985, a corporation shall adopt a provision in its articles of incorporation or bylaws which establishes such percentage to be in excess of ten percent, then, upon application, the holders of not less than ten percent of the shares entitled to vote at a meeting, the Superior Court may order a special meeting of the stockholders of the corporation to be called and held at a time and place, upon the notice and for the transaction of the business, as may be designated in the order; or such other officers or persons as may be provided in the articles of incorporation or in the bylaws. The North East Bylaws provide that special meetings may be called by the clerk or such other officer or officers, directors or stockholders who are permitted to call a special meeting by the MBCA.

     Motor Club. Under the NJBCA, special meetings of the stockholders may be called by the president or the board of directors, or by such other officers, directors or stockholders as may be provided in the bylaws. Additionally, upon the application of the holders of not less than ten percent of the shares entitled to vote at a meeting, the Superior Court may order a special meeting of the stockholders of the corporation to be called and held at a time and place, upon the notice and for the transaction of the business, as may be designated in the order. The Motor Club Bylaws provide that special meetings of the stockholders may be called by the chairman of the board, the president, an executive vice president or the board of directors.

Action by Stockholders Without a Meeting

     North East. Under the MBCA, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if written consents setting forth the action so taken are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the clerk of the corporation as part of the corporate records. There is no provision in the MBCA or the North East Articles or North East Bylaws which would permit stockholder action to be taken by less than such unanimous written consent.

     Motor Club. The NJBCA and Motor Club's Bylaws provide that action required to be taken at a stockholders' meeting may be taken without a meeting if the action is taken by all the stockholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to vote and delivered to the corporation for inclusion in the minutes or filing with the corporate records. There is no provision in the NJBCA or the Motor Club Certificate or Bylaws that would permit stockholder action to be taken by less than such unanimous written consent.

Stockholders' Proposals

     North East. The MBCA does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting. The North East Articles do not include provisions regarding procedures to be followed in the nomination of directors nor do the North East Articles or North East Bylaws include provisions regarding the procedures to be followed in order to bring business before a meeting properly.

     Motor Club. The NJBCA does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting.

Charter Amendments

     North East. Except with respect to amendments to the articles of incorporation to reflect a change in the registered office or the clerk of a corporation or to reflect reductions in authorized shares resulting from cancellations of shares, which amendments may be made by the board of directors, all amendments to the articles of incorporation generally require the approval of the board of directors, followed by a vote of the owners of a majority of all outstanding shares entitled to vote thereon, unless the articles of incorporation contain a provision prescribing a vote greater than, but in no event less than, a majority of all outstanding shares entitled to vote.

     Motor Club. The NJBCA provides that a corporation may amend its certificate of incorporation in any and as many respects as may be desired so long as the amendment contains only such provisions as might lawfully be contained in an original certificate of incorporation filed at the time of making such amendment. The stockholders may prescribe in the by-laws that any by-law made by them shall not be altered or repealed by the board. Pursuant to the Motor Club Certificate, further amendments thereto which require the action of the stockholders shall be adopted upon receiving the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon.

Amendments to Bylaws

     North East. Under the MBCA, bylaws may be adopted, amended or repealed either by the board of directors or the holders of shares entitled to vote to elect directors, provided however, that the directors may not, for two years after such stockholders have amended or repealed any bylaw provision, amend or readopt the bylaw provision thus amended or repealed by such stockholders. The North East Bylaws provide that, except as otherwise required by law, the Bylaws may be amended, added to or repealed at any annual or special meeting of the stockholders by a vote of a majority of the shares issued and outstanding and entitled to vote provided that notice of the proposed amendment, addition or repeal is given in the notice of said meeting. Except for an amendment, addition or repeal which is required by law to be made by stockholders, the bylaws may also be amended, added to or repealed at any regular or special meeting of the North East Board of Directors by a vote of a majority of the Board, provided that notice of the proposed amendment, addition or repeal is given in the notice of said meeting.

     Motor Club. The NJBCA provides that the board of directors shall have the power to make, alter and repeal bylaws unless such power is reserved to the stockholders in the certificate of incorporation, but bylaws made by the board may be altered or repealed, and new bylaws made, by the stockholders. The Motor Club Bylaws provide that the vote of the holders of at least a majority of the shares of stock of Motor Club issued and outstanding and entitled to vote, shall be necessary at any meeting of stockholders to amend or repeal the Motor Club Bylaws or to adopt new bylaws. The Motor Club Bylaws may also be amended or repealed, new bylaws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board; provided that any bylaw adopted by the Board may be amended or repealed by the stockholders in the manner set forth above.

Mergers and Major Transactions.

     North East. Under the MBCA, stockholder approval is required for the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a corporation that is not made in the usual and regular course of the business of such corporation. Under the MBCA, unless the articles of incorporation provide otherwise, the merger or consolidation in which a Maine corporation is a participant must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon of such corporation unless any class of shares of any such corporation is entitled to vote as a class thereon and, in which event the plan of merger or consolidation shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares of each class of shares entitled to vote as a class thereon and of the total outstanding shares entitled to vote thereon. Any class of shares of any corporation which participates in a merger shall be entitled to vote as a class, whether or not otherwise entitled to vote, if the plan of merger or consolidation contains provision which, if contained in a proposed amendment to the articles of incorporation, would entitle such class of shares to vote as a class.

     Under the MBCA, the articles of incorporation may contain a provision requiring a plan of merger or consolidation to receive a vote greater than, but in no event less than, that described in the preceding sentence. Notwithstanding the other provisions of the MBCA, unless required by its articles of incorporation, no vote of stockholders of a participating corporation which is to be the surviving corporation shall be necessary to authorize a merger if the plan of merger does not amend in any respect the articles of incorporation of the surviving corporation and the shares of any class of stock of the surviving corporation to be issued or delivered under the plan of merger do not exceed 15% of the shares of the surviving corporation of the same class outstanding immediately prior to the effective date of the merger. Article Sixth of North East's Articles contains a provision requiring the affirmative vote of the holders of 75% of all shares of stock entitled to vote for approval of a merger or sale or other disposition of all or substantially all of the assets of North East. The MBCA provides that a parent corporation owning at least 90% of the outstanding shares of each class of one or more other corporations may merge one or more such subsidiary corporations into itself without the approval by a vote of the stockholders of either the parent or any such subsidiary corporation.

     Motor Club. Under the NJBCA, the completion of a merger or consolidation of a New Jersey corporation, such as Motor Club, which was organized prior to January 1, 1969, requires the approval of such corporation's Board of Directors and the affirmative vote of two-thirds of the votes cast by the holders of the shares of the corporation entitled to vote thereon, unless such corporation is the surviving corporation and (i) such corporation's certificate of incorporation is not amended, (ii) the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after, and (iii) the number of voting shares and participating shares outstanding after the merger will not exceed by 40% the total number of voting or participating shares of the surviving corporation before the merger. A corporation organized prior to January 1, 1969 may adopt a majority voting requirement for a plan of merger or plan of consolidation, by an amendment of its certificate of incorporation adopted by the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon. Motor Club has not adopted any such amendment. Similarly, in the case of a corporation organized prior to 1969, such as Motor Club, a sale of all or substantially all of the corporation's assets other than in the ordinary course of business, or a voluntary reorganization of a corporation, requires the approval of the corporation's Board of Directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of the corporation entitled to vote thereon.

Dissenters' Rights of Appraisal

     North East. A stockholder of a Maine corporation generally has the right to dissent from a merger or consolidation in which the corporation is participating or sale of all or substantially all of the assets of the corporation, subject to specified procedural requirements. The MBCA generally does not provide appraisal rights to stockholders whose shares are (1) registered or traded on a national securities exchange or (2) registered with the SEC pursuant to Section 12(g) of the Exchange Act unless stockholders are required to accept anything other than
(a) shares of the surviving or new corporation resulting from the transaction, or such shares plus cash in lieu of fractional shares, or (b) shares, or shares plus cash in lieu of fractional shares, of any other corporation whose shares are not registered or traded on a national securities exchange or held by record of not less than 2,000 stockholders, or a combination thereof.

     Motor Club. Under the NJBCA, any stockholder may dissent from a plan of merger or consolidation to which the corporation is a party and with regard to which the stockholder may vote. However, unless the certificate of incorporation provides otherwise, a stockholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares (1) of a class or series which is listed on a national securities exchange or held of record by not less than 1,000 stockholders on the record date fixed to determine the stockholders entitled to vote on such action, or (2) for which, pursuant to such action, the stockholder would receive (a) cash, (b) shares, obligations or other securities which, upon consummation of the transaction, will either be listed on a national securities exchange or held of record by not less than 1,000 stockholders, or
(c) cash and such securities. In addition, any stockholder may dissent from any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a sale by a parent corporation for which stockholder approval is not required. However, unless the certificate of incorporation provides otherwise, a stockholder shall not have the right to dissent from any such sale of assets with respect to shares held by such stockholder of the type described in clause (1) above, or from any such sale of assets pursuant to a plan of dissolution of the corporation which provides for distribution of all of its net assets to stockholders in accordance with their respective interests within one year, where such sale of assets is wholly for any of the types of consideration listed in clauses (a), (b), or (c) above. A stockholder who is entitled to dissent from such action in accordance with the NJBCA may make a written demand on the corporation or on the surviving corporation for the payment of the fair value of his or her shares.

Anti-Takeover Provisions

     North East. Section 910 of the MBCA generally provides stockholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Exchange Act with the right to demand payment for an amount equal to the fair value of each voting share in the corporation held by the stockholder from a person or group of persons which becomes a "controlling person." As permitted by Section 910, North East has opted not to be covered thereby.

     Section 611-A of the MBCA generally provides that a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or registered under the Exchange Act may not engage in any business
combination  for  five  years  following  an  interested   stockholders'   stock
acquisition date (as defined below) unless the business combination is (a) approved by the corporation's Board of Directors prior to that interested stockholder's stock acquisition date or (b) approved subsequent to that interested stockholder's stock acquisition date by the Board of Directors of the Maine corporation and authorized by the holders of a majority of the outstanding voting stock in the corporation not beneficially owned by that interested stockholder (as defined below) or any affiliate or associate thereof or by persons who are either directors or officers and also employees of the corporation. An interested stockholder is defined to include any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation, other than by reason of a revocable proxy given in response to a proxy solicitation conducted in accordance with the Exchange Act which is not then reportable on a Schedule 13D under the Exchange Act. The interested stockholder's stock acquisition date is defined to be the date that any person, firm or entity first becomes an interested stockholder of that corporation.

     Motor Club. Subject to exceptions, the NJBCA provides that a corporation organized under the laws of New Jersey having principal executive offices or significant operations located in New Jersey may not engage in any business combination with any interested stockholder (generally, a 10% or greater stockholder) of the corporation for a period of five years following the interested stockholder's stock acquisition, unless (a) before the stock acquisition, the business combination is approved by the Board of Directors of the corporation, (b) before or after the stock acquisition, the business combination is approved by the holders of two-thirds of the corporation's voting stock (not including the interested stockholder's shares), or (c) the consideration given to stockholders other than the interested stockholder meets certain standards under the NJBCA.

Dissolution

     North East. Under the MBCA, if the Board of Directors of a corporation adopts a resolution recommending that the corporation be dissolved, or stockholders owning at least 20% of all the outstanding shares of the corporation entitled to vote on a proposed dissolution of the corporation call upon the board of directors to submit their proposal to a vote of the stockholders, and two-thirds of the outstanding shares of the corporation entitled to vote thereon vote in favor of the proposed dissolution the corporation be dissolved, unless the Articles require a greater vote or a class of shares is entitled to vote as a class, in which event the resolution shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class entitled to vote thereon as a class and of the total shares entitled to vote thereon. A Maine corporation is dissolved upon the filing of Articles of Dissolution following the filing of a Statement of Intent to Dissolve.

     A corporation may also be dissolved by the written consent of all stockholders or upon suit by the Attorney General when it is established that the corporation has procured its articles of incorporation through fraud or concealment of a material fact or in any material way failed to comply with the requirements of the MBCA, has exceeded or abused the authority conferred upon it by law, has willfully made false statements as to material matters on its Annual Report or has continued to engage in business after being suspended by the Secretary of State. Maine corporations may also be dissolved by order of the Superior Court following the filing of an action by a stockholder in which it is established that the directors of the corporation are so divided with respect to the management of the corporation's business and affairs that the votes required for action by the board of directors cannot be obtained and the stockholders are unable to terminate the division with the consequence that the corporation is suffering or will suffer irreparable injury or the business and affairs of the corporation can no longer be conducted to the advantage of the stockholders generally; that stockholders are so divided that they have failed for a period which includes at least two consecutive annual meeting dates to elect successors to directors whose terms have expired or would have expired upon the qualification of their successors; that stockholders are so divided with respect to the management of the affairs and business of the corporation that the corporation is suffering or will suffer irreparable injury or the business and affairs of the corporation can no longer be conducted to the advantage of the stockholders generally; the acts of the directors and those in control of the corporation are illegal or fraudulent; the corporate assets are being misapplied or wasted; the petitioning stockholder has a right, under provision of the articles of incorporation to dissolution of the corporation at will or upon the occurrence of any specified event or contingency and has made demand upon the President and other officers of the corporation as provided in the MBCA and the officers have failed to proceed with dissolution as required; or the corporation is abandoning its business and has failed, within a reasonable time, to take steps to dissolve or liquidate its affairs and distribute its assets. The dissolution of a Maine corporation shall not take away or impair any remedy available to or against such corporation, its directors, officers of stockholders for any right or claim existing, or any liability incurred, prior to such dissolution if action or other proceeding thereon is commenced within two years after the date of such dissolution.

     Motor Club. The NJBCA provides that a corporation's board of directors may propose dissolution for submission to the stockholders and that such proposal shall be approved upon receiving the affirmative vote of two-thirds of the votes cast by holders of shares of the corporation entitled to vote thereon if the corporation was incorporated prior to 1969 and if, like Motor Club, it has not elected to change its certificate of incorporation to adopt the majority voting requirement which applies to corporations formed after 1969.

     Neither the certificate nor bylaws of Motor Club contain any specific provision regarding dissolution.

Regulation of Insurance Holding Companies.

     North East. Maine's Insurance Code contains provisions specifically addressing the examination and regulation of insurance holding company systems. These provisions require approval by the Maine Superintendent of Insurance of acquisitions, mergers and other changes in control of insurers and insurance holding companies and allow the Superintendent to determine whether an insurer's surplus is reasonable in relation to its outstanding liabilities and adequate to its financial needs .

     The terms of any transaction between an insurer and its affiliate, including any charges or fees for services performed, must be fair and reasonable. In addition, Maine's holding company rules require thirty days' notice to the Superintendent before an insurer and its affiliate engage in:

     [BULLET] Sales, purchases, exchanges, loans or extensions of credit, guarantees or investments that are equal to or exceed the lesser of 3% of the insurer's admitted assets or 25% of surplus;

     [BULLET] Loans or extensions of credit to non-affiliates if the proceeds are to be used to make a loan to, purchase assets of or make an investment in an affiliate of the insurer and the amount equals or exceeds the lesser of 3% of the insurer's admitted assets or 25% of surplus;

     [BULLET] Reinsurance agreements where the premium equals or exceeds 5% of the insurer's surplus including agreements that require the transfer of assets from an insurer to a nonaffiliate if an understanding exists that any portion of the assets will be transferred to one or more affiliates of the insurer;

     [BULLET]  Management  agreements,   cost-sharing   agreements  and  service
               contracts; and

     [BULLET] Other material contracts specified by rules adopted by the Superintendent.

     The holding company regulations also govern the making and amount of dividends by an insurer.

     Motor Club. The New Jersey Insurance Holding Company Systems Act (IHCSA) regulates three principal types of activities affecting New Jersey insurers and their affiliates, i.e. companies and individuals that control, are controlled by, or are under common control of any New Jersey insurer.

     First, under IHCSA no individual or entity may agree to merge with, or to acquire 10% or more of the voting securities of, a New Jersey insurer or insurance holding company without the approval of the New Jersey Commissioner of Banking and Insurance.

     Second, IHCSA requires thirty days' notice to the Commissioner before the following transactions may be entered into among New Jersey insurers and their affiliates:

     [BULLET] Sales, purchases, exchanges, loans, guarantees, investments, and the like, if the proposed transaction equals or exceeds the lesser of 3% of the insurer's admitted assets or 25% of surplus;

     [BULLET] Loans to non-affiliates, if the proceeds are to be used to make an investment in an affiliate of the insurer and the amount equals or exceeds the lesser of 3% of the insurer's admitted assets or 25% of surplus;

     [BULLET] Reinsurance agreements or modifications where the premium equals or exceeds 5% of the insurer's admitted assets, and whereby assets transferred to a non-affiliate would be retransferred to an affiliate;

     [BULLET]  Management  agreements,   service  contracts,   and  cost-sharing
               agreements; and

     [BULLET]  Other agreements as may be designated by regulation.

(In  each  of  the  above  cases,   the  transaction  is  permitted  unless  the
Commissioner's office disapproves within the thirty-day notice period.)

     Third, IHCSA makes certain mergers, acquisitions of voting securities, asset acquisitions and bulk reinsurance transactions by New Jersey insurers and their affiliates subject to antitrust notice requirements, which empower the Commissioner to enjoin transactions that fail to meet competitiveness standards.


                             STOCKHOLDERS' PROPOSALS

     Stockholder proposals for inclusion in proxy materials for Motor Club's 2000 Annual Meeting of Stockholders should be addressed to the Corporate Secretary at Motor Club's principal executive offices, Motor Club of America, 95 Route 17 South, Paramus, NJ 07653-0931, and must be received by Motor Club on or before March 7, 2000.

     If the merger is not consummated, North East will schedule a 1999 Annual Meeting of Stockholders and will announce a date by which stockholder proposals should be submitted. If the merger is not consummated, stockholder proposals for inclusion in proxy materials for North East's 2000 Annual Meeting of Stockholders must be received by North East at North East Insurance Company, P.O. Box 141, Scarborough, ME 04070-1418, on or before the date which is 120 calendar days before the date North East's proxy statement is released to shareholders for the company's 1999 Annual Meeting of Stockholders. In the event that North East holds a 1999 Annual Meeting of Stockholders, that proxy statement will state the deadline for submission of stockholder proposals for the 2000 annual meeting.

                               PROXY SOLICITATION

     Proxies are being solicited from Motor Club and North East stockholders by and on behalf of the respective Boards of Directors of each of Motor Club and North East. Each of Motor Club and North East will bear their own expenses for the solicitations. The costs of preparing and mailing this proxy statement/prospectus will be paid equally by Motor Club and North East. In addition to solicitation by mail, proxies may be solicited from Motor Club and

North East stockholders by directors, officers and regular employees of Motor Club and North East, in person, by telecopy or by telephone. Such directors, officers and employees will not receive any additional compensation for such services but may be reimbursed for reasonable expenses incurred by them in forwarding the proxy soliciting materials to the beneficial owners of Motor Club stock and North East stock. Although there is no formal agreement to do so, Motor Club and North East, respectively, will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of Motor Club stock and North East stock held of record by such persons. Either Motor Club or North East may also retain the services of a proxy solicitor to assist in the solicitation of proxies, in which case the party employing the proxy solicitor would be solely responsible for such expenses.

                                  LEGAL MATTERS

     The validity of the Motor Club stock issuable in the merger will be passed upon by Sills Cummis Radin Tischman Epstein & Gross, P.A., Newark, New Jersey.


                                     EXPERTS

     The consolidated financial statements of Motor Club as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998, incorporated by reference in this proxy statement/prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of North East incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-KSB of North East for the year ended December 31, 1998, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                    ANNEX A

                                MERGER AGREEMENT



 ______________________________________________________________________________




                          AGREEMENT AND PLAN OF MERGER


                           Dated as of March 16, 1999


                                     Between

                              MOTOR CLUB OF AMERICA

                                       And

                          NORTH EAST INSURANCE COMPANY







 ______________________________________________________________________________

                                TABLE OF CONTENTS

Article and Section                                                         Page

ARTICLE I      The Merger....................................................-7-

     1.01      The Merger....................................................-7-
     1.02      Closing.......................................................-7-
     1.03      Effective Time of the Merger..................................-7-
     1.04      Effects of the Merger.........................................-7-
     1.05      Articles of Incorporation; By-Laws............................-7-
     1.06      Directors.....................................................-7-
     1.07      Officers......................................................-8-

ARTICLE II     Effect of the Merger on the Capital Stock of the
               Constituent Corporations......................................-8-

     2.01      Effect on Capital Stock.......................................-8-
               (a)  Common Stock of Sub......................................-8-
               (b)  Cancellation of Treasury Stock and Parent-Owned
                    Company Common Stock.....................................-8-
               (c)  Conversion of Company Common Stock.......................-8-
               (d)  Cancellation and Retirement of Company Common Stock......-9-
               (e)  Election Procedures......................................-9-
               (f)  Pro Rata Selection Process..............................-11-
               (g)  Dissenting Shares.......................................-11-
     2.02      Effect on Stock Plans and Company Stock Options..............-12-
     2.03      Exchange of Certificates; Settlement of Company
               Stock Options................................................-13-
     2.04      Fractional Shares............................................-15-

ARTICLE III    Representations and Warranties...............................-15-

     3.01      Representations and Warranties of the Company................-15-
              (a)   Organization, Standing and Corporate Power..............-15-
              (b)   Subsidiaries............................................-15-
              (c)   Authority to Conduct Insurance Business.................-15-
              (d)   Capital Structure.......................................-16-
              (e)   Duly Authorized; No Violation...........................-16-
              (f)   Consents and Approvals..................................-17-
              (g)   SEC Filings.............................................-17-
              (h)   Other Regulatory Filings; Deficiencies..................-18-
              (i)   SEC Financial Statements................................-18-
              (j)   Other Financial Statements..............................-19-
              (k)   Information Supplied....................................-20-
              (l)   Litigation; Labor Matters...............................-20-
              (m)   Absence of Changes in Employee Benefit Plans............-21-
              (n)   ERISA Plans.............................................-21-

              (o)   Certain Employee Payments...............................-22-
              (p)   Tax Returns and Tax Payments............................-23-
              (q)   Section 611-A of the MBCA Not Applicable................-23-
              (r)   Contracts...............................................-24-
              (s)   Compliance with Other Instruments and Laws..............-25-
              (t)   Absence of Certain Changes..............................-25-
              (u)   Insurance Policies......................................-26-
              (v)   Bank Accounts...........................................-26-
              (w)   Employees...............................................-26-
              (x)   Surplus Relief..........................................-26-
              (y)   Insurance Issued by Company and Subsidiaries............-26-
              (z)   Computer Equipment and Programs.........................-27-
              (aa)  Books and Records.......................................-28-
              (bb)  No Investment Company...................................-28-
              (cc)  Investment Portfolio....................................-28-
              (dd)  Discussions with Regulators.............................-28-
              (ee)  Brokers.................................................-28-
              (ff)  Opinion of Financial Advisor............................-28-
              (gg)  Board Recommendation....................................-28-
              (hh)  Required Company Vote...................................-29-
              (ii)  Properties..............................................-29-
              (jj)  Trademarks and Related Contracts........................-29-
              (kk)  Transactions with Affiliates............................-29-
     3.02     Representations and Warranties of Parent and Sub..............-30-
              (a)   Organization, Standing and Corporate Power;
                    Authority to Conduct Insurance Business.................-30-
              (b)   Subsidiaries............................................-30-
              (c)   Capital Structure.......................................-30-
              (d)   Duly Authorized; No Violation...........................-31-
              (e)   Consents and Approvals..................................-31-
              (f)   SEC Filings.............................................-32-
              (g)   Other Regulatory Filings; Deficiencies..................-32-
              (h)   SEC Financial Statements; Undisclosed Liabilities.......-32-
              (i)   Other Financial Statements..............................-33-
              (j)   Information Supplied....................................-34-
              (k)   Absence of Certain Changes or Events....................-34-
              (l)   Brokers.................................................-35-
              (m)   Opinion of Financial Advisor............................-35-
              (n)   Required Parent Stockholder Vote........................-35-
              (o)   Interim Operations of Sub...............................-35-
              (p)   Board Recommendation....................................-35-
              (q)   Tax Returns and Tax Payments............................-35-
              (r)   Litigation, Compliance With Law.........................-35-
              (s)   Material Contract Defaults..............................-36-
              (t)   Assets..................................................-36-
              (u)   Trademarks and Related Contracts........................-36-
              (v)   Financial Capacity......................................-36-

     3.03     Continuing Disclosure.........................................-36-

ARTICLE IV    Covenants Relating to Conduct of Business Prior to Merger.....-36-

     4.01     As to the Company.............................................-36-
              (a)   Conduct of Business by the Company......................-36-
              (b)   Changes in Employment Arrangements......................-39-
              (c)   Severance...............................................-39-
              (d)   Transition..............................................-39-
      4.02    Conduct of Business of Parent.................................-39-

ARTICLE V     Additional Agreements.........................................-40-

     5.01     Preparation of Form S-4 and the Joint Proxy Statement;
              Stockholder Meetings..........................................-40-
     5.02     Letter of the Company's Accountants...........................-41-
     5.03     Letter of Parent's Accountants................................-41-
     5.04     Access to Information, Confidentiality........................-42-
     5.05     Reasonable Best Efforts.......................................-42-
     5.06     Fees and Expenses; Certain Payments Upon Termination..........-43-
     5.07     Public Announcements..........................................-44-
     5.08     Insider Trading...............................................-44-
     5.09     Stock Exchange Listing........................................-44-
     5.10     Certain Provisions............................................-44-
     5.11     No Solicitation...............................................-45-
     5.12     Maintenance of Benefit Plans..................................-46-

ARTICLE VI    Conditions Precedent..........................................-46-

     6.01     Conditions to Each Party's Obligation To Effect the Merger....-46-
              (a)   Company Stockholder Approval............................-46-
              (b)   Parent Stockholder Approval.............................-46-
              (c)   NASDAQ Listing..........................................-46-
              (d)   No Injunctions or Restraints............................-46-
              (e)   Form S-4................................................-46-
              (f)   Due Organization of Sub; Approval of Merger.............-46-
     6.02     Conditions to Obligations of Parent and Sub...................-46-
              (a)   Representations and Warranties..........................-47-
              (b)   Performance of Obligations of the Company...............-47-
              (c)   Authorization...........................................-47-
              (d)   Approval and Consents...................................-47-
              (e)   No Litigation...........................................-47-
              (f)   Legal Opinion...........................................-48-
              (g)   No Adverse Change.......................................-48-
              (h)   Clerk's Certificates....................................-48-
     6.03  Conditions to Obligation of the Company..........................-48-
              (a)   Representations and Warranties..........................-48-
              (b)   Performance of Obligations of Parent and Sub............-49-

              (c)   No Litigation...........................................-49-
              (d)   Approvals and Consents..................................-49-
              (e)   Legal Opinion...........................................-49-
              (f)   Authorization...........................................-49-
              (g)   Deposit with Exchange Agent.............................-49-
              (h)   Secretary's Certificates................................-49-
              (i)   No Adverse Change.......................................-50-
ARTICLE VII   Termination, Amendment and Waiver.............................-50-

     7.01     Termination...................................................-50-
     7.02     Effect of Termination.........................................-52-
     7.03     Amendment.....................................................-52-
     7.04     Extension: Waiver.............................................-52-
     7.05     Procedure for Termination.  Amendment, Extension or Waiver....-52-

ARTICLE VIII  General Provisions............................................-53-

     8.01     Nonsurvival of Representations and Warranties.................-53-
     8.02     Notices.......................................................-53-
     8.03     Definitions...................................................-54-
     8.04     Interpretation................................................-54-
     8.05     Counterparts..................................................-54-
     8.06     Entire Agreement, No Third-Party Beneficiaries................-54-
     8.07     Governing Law.................................................-55-
     8.08     Assignment....................................................-55-
     8.09     Enforcement: Jurisdiction.....................................-55-
     8.10     Severability..................................................-55-


EXHIBITS

         Exhibit A  Plan of Merger
         Exhibit B  Resolutions of the Company's Board of Directors
                    re: Directors' Stock Options

     AGREEMENT AND PLAN OF MERGER made as of March 16, 1999 among MOTOR CLUB OF AMERICA, a New Jersey corporation ("Parent"), and NORTH EAST INSURANCE COMPANY, a Maine corporation (the "Company").

                                   WITNESSETH:

          WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the merger of a wholly owned subsidiary of Parent, to be incorporated under the laws of the State Maine ("Sub") (or, at the election of Parent as set forth in Section 1.01 hereof, a wholly owned subsidiary of Parent other than Sub) with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which: (a) each share of common stock, par value $1.00 per share, of the Company issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section
1.03 hereof) (other than shares of such common stock owned, directly or indirectly, by the Company or any wholly owned subsidiary of the Company, or held by the Company as treasury shares, or owned by Parent, Sub or any other subsidiary of Parent) (the "Company Common Stock") will, at the individual election of each holder of shares of such Company Common Stock (each, a "Company Shareholder"), be converted into the right to receive, in exchange for the shares of Company Common Stock then held by the Company Shareholder: (i) $3.30 in cash per share of Company Common Stock, or (ii) .19048 of a share of the common stock, par value $.50 per share, of Parent (the "Parent Common Stock"), or (iii) a combination of (i) and (ii) above, subject to proration pursuant to
Section 2.01(f) hereof in the event the Company Shareholders elect to receive more than 290,389 shares of Parent Common Stock; and (b) except as otherwise provided herein, each option to purchase shares of Company Common Stock (each, a "Company Stock Option" and collectively the "Company Stock Options") outstanding but unexercised immediately prior to the Effective Time of the Merger will be converted into the right to receive from Parent payment of the excess, if any, of the Per Share Cash Consideration (as defined in Section 2.01(c) hereof) over the per share exercise price for each Company Option; and

          WHEREAS, the affirmative vote of at least three-fourths of the outstanding shares of the Company Common Stock is required for the approval of the Merger and this Agreement (the "Company Stockholder Approval"); and

          WHEREAS,   the  affirmative  vote  of  at  least  a  majority  of  the outstanding shares present of Parent Common Stock shall be required for the approval of the Merger and this Agreement (the "Parent Stockholder Approval");and

          WHEREAS,   Parent,   Sub  and  the  Company  desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.


          NOW,   THEREFORE,   in  consideration  of  the  premises  and  of  the
representations,   warranties,   covenants  and  agreements  contained  in  this
Agreement, the parties agree as follows:

                                    ARTICLE I

                                   The Merger

          SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Maine Business Corporation Act (the "MBCA"), Sub shall be merged with and into the Company at the Effective Time of the Merger. Upon the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Subject to any applicable requirements of the MBCA: (i) at the election of Parent, any wholly owned subsidiary of Parent other than Sub may be substituted for Sub as a constituent corporation in the Merger; and (ii) in the event that Parent notifies the Company that it desires to substitute such a subsidiary, the parties agree to amend this Agreement so that such substituted subsidiary shall become a signatory hereto as "Sub."

          SECTION 1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.01 hereof, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 am on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the fifth business day after satisfaction of the conditions set forth in Article VI, at the offices of Sills Cummis Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102-5400, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 1.03 Effective Time of the Merger. Upon the Closing, the parties shall file articles of merger (the "Articles of Merger") with the Secretary of State of the State of Maine and shall make all other filings or recordings required under the MBCA. The Articles of Merger shall contain a Plan of Merger substantially in the form annexed as Exhibit A hereto, setting forth terms consistent with those in Articles I and II of this Agreement. The Merger shall become effective at such time as the Articles of Merger shall have been duly filed with the Secretary of State of the State of Maine, or at such later time as is agreed by Parent and the Company and specified in the Articles of Merger (the time the Merger becomes effective being referred to as the "Effective Time of the Merger").

          SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in Section 905 of the MBCA (or any successor provision thereto).

          SECTION 1.05 Articles of Incorporation; By-Laws. (a) The articles of incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the articles of incorporation of the Surviving Corporation.

     (b) The By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06 Directors. The Directors of Sub at the Effective Time of the Merger (the "Existing Directors") shall be members of the Board of Directors of the Surviving Corporation, and upon the effectiveness of the Merger, Parent and such Existing Directors shall take such action as shall be necessary to elect Ronald A. Libby as a Director of the Surviving Corporation, such Existing

Directors and Ronald A. Libby to constitute the whole Board of Directors of the Surviving Corporation and to serve in such capacity until the annual meeting of the Shareholder of the Surviving Corporation next following the Effective Time of the Merger and thereafter until their successors are duly elected and qualified.

          SECTION 1.07 Officers. The officers of Sub at the Effective Time of the Merger (the "Existing Officers") shall be officers of the Surviving Corporation, holding the same offices therein as they held in Sub immediately preceding the Effective Time of the Merger, and upon the effectiveness of the Merger the Directors of the Surviving Corporation shall appoint Ronald A. Libby as the President and Chief Operating Officer of the Surviving Corporation, such Existing Officers and Ronald A. Libby to serve in such capacities for the terms set forth in the By-Laws and thereafter until their successors have been duly appointed and qualified.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                            Constituent Corporations

          SECTION 2.01 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock or any shares of the capital stock of Sub:

     (a) Common Stock of Sub. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one (1) share of the common stock of the Surviving Corporation and shall constitute the only issued and outstanding capital stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent-Owned Company Common Stock. Each share of Company Common Stock that is owned directly or indirectly by the Company or any wholly owned subsidiary of the Company, or held by the Company as treasury shares, and each share of Company Common Stock that is directly or indirectly owned by Parent, Sub or any other wholly owned subsidiary of Parent, shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

     (c) Conversion of Company Common Stock. Except as otherwise provided herein, each issued and outstanding share of Company Common Stock (other than any Dissenting Shares (as defined in Section 2.01 (g)(i) below)), shall cease to be outstanding and, subject to proration pursuant to Section 2.01(f) hereof, shall be converted into the right to receive from Parent, at the individual election of the Company Shareholder as provided in Section 2.01(e) hereof:

          (i)       .19048   (the   Exchange   Ratio)   of  a  fully   paid  and
                    non-assessable share of Parent Common Stock(the Per Share Stock Consideration), or

          (ii)      $3.30 in cash (the "Per Share Cash Consideration"), or

          (iii) a combination of Per Share Stock Consideration and Per Share Cash Consideration,

provided, however, that the aggregate number of shares of Parent Common Stock that shall be issued in the Merger shall not exceed 290,389 shares (the "Stock Amount"), and provided further, that if between the date of this Agreement and the Effective Time of the Merger the number of outstanding shares of Parent Common Stock shall have been changed into a different number of shares of common stock or into a different class of stock, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio (and the Stock Amount) shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (d) Cancellation and Retirement of Company Common Stock. From and after the Effective Time of the Merger, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, other than Dissenting Shares, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time of the Merger represented shares of Company Common Stock (a "Company Share Certificate") shall cease to have any rights with respect thereto, except the right to receive: (i) Per Share Stock Consideration and/or Per Share Cash Consideration pursuant to Section 2.01(c) (the "Merger Consideration"), subject to proration pursuant to Section 2.01(f);
(ii) any cash in lieu of fractional shares of Parent Common Stock to be paid in consideration therefor upon surrender of such Company Share Certificate in accordance with Section 2.04, and (iii) any dividends payable pursuant to
Section 2.03(f).

     (e) Election Procedures. (i) Election forms (the "Election Forms"), letters of transmittal, instructions and other appropriate and customary transmittal materials (collectively, the "Election Materials"), which shall specify that delivery shall be effected, and risk of loss and title to the Company Share Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent appointed by Parent pursuant to Section 2.03(a) hereof, in such form as Parent and Company shall mutually agree upon, shall be mailed 30 days prior to the anticipated Effective Time of the Merger or on such other earlier date as Parent and Company shall mutually agree upon (the "Mailing Date") to each Company Shareholder who is a record holder of Company Common Stock as of five (5) business days prior to the Mailing Date (the "Election Form Record Date").

          (ii) Each Election Form shall permit the Company Shareholder (or the beneficial owner through appropriate and customary documentation and instructions) either: (A) to elect to receive only Per Share Stock Consideration with respect to such Company Shareholder's Company Common Stock ("Stock Election Shares"); (B) to elect to receive only Per Share Cash Consideration with respect to such Company Shareholder's Company Common Stock ("Cash Election Shares"); (C) to elect to receive a combination of Per Share Stock Consideration and Per Share Cash Consideration with respect to such Company Shareholder's Company Common Stock ("Mixed Election Shares" and in each case of Mixed Election Shares, the shares of Company Common Stock elected to be converted into the right to receive Per Share Stock Consideration being hereinafter referred to as "Mixed Stock Shares" and the shares of Company Common Stock elected to be converted into the right to receive Per Share Cash Consideration being hereinafter referred to as "Mixed Cash Shares"); or (D) to indicate that such Company Shareholder makes no election ("No Election Shares"). Dissenting Shares (as defined below) shall be treated as Cash Election Shares for purposes of this Section but shall not be converted into the right to receive the Per Share Cash Consideration except as provided in Section 2.01(g).

          (iii)Any Company Common Stock with respect to which the Company Shareholder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 25th day following the Mailing Date (or such other time and date as Parent and the Company may mutually agree) (the "Election Deadline") shall also be deemed to be "No Election Shares."

          (iv) The Exchange Agent shall make available up to two (2) separate sets of Election Materials, or such additional sets of Election Materials as the Exchange Agent in its sole discretion may permit, to all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

          (v) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Company Share Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Company Share Certificates or the guaranteed delivery of such Company Share Certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Materials. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall become No Election Shares and Parent shall cause the Company Share Certificates to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

          (vi) Within five (5) business days after the Election Deadline, unless the Effective Time of the Merger has not yet occurred, in which case as soon thereafter as practicable, Parent shall cause the Exchange Agent to effect the allocation among the Company Shareholders of rights to receive Per Share Stock Consideration or Per Share Cash Consideration in the Merger, in accordance with the Election Forms, as follows:

                    (A) Stock Election Shares Plus Mixed Stock Shares Not More Than Stock Amount. If the number of shares of Parent Common Stock that would be issued in the Merger upon conversion of the Stock Election Shares and the Mixed Stock Shares into the right to receive Per Share Stock Consideration is less than or equal to the Stock Amount, then:

                    (1) the Mixed Stock Shares and the Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and

                    (2) the Cash Election Shares, the No Election Shares and the Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Consideration.


                    (B) Stock Election Shares Plus Mixed Stock Shares More Than Stock Amount. If the number of shares of Parent Common Stock that would be issued in the Merger upon the conversion of the Stock
          Election Shares and Mixed Stock Shares into the right to receive Per Share Stock Consideration is greater than the Stock Amount, then:

                    (1) the Mixed Cash Shares, Cash Election Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Consideration,

                    (2) the Exchange Agent shall then select from among the Stock Election Shares and the Mixed Stock Shares, by a pro rata selection process (as described below) a sufficient number of shares (the "Cash Designated Shares") such that the number of shares of Parent Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration, and

                    (3) the Stock Election Shares and Mixed Stock Shares which are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

                    (f) Pro Rata Selection Process. In the event the Exchange Agent is required to select Cash Designated Shares pursuant to subparagraph (B) (2) above, the Exchange Agent shall:

                    (A) as to each Company Shareholder who has made an election for Stock Election Shares under subparagraph (c) (i) above or for Mixed Stock Shares under subparagraph (c) (iii) above (each, a "Prorated Company Shareholder"), the Exchange Agent shall calculate the percentage of the aggregate of all Stock Election Shares and Mixed Stock Shares that is represented by such Prorated Company Shareholder's Stock Election Shares or Mixed Stock Shares, as the case may be (in each case, the "Cash Designated Shares Percentage"); and

                    (B) calculate the number of shares (the "Excess Election Shares") by which the aggregate of all Stock Election Shares and Mixed Stock Shares exceeds the Stock Amount; and

                    (C) select from each Prorated Company Shareholder, and designate as Cash Designated Shares, that number of shares of Parent Common Stock otherwise issuable to such Shareholder in the Merger as shall be equal (to the nearest whole share) to the product of the applicable Cash Designated Shares Percentage, multiplied by the number of Excess Election Shares.

     (g) Dissenting Shares.(i) As used in this Agreement, the term "Dissenting Shares" means any shares of Company Common Stock the holder of which elects to exercise his or her right to dissent from the Merger and who satisfies the requirements of subsections 2 and 3 of Section 909 of the MBCA. Holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the MBCA; provided, however, that if, in accordance with the MBCA, any holder of Dissenting Shares shall forfeit such right to payment of the fair value thereof, such shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for the Per Share Cash Consideration as of the Effective Time of the Merger.

          (ii) The Company shall give Parent (A) prompt written notice (including copies) of any written objections to the Merger, any written demands for payment of the fair value of any shares of Company Common Stock, and any other instruments served pursuant to the MBCA received by the Company (which notice shall include the name of each Company Shareholder and the number of shares of Company Common Stock to which such notice pertains); and (B) the opportunity to direct all negotiations and proceedings with respect to such demands under the MBCA. The Company shall not voluntarily make any payment with respect to any demand for the payment of fair value or settle or offer to settle any such demand, without Parent's prior written consent.

          SECTION 2.02 Effect on Stock Plans and Company Stock Options. (a) As soon as practicable following the date of this Agreement, but in any event prior to the consummation of the Company Stockholder Approval, the Board of Directors of the Company (or, if appropriate, any committee administering any stock option plan, stock purchase plan or other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary (the "Stock Plans")), shall adopt such resolutions or take such other actions as may be required to effect the following (it being understood that if the following is not permitted pursuant to the terms of the Stock Plans, the Company shall use its reasonable best efforts to obtain any consents or take any other action necessary in order to effect the following):

     (i) The terms and provisions of all outstanding Company Stock Options granted under any Stock Plan, whether or not then exercisable, shall be amended or otherwise adjusted to provide that, at the Effective Time of the Merger, each unexercised Company Stock Option outstanding immediately prior to the Effective Time of the Merger and having a per share exercise price equal to or exceeding the Per Share Cash Consideration (as defined below) shall be canceled, and each Company Stock Option not so canceled: (A) that was granted by the Company as an incentive stock option in accordance with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC") (and each Company Stock Option so granted being hereinafter referred to as a "Company ISO"), shall, at the election of the grantee thereof, as to all or any portion of such Company ISOs, (1) be converted into the right to receive from Parent a cash payment in an amount equal to the excess, if any, of the Per Share Cash Consideration over the per share exercise price for each such Company ISO, or (2) subject to the limitation set forth in the last sentence of this clause (i), be converted into the right to receive, from Parent, options granted by Parent as incentive stock options in accordance with the requirements of IRC [SECTION]422 (each, a "Parent ISO"), to purchase that number of shares of Parent Common Stock as shall be equal to the number of shares of Company Common Stock issuable upon exercise of such Company ISOs multiplied by the Exchange Ratio; and (B) that is not a Company ISO, shall be converted into the right to receive from Parent a cash payment in an amount equal to the excess, if any, of the Per Share Cash Consideration over the per share exercise price for each Company Stock Option ("Payment in Settlement of Company Stock Options"). To the extent that any Parent ISOs to be granted pursuant to sub-clause (A) above (and any corresponding Company ISOs), would if so granted (in the case of such Parent
ISOs) and will (in the case of such corresponding Company ISOs) fail to qualify as incentive stock options under IRC [SECTION]422 by reason of exceeding the limitation of IRC [SECTION]422(d), then (in the case of such Company ISOs) the Company and the holder of the Company ISO shall amend the terms of such option to delay the exercise thereof until January 1, 2000, and such Company ISOs shall be converted into the right to receive, from Parent, Parent ISOs which first become exercisable on, January 1, 2000.

     (ii) The terms and provisions of the Stock Plans shall be amended or otherwise adjusted so as to provide that the Stock Plans shall terminate as of the Effective Time of the Merger; and

     (iii) During the period commencing on the date of this Agreement and ending on the Effective Time of the Merger, the Company will not: (i) except for the periodic grant of compensatory stock options to independent Directors of the Company in accordance with the resolutions of the Company's Board of Directors annexed hereto as Exhibit B (which are and at the Effective Time of the Merger will be the only binding agreement of the Company to grant or issue to any person any options or other rights to acquire, or securities exercisable for or convertible into, any equity securities of the Company), grant any further options or other rights to acquire, or issue any securities exercisable for or convertible into, any equity securities of the Company; or (ii) except in the case of the proper exercise of Company Stock Options, issue any equity securities of the Company.

     (b)  Following  the  Effective  Time of the Merger,  no holder of a Company
Stock Option nor any participant in any Stock Plan shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation, and, except as provided above with respect to Company ISOs, shall have only the right to receive from Parent Payment in Settlement of Company Stock Options pursuant to the procedures set forth in Section 2.03 hereof.

          SECTION 2.03 Exchange of Certificates; Settlement of Company Stock Options. (a) Prior to the Mailing Date (as defined in Section 2.01 (e)(i) above), Parent shall appoint an agent (the "Exchange Agent") for the purposes of exchanging Company Share Certificates for the Merger Consideration, Exchanging Company ISOs for Parent ISOs, making Payments in Settlement of Company Stock Options and making payments in lieu of fractional shares pursuant to Section
2.04 hereof. At or before the Effective Time of the Merger, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Company Share Certificates, certificates representing the Parent Common Stock issuable pursuant to Section 2.01 in exchange for Company Share Certificates, Parent instruments granting the Parent ISOs ("Parent ISO Agreements"), and cash in an amount equal to the aggregate total amount of cash to be paid pursuant to Sections 2.01, 2.02 and 2.04 hereof. Upon the Mailing Date, Parent will send, or will cause the Exchange Agent to send, to each Company Shareholder and each grantee of Company Stock Options at the Election Form Record Date, for use in such exchange and/or settlement, the Election Materials, which shall, in addition to the information set forth in Section 2.01(e) hereof, specify that delivery of Payments in Settlement of Company Stock Options and of Parent ISO Agreements shall be effected, and risk of loss and title to the instruments granting such Company Stock Options, inclusive of Company ISOs (the "Option Agreements") shall pass, only upon proper delivery of the Option Agreements to the Exchange Agent. For purposes of Payments in Settlement of Company Stock Options and delivery of Parent ISO Agreements, proper delivery of Option Agreements to the Exchange Agent shall be determined in accordance with the provisions of Section 2.01(e)(v), except that reference therein to "Company Share Certificates" shall be deemed to refer to Option Agreements.

     (b) (i) Each holder of Company Share Certificates that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of such Company Share Certificates together with a properly completed letter of transmittal and Election Form covering such Company Share Certificates, will be entitled to receive the Merger Consideration issuable in respect of such Company Share Certificates, any cash payable in lieu of fractional shares pursuant to Section 2.04 hereof, and any dividends payable pursuant to Section 2.03(f); and (ii) each grantee of a Company Stock Option, inclusive of Company ISOs, upon surrender to the Exchange Agent of the Option Agreement together with a properly completed letter of transmittal and Election Form covering such grantee's Company Stock Options, will be entitled to receive, for each share of Company Common Stock issuable upon exercise of Company Stock

Options other than Company ISOs, cash Payment in Settlement of Company Stock Options, and for each Company ISO, a Parent ISO calculated and determined in accordance with Section 2.02(i) above together with a Parent ISO Agreement granting the same. Until so surrendered, each such Company Share Certificate and Option Agreement shall, after the Effective Time of the Merger, represent for all purposes only the right to receive (x) the Merger Consideration, any cash payable in lieu of fractional shares, and any dividends payable pursuant to
Section 2.03(f), (y) cash Payment in Settlement of Company Stock Options or (z) Parent ISOs, as the case may be, respectively.

     (c) If any portion of the Merger Consideration is to be issued to a person other than the registered holder of a Company Share Certificate, it shall be a condition to such payment that such Company Share Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock in exchange for the Company Share Certificate so surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     (d) After the Effective Time of the Merger, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time of the Merger, Company Share Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

     (e) Any portion of the Merger Consideration and the cash made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of Company Share Certificates or Option Agreements (inclusive of Option Agreements granting Company ISOs), as the case may be, six (6) months after the Effective Time of the Merger shall be returned to Parent, upon demand, and any such holder who has not exchanged his Company Share Certificates or such Option Agreements, as the case may be, for the Merger Consideration or (in the case of such Option Agreements) Payment in Settlement of Company Stock Options (or Parent ISOs, as the case may be), prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, any Payment in Settlement of Company Stock Options, (or Parent ISOs, as the case may be), and/or cash payable cash payable in lieu of fractional shares pursuant to Section 2.04, and any dividends payable pursuant to Section 2.03(f) in respect of his shares.
Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Share Certificates or Option Agreements (inclusive of Option Agreements granting Company ISOs), for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts or items remaining unclaimed by holders of Company Share Certificates or Option Agreements (inclusive of Option Agreements granting Company ISOs) seven (7) years after the Effective Time of the Merger (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

     (f) No dividends or other distributions with respect to Parent Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Company Share Certificates until such certificates are surrendered as provided in this
Section 2.03. Subject to the effect of applicable laws, following the surrender of such certificates, there shall be paid, without interest, to the record holder of the Parent Common Stock issued in exchange therefor at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time of the Merger payable prior to or on the date of such surrender with respect to such whole shares of Parent Common Stock and not previously paid, less the amount of any withholding taxes which may be required thereon.

          SECTION 2.04 Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Share Certificates otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent, a cash payment in lieu of such fractional shares of Parent Common Stock at the rate of $3.30 per share.


                                   ARTICLE III

                         Representations and Warranties

          SECTION 3.01 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

     (a) Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries (as defined in Section 3.01(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing as a foreign corporation, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) could not be reasonably expected to have a Material Adverse Effect (as defined in Section 8.03) with respect to the Company and its Subsidiaries. The Company Disclosure Schedule contains complete, true and correct copies of the Articles of Incorporation and By-laws of the Company and each of its Subsidiaries, in each case as amended to the date of this Agreement, as well as correct, true and complete copies of all minutes of meetings of the Boards of Directors and committees thereof of the Company and each of its Subsidiaries since December 31, 1996.

     (b) Subsidiaries. The only direct or indirect subsidiaries of the Company are those listed in the Company Disclosure Schedule (each a "Subsidiary" and collectively, the "Subsidiaries"). Except as set forth in the Company Disclosure Schedule, all the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the ownership interests set forth in the Company Disclosure Schedule, and securities held as Investment Assets (as defined in Section 3.01(dd) hereof), the Company does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or similar light to acquire any assets or equity or other ownership interest, in any corporation, partnership, business association, joint venture or other entity.

     (c) Authority to Conduct Insurance Business. Each of the Company and its Subsidiaries is duly licensed and in good standing, and has full power and authority, to write the lines of insurance and otherwise conduct the business of insurance in each state and other jurisdiction in which it is engaged in such activities. None of the Company or any of its Subsidiaries is transacting or conducting any insurance, re-insurance or other business in any state or jurisdiction requiring a regulatory license therefor in which it is not so licensed. The Company Disclosure Schedule sets forth a complete, true and correct list, by Company and each Subsidiary, of: (i) the lines of insurance written by it; (ii) any other insurance business conducted by it; (iii) the states and other jurisdictions in which each of the activities listed pursuant to clauses (i) and (ii), above, is being conducted; (iii)all licenses, permits, approvals and other authorizations required in respect of each such activity by each such state and other jurisdiction (the "Company Regulatory Licenses"); (iv) the date upon which each Company Regulatory License was first issued or granted;
(v) the term of each Company Regulatory License; and (vi) the date (if any) upon which each Company Regulatory License was most recently renewed, re-filed or other action to maintain the same in full force and effect was taken. The Company has delivered to Parent complete, true and correct copies of each Company Regulatory License issued to it and to each of its Subsidiaries, certified by the Secretary of the Company, all of which are in full force and effect.

     (d) Capital Structure. As of the date of this Agreement the authorized capital stock of the Company consists of 12,000,000 shares of common stock, par value $1.00 per share, of which 3,049,089 are issued and outstanding. As of the date of this Agreement there are 395,000 Company Stock Options outstanding. The Company Disclosure Schedule sets forth the name of each grantee of outstanding Company Stock Options, the number of Company Stock Options held by each grantee, and the exercise prices of each of such options. Except as set forth above, no shares of the capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, there are no: (i) shares of Company Common Stock issuable pursuant to the Stock Plans; (ii) outstanding bonds, debentures, notes or other indebtedness or shares of the Capital Stock or other securities of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote; and (iii) outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The only outstanding indebtedness for borrowed money of the Company and its Subsidiaries is set forth on the Company Disclosure Schedule. Except as set forth in the Company Disclosure Schedule, and except for the Company Stock Options listed therein:
(x) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its Subsidiaries, and (y) to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any Subsidiary of the Company. Except as set forth in the Company Disclosure Schedule and Exhibit B hereto, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), or other agreements or arrangements with or (to the Company's knowledge) among any security holders of the Company with respect to securities of the Company.

     (e) Duly Authorized; No Violation. The Company has the requisite corporate and other power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions (including the Merger) contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or give rise to any "put" right with respect to, any obligation, or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under: (i) the Articles of Incorporation or By-laws of the Company or any of any of its Subsidiaries; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license (including without limitation any Company Regulatory License) applicable to the Company or any of its Subsidiaries or their respective properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets.

     (f) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except: (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (ii) the filing with the SEC of (y) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, together with the proxy statement for the Parent Stockholder Approval (the "Joint Proxy Statement"), and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the consents, approvals and other authorizations of governmental entities having jurisdiction over the insurance businesses of the Company and its Subsidiaries (the "Company Insurance Regulatory Agencies") set forth in the Company Disclosure Schedule; (iv) filing of the Articles of Merger with the Secretary of State of the State of Maine and the filing of appropriate documents with the relevant authorities of other states in which the Company and its Subsidiaries are qualified to do business and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in the Company Disclosure Schedule.

     (g) SEC Filings. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1996, and has delivered or made available to Parent all such reports, schedules, forms, statements and other documents (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). As of their respective dates, and except as otherwise amended or superseded by subsequently filed Company SEC Documents, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) Other Regulatory Filings; Deficiencies. The Company and each of its Subsidiaries has duly filed and otherwise provided all reports, data, other information and applications required to be filed with or otherwise provided to the Insurance Departments of the states of Maine and New York, and (other than the SEC) all other Governmental Entities (including without limitation insurance departments and commissions) having jurisdiction over the Company or any of its Subsidiaries, and all required regulatory approvals in respect of such reports, data, other information and applications are in full force and effect at the date hereof. The Company has furnished to Parent complete, true and correct copies of: (i) all reports of examination of the Company and each of its Subsidiaries issued by any Company Insurance Regulatory Agency (the "Examination Reports"); (ii) all insurance holding company registrations and annual reports filed with respect to the Company and each of its Subsidiaries; (iii) all other regulatory filings by or in respect of the Company and each of its Subsidiaries; and (iv) all complaints filed with or by, or issued by, any Company Insurance Regulatory Agency, and all other regulatory proceedings, of any nature, initiated or pending with respect to the Company or any of its Subsidiaries ("Complaints"), all within the five (5) year period immediately preceding the date of this Agreement. Except as set forth on the Company Disclosure Schedule, during such five (5) year period, no deficiency material to the financial condition, operations, business or business prospects of the Company or any of its Subsidiaries has been filed or asserted by any Company Insurance Regulatory Agency in connection with respect to any report or filing made by, or other with respect to, the Company or any of its Subsidiaries (each, a "Deficiency Report" and collectively, the "Deficiency Reports"). The Company has provided to Parent complete, true and correct copies of all written responses to: (x) all
Deficiency Reports; (y) all Examination Reports and Complaints; and (z) the National Association of Insurance Commissioners regarding each Insurance Regulatory Information System (IRIS) financial ratio results as to, and all Risk Based Capital Reports as to, each of the Company and its Subsidiaries. On the Closing Date, the Company and each of its Subsidiaries will have prepared substantially complete drafts of all reports, data and other information and applications that they will, respectively, be required to file with any
Governmental Entity (including without limitation any Company Insurance Regulatory Agency) within sixty (60) days of the Closing Date, and such drafts shall be in form and substance sufficient to enable the Surviving Corporation and each Subsidiary to complete and make such filings, timely after the Closing Date, without substantial modification.

     (i) SEC Financial Statements. The consolidated financial statements of the Company included in the Company SEC Documents (the "SEC Financial Statements") comply in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited consolidated quarterly statements, as permitted on Form 10-QSB of the SEC) applied on a consistent basis during the periods involved and in accordance with past practice (except as may be otherwise indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its

Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to material year-end audit adjustments). Except as set forth in the Company Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of such Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect except (i) as and to the extent reflected or reserved against on the financial statements contained in the Company's Form 10-QSB for the period ended September 30, 1998, (ii) liabilities of a nature substantially similar to those reflected on those financial statements and incurred by the Company and its Subsidiaries solely in the ordinary course of business consistent with past practice, and (iii) liabilities incurred and/or reserved against in connection with claims under insurance policies and annuities written and issued by the Company and/or any of its Subsidiaries.

     (j) Other Financial Statements. (i) The Company has delivered to Parent complete, true and correct copies of all audited and unaudited quarterly, annual and other financial statements of the Company and each of its Subsidiaries filed with any Company Insurance Regulatory Agency during the five (5) year period immediately preceding the date of this Agreement, together with all exhibits and schedules thereto (the "Regulatory Financial Statements"). Each of the Regulatory Financial Statements has been prepared in all material respects in accordance with Statutory Accounting Principles ("SAP") applied on a consistent basis during the periods involved, and fairly present the financial position, assets and liabilities of the Company and its Subsidiaries, respectively, as of the respective dates thereof and the results of their respective operations, changes in capital and surplus and cash flows for the respective periods then ended. Except as set forth on the Company Disclosure Schedule, at the respective dates of the most recent of the Company's and each Subsidiary's Regulatory Financial Statements, neither the Company nor any of its Subsidiaries had, and since such respective dates neither the Company nor any of its Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which (in the case of each of the Company and its Subsidiaries, individually, and in the case of the Company and its Subsidiaries on a consolidated basis) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect except:(x) as and to the extent reflected or reserved against on the most recent of their respective Regulatory Financial Statements; (y) liabilities of a nature substantially similar to those reflected on those financial statements and incurred by the Company and its Subsidiaries, as the case may be, solely in the ordinary course of business consistent with past practice; and (z) liabilities incurred and/or reserved against in connection with claims under insurance policies and annuities written and/or issued by the Company and/or any of its Subsidiaries, respectively.

          (ii) Since December 31, 1998 (which is the date of the most recent Regulatory Financial Statements), there has been no Material Adverse Change in the composition, nature or risk characteristics (credit quality or otherwise) of any of the Company's or its Subsidiaries' investment portfolios. Except as disclosed in the Company Disclosure Schedule, or in the financial statements and reports delivered pursuant to this Section, neither the Company nor any of its Subsidiaries have any debts, obligations or liabilities, contingent or otherwise, whether individually or on a consolidated basis, that could reasonably be expected to have a Material Adverse Effect.

          (iii) All reserves, due and uncollected premiums and other related items with respect to insurance contracts as established or reflected in the Company Regulatory Financial Statements: (u) make reasonable provision for all unpaid loss and loss adjustment expense obligations of the Company and its Subsidiaries under the terms of their outstanding policies and agreements of insurance; (v) were determined in accordance with accepted loss reserving standards and principles consistently applied; (w) were fairly stated in accordance with sound actuarial principles; (x) were based on actuarial assumptions which produce reserves as great as those called for in any contract provisions and the related reinsurance, coinsurance, and other similar contracts; (y) met the requirements of the insurance laws and regulations of each applicable jurisdiction, and of the National Association of Insurance Commissioners model regulations and actuarial guidelines, and all appropriate standards of practice as promulgated by the Actuarial Standards Board; and (z) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the Regulatory Financial Statements for the immediately preceding comparable period. Each of the Company and its
Subsidiaries owns assets that qualify as legal reserve assets under the insurance laws and regulations of each applicable jurisdiction in an amount at least equal to all such required reserves and other similar amounts.

     (k) Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in:(i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting (as defined in Section 5.01(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub for inclusion or incorporation by reference in the Joint Proxy Statement.

     (l) Litigation; Labor Matters. (i) The Company Disclosure Schedule sets forth, as of the date of this Agreement, all suits, actions, counterclaims, proceedings or governmental or internal investigations ("Actions") pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries (other than American Colonial Insurance Company ("ACIC")) other than: (A) those Actions (other than Actions described in clause B, below) which individually could not reasonably be expected to result in liability to the Company in excess of $40,000, net of insurance proceeds; and
(B) those Actions relating to any liability or alleged liability of the Company or any Subsidiary of the Company (other than ACIC) as an insurer where, individually, the reasonably expected loss does not exceed the amount reserved therefor by the Company or Subsidiary, as the case may be, or if in excess, such excess is not individually greater than $40,000, net of re-insurance proceeds. The Company Disclosure Schedule lists all Actions pending, or to the knowledge of the Company, threatened in writing against or affecting ACIC. Except as set forth in the Company Disclosure Schedule, none of such Actions (and no other Actions), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. In addition, there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding, pending or to the Company's knowledge threatened against the Company or any of its Subsidiaries which could reasonably be expected to have any such effect.

          (ii) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of any proceeding asserting that it or any Subsidiary has committed an unfair labor practice or seeking to compel it or any Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened, any of which could reasonably be expected to have a Material Adverse Effect.

     (m) Absence of Changes in Employee Benefit Plans. Except as set forth on the Company Disclosure Schedule, since September 30, 1998, there has not been any adoption or amendment by the Company or any of its Subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether formal or informal, oral or written) under which the Company or any of its Subsidiaries currently has an obligation to provide benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries (collectively, "Employee Benefit Plans"). Except as disclosed in the Company Disclosure Schedule, there exists no written or oral employment, consulting, severance, change in control, termination or indemnification agreement, with respect to any employee of either the Company of any of its Subsidiaries who in 1998 earned in excess of $100,000 in total compensation, between the Company or any of its Subsidiaries and any current or former employee, officer or director of the Company or any of its Subsidiaries ("Employment Arrangements").

     (n) ERISA Plans. (i) The Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA, hereinafter a "Welfare Plan"), stock option, stock purchase, deferred compensation plans or arrangements, and other material employee fringe benefit plans or arrangements with respect to which the Company and its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, including the Company, a "Commonly Controlled Entity") have any liability on account of any present or former officers, employees, directors or independent contractors of the Company (all the foregoing, including without limitation all Employee Benefit Plans defined in Section 3.01(m), being herein collectively called "Benefit Plans"). The Company has made available to Parent true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the two most recent annual reports on Form 5500 and attached schedules filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable law), (C) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required by applicable law, (D) each trust agreement and material insurance or annuity contract relating to any Benefit Plan, (E) the most recent determination letter, if applicable, for any Benefit Plan and (F) each written Employment Arrangement.

          (ii) Except as disclosed in the Company Disclosure Schedule, each Benefit Plan has been established and administered in all material respects in accordance with its terms. All the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations. Except as disclosed in the Company Disclosure Schedule, all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as disclosed in the Company Disclosure Schedule, the Company has not received notice of any investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the best of the Company's knowledge, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding. With respect to the Benefit Plans, no event has occurred and no condition exists that could reasonably be expected to subject any Commonly Controlled Entity to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations.

          (iii) Except as disclosed in the Company Disclosure Schedule, all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

          (iv) Except as disclosed in the Company Disclosure Schedule, each Benefit Plan intended to qualify under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Benefit Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or application therefor has been timely made; no such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened nor is it expected.

          (v) The Company Disclosure Schedule discloses whether: (A) any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred during the past three years that involves the assets of any Benefit Plan that could subject the Company, any of its employees or a Company indemnified fiduciary under any Benefit Plan to a material tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA; or (B) any of the Benefit Plans has been terminated.

          (vi) No Commonly Controlled Entity sponsors, maintains, contributes to or has any liability in respect of any "employee benefit plan" which is subject to Title IV of ERISA, including any multiemployer plan, multiple employer plan or single-employer plan.

          (vii) No Commonly Controlled Entity has incurred any material liability that remains unsatisfied to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due).

          (viii) Except as disclosed in the Company Disclosure Schedule, no Commonly Controlled Entity has incurred any "withdrawal liability" (as defined in Section 4201 of ERISA), which liability has not been fully paid as of the date hereof, or has announced an intention to withdraw, but has not yet completely withdrawn, from a "multiemployer plan"; and, to the best of the Company's knowledge, no action has been taken, and no circumstances exist, that alone or with the passage of time could result in either a partial or complete withdrawal from such a Multiemployer Plan by any Commonly Controlled Entity.

     (o)  Certain  Employee  Payments.   Except  as  disclosed  in  the  Company
Disclosure  Schedule,  or as may be necessary to give effect to Section 2.02, no

Benefit Plan or Employment Arrangement provides for the payment to any current or former director or employee of the Company or any Commonly Controlled Entity of any money, other property or rights, or accelerates other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not: (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code); or (ii) some other subsequent action or event would be required to cause such payment acceleration or provision to be triggered. Except as disclosed in the Company Disclosure Schedule, no payment, acceleration or provision referred to in the preceding sentence would constitute or give rise to a "parachute payment" within the meaning of Section 280G of the Code.

     (p) Tax Returns and Tax Payments. The Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member (a "Consolidated Group") has timely filed all Tax Returns required to be filed by it and has paid all Taxes shown thereon to be due. The Company and its Subsidiaries have made or prior to the Closing will make adequate provision (to the extent required by, and in accordance with GAAP) for all Taxes payable for any periods that end before the Effective Time of the Merger for which no Tax Returns have yet been filed and for any periods that begin before the Effective Time of the Merger and end after the Effective Time of the Merger to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time of the Merger, and the charges, accruals and reserves for Taxes reflected in the financial statements of the Company and its Subsidiaries are adequate under GAAP to cover the Tax liability accruing or payable by the Company and its Subsidiaries in respect of periods prior to the date hereof. Except as set forth in the Company Disclosure Schedule: (i) no material claim for unpaid Taxes has become a lien against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries, (ii) no audit or other proceeding with respect to any Taxes due from the Company or any of its Subsidiaries or any Tax Return of the Company or any of its Subsidiaries is pending, threatened, to the best of the Company's knowledge, or being conducted by a Tax Authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company nor any of its Subsidiaries and is currently in effect, (iv) neither the Company nor any of its Subsidiaries (A) has been a member of a Consolidated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company and its Subsidiaries), including liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise, (v) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its Subsidiaries and
(vi) all Taxes required to be withheld, collected or deposited by or with respect to the Company and each of its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority. As used herein, "Taxes" shall mean all taxes of any kind, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governments[ authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

     (q) Section 611-A of the MBCA Not Applicable. The Board of Directors of the Company has, prior to the execution of this Agreement: (i) approved the execution and delivery by the Company of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval is sufficient to render Section 611-A (i) of the MBCA inapplicable to this Agreement, the Merger, and the other transactions expressly contemplated hereby. Other than Section 611-A of the MBCA and Sections 222 and 3474 of Title 24-A of the Maine Revised Statutes Annotated: (y) no state takeover statute or similar statute or regulation of the State of Maine (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement, the Merger, or any of the other transactions contemplated hereby and (z) no provision of the Articles of Incorporation, By-laws or other governing instruments of the Company or any of its Subsidiaries, or the terms of any rights plan, rights offering or of any security of the Company, would, directly or indirectly restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, the Company Common Stock to be acquired or controlled by Parent upon the consummation of the Merger.

     (r) Contracts. Set forth in the Company Disclosure Schedule is a complete and correct list as of the date hereof of all written or oral agreements, contracts and commitments with an annual cost or benefit to any of the Company and its Subsidiaries of $40,000 or more (the "Contracts"), to which any of the Company and its Subsidiaries is bound or otherwise affected as of the date hereof (other than insurance contracts sold by the company and its Subsidiaries in the ordinary course of business or any agreements or contracts listed on another schedule to this Agreement), including: (i) mortgages, indentures, security agreements, loan and credit agreements and other agreements and instruments relating to the borrowing of money or evidence of credit agreements and other agreements and instruments relating to the borrowing of money or evidence of credit where the Company or any of its Subsidiaries is debtor; (ii) agreements or other arrangements with insurance agents and agencies and third party administrators the terms and provisions of which are different from the terms and provisions of the form of agreement annexed to the Company Disclosure Schedule and pursuant to which the Company or any of its Subsidiaries has paid $40,000 or more in commissions or other consideration during the calendar years 1997 or 1998; (iii) contracts for the provision of data-processing services,
(iv) finder's, franchise, distribution, sales or brokerage agreements; (v) contracts or options to purchase or sell real property; (vi) contracts for the purchase of materials, supplies or equipment, or for providing services; (vii) contracts, arrangements or treaties with any party regarding reinsurance, excess insurance, ceding of insurance, assumption of insurance, or indemnification with respect to insurance currently being provided directly or indirectly by the Company or any of its Subsidiaries or regarding the management of any portion of its or their business or regarding the sale by it or any of them of its or their products through any other company or the sale by any other company of its products through the Company or any of its Subsidiaries, which have been entered into on or after September 30, 1998; (viii) contracts with any entity that is an Affiliate of the Company or any of its Subsidiaries or with any officer or director of the Company or any of its Subsidiaries or any officer or director of any other entity that is an Affiliate of the Company or any of its Subsidiaries, or to the knowledge of the Company, any corporation controlled by such officer or director; (ix) agreements and instruments representing loans or commitments to loan to officers, directors, employees or agents (other than insurance agents) of the Company or any of its Subsidiaries, or of any entity that is an Affiliate of the Company or any of its Subsidiaries; (x) contracts of any kind to which the United States government or any of its agencies is a party, or under any federal, state or local law, regulation or executive order; (xi) partnership or joint venture agreements of any kind; and (xii) other agreements, contracts and commitments. The Company has delivered to Parent complete, true and correct copies of all written Contracts together with all amendments thereto and waivers and consents with respect thereto. In addition, the Company has made available to Parent (y) all insurance policy forms used for products currently marketed by it and by each of its Subsidiaries in its respective business and that are currently in force, and (z) all forms of agreements or other arrangements with insurance agents and agencies used by it and each of its Subsidiaries in its respective business. All of such Contracts are in full force and effect and, to the Company's knowledge, each party thereto has performed in all material respects all of the obligations required to be performed by them to date and are not in default thereunder in any material respect. No Contract to which the Company or any of its Subsidiaries is a party, or by which any of them or any of their respective properties is bound, limits either the Company or any of its Subsidiaries' freedom to compete in any line of business or with any person or entity. None of the Company or any Subsidiary of the Company has outstanding any power of attorney other than as is customary in the insurance industry to permit agents to execute binders. All contracts, arrangements or treaties to which the Company or any Subsidiary of the Company is a party regarding reinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance are listed on the Company Disclosure Schedule.

     (s) Compliance with Other Instruments and Laws. Neither the Company nor any of its Subsidiaries is in violation or breach of any term of its respective articles of incorporation or bylaws, or, in any material respect, to the Company's knowledge, any mortgage, indenture, promissory note, pledge, security agreement or other instrument or agreement relating to indebtedness for borrowed money, any regulatory filing or undertaking of or affecting it, any judgment, decree or order of any court or other tribunal having jurisdiction in which the Company or any such Subsidiary is named, to which it is a party or by which it or any of its assets is bound, any other instrument, contract or agreement, or any statute, law, ordinance, rule, governmental regulation, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its respective assets. All insurance licenses referred to in the Company Disclosure Schedule and all permits, concessions, grants, franchises, other licenses and other governmental authorizations and approvals necessary for the conduct of the business of the Company and its Subsidiaries have been duly obtained and are in full force and effect and there are no proceedings pending or, to the knowledge of the Company, threatened, that may result in the revocation, cancellation, or suspension, or any adverse modification, of any thereof. Subject to the receipt of the Governmental Approvals, neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated thereby by the Company will result in the loss, revocation, cancellation, suspension or modification of any insurance license listed in the Company Disclosure Schedule, or any other license or material contractual right held by the Company or any of its Subsidiaries.

     (t) Absence of Certain Changes. Except as set forth in the Company Disclosure Schedule or otherwise provided in this Section 3.01, since September 30, 1998, neither the Company nor any Subsidiary of the Company has: (i) issued, sold or delivery or agreed to issue, sell or deliver any additional shares of its capital stock or any options, warrants or other rights to acquire any such capital stock; or any securities convertible into or exchangeable for such capital stock; (ii) incurred any material obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as a guarantor or otherwise with respect to obligations of others), other than obligations and liabilities relating to the issuance of insurance policies and annuities in the ordinary course of the Company's and each of its Subsidiaries' respective businesses, or incurred in the ordinary course of its or any of their businesses, or obligations and liabilities otherwise reflected on the financial statements contained in the Company SEC documents and on the Regulatory Financial Statements; (iii) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance, any of its respective material assets, tangible or intangible; (iv) acquired or disposed of any material assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition, except for assets acquired or disposed of in the ordinary course of business; (v) declared, made, paid or set apart any sums for any dividend or other distribution to its stockholders or any Affiliate or purchased or redeemed any shares of its capital stock or granted any option, warrant or right to purchase any such capital stock, or reclassified any such capital stock; (vi) paid or become obligated to pay any service fees or other sums to, or otherwise entered into any transactions with or become obligated (financially or otherwise) to, any of its Affiliates; (vii) forgiven or canceled any material debts or claims or waived any statutory, contractual or common law rights of material value; (viii) entered into any material transaction other than in the ordinary course of business; (ix) granted any rights or licenses under any of their respective trade names or entered into general agency arrangements; (x) entered into any agreement (other than in the ordinary course of business) regarding reinsurance, surplus relief obligations, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or management of business; (xi) suffered any Material Adverse Change; (xii) suffered any material damage, destruction or loss, whether or not covered by insurance or reinsurance; (xiii) suffered any strike, picketing, boycott or other labor trouble materially adversely affecting their respective businesses, financial condition or operations; (xiv) suffered the occurrence of any event which, if it had taken place following the execution and delivery of this Agreement, would not have been permitted by Section 4.01 hereof without the prior written consent of Parent; or (xv) suffered the happenings of any condition, event or occurrence which could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     (u) Insurance Policies. Set forth on the Company Disclosure Schedule is a complete, true and correct list of all insurance policies maintained for the benefit of any of the Company and its Subsidiaries (or any of their respective officers and directors), in each case also setting forth the name of the insurance carrier, the nature and extent of coverage (including all monetary limits of coverage), and the term of each such policy.

     (v) Bank Accounts. The Company Disclosure Schedule contains a complete, true and correct list of: (i) each bank, trust company, other financial institution, mutual fund and stock brokerage firm in which each of the Company and its Subsidiaries has an account or safe deposit box; and (ii) each custodial account maintained by each of the Company and its Subsidiaries, together with, in each case, the names and account numbers of each such account, and the names of all persons authorized to draw thereon or otherwise have access thereto.

     (w) Employees. The Company Disclosure Schedule set forth a complete, true and correct list of all employees, agents, (other than insurance agents), consultants and other persons retained by each of the Company and its Subsidiaries, together with the present rate of compensation, bonuses, and a description of any written or oral agreement of employment or engagement to which any of them is a party.

     (x) Surplus Relief. At the date of this Agreement, neither the Company nor any of its Subsidiaries was, currently is, and on the Closing Date will be, subject to any obligations or reinsurance contracts or arrangements involving surplus relief.

     (y) Insurance Issued by Company and Subsidiaries.

          (i) Except as set forth in the Company Disclosure Schedule, no claim or allegation has been made that the Company or any of its Subsidiaries has in bad faith denied or limited any insurance coverage of or the payment of any insurance proceeds to an insured (a "Bad Faith Claim") which has resulted in an order, decree or other requirement of a Company Insurance Regulatory Agency or a court of competent jurisdiction in the past 6 years that the Company or any Subsidiary of the Company institute or take any corrective action or cease any practice or conduct.

          (ii) All insurance contracts offered, issued, reinsured or underwritten by the Company and any such Subsidiaries have been duly approved under all applicable insurance laws and regulations and have been fully reserved for as prescribed under such laws and regulations.

          (iii) Except as disclosed in the Company Disclosure Schedule with respect to the Company's AutoMatic product, the respective underwriting standards utilized and ratings applied by the Company and each of its Subsidiaries, at the time so utilized and/or applied, conformed in all material respects to industry - accepted practices and have not been disputed or found unacceptable by any Company Insurance Regulatory Agency, the Company's independent accountants or the Company's actuaries.

          (iv) The Company Disclosure Schedule sets forth each reinsurer and other like entity with which the Company or any of its Subsidiaries has entered into a reinsurance, coinsurance, assumption fronting or other similar contract or contracts: (A) which is or has been insolvent or otherwise unable to pay its obligations when due; (B) as to which the Company or any of its Subsidiaries has commuted or intends to commute the proceeds receivable therefrom under such contract or contracts; and (c) as to which the Company or any of its Subsidiaries is disputing or has disputed the amounts receivable therefrom under such contract or contracts.

          (v) To the Company's knowledge, each insurance agent or general agent, at the time such agent offered, wrote, sold or produced business for the Company or any Subsidiary of the Company, was duly licensed as an insurance agent for the business offered, written, sold or produced by such agent in the particular jurisdiction in which such agent offered, wrote, sold or produced such business, and except as set forth on the Company Disclosure Schedule, no insurance agent, general agent or any group of affiliated agents has written 5% or more of the Company's or any such Subsidiary's total in-force insurance business.

          (vi) To the Company's knowledge, no present insurance agent of it or any Subsidiary has materially violated any term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to or engaged in any misrepresentation with respect to, the writing, sale or production of business for it or any such Subsidiary.

     (z) Computer Equipment and Programs. The Company Disclosure Schedule sets forth a complete and correct list and summary description of all material computer hardware, software, programs and similar systems owned by or licensed to each of the Company and its Subsidiaries or being utilized in connection with the business, operations or affairs of any of the Company and its Subsidiaries. The computer hardware, software, programs and similar systems set forth on the Company Disclosure Schedule are all of the computer hardware, software, programs and similar systems necessary to enable each of the Company and its Subsidiaries to conduct their respective business as presently conducted. Except as disclosed in the Company Disclosure Schedule, each of the Company and its Subsidiaries has, and after the Closing will have, the right to use, free and clear of any royalty or other payment obligations all computer hardware, software, programs and similar systems disclosed in the Company Disclosure Schedules. Neither the Company nor any of its Subsidiaries is in conflict with or in violation or infringement of, nor has any of them received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other person with respect to any computer hardware, software, programs, or similar systems, including without limitation any such item disclosed on the Company Disclosure Schedule. In all material respects, to the Company's knowledge, all such computer hardware, software, programs and similar systems do presently and will accurately handle, process, display and format (whether in electronic, CRT or printed media) date information before, during and after January 1, 2000 (including single century formulas, multi-century formulas and leap years) in a manner that will: (i) not abnormally end or provide invalid results; (ii) not adversely affect or impair the performance of such computer hardware, software, programs and/or similar systems; and (iii) properly interface and otherwise operate with other such items of computer hardware, software, programs and similar systems including, without limitations, those of Parent and the Other Parent Subsidiaries.

     (aa) Books and Records. Except as set forth in the Company Disclosure Schedule, to the Company's knowledge, the minute books and other similar records of each of the Company and its Subsidiaries contain a complete and correct record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders and board of directors of each of them, respectively and of each committee thereof since January 1, 1994. The books and records of each of the Companies and its Subsidiaries, accurately reflect in all material respects the business or condition of each of them, respectively, and have been maintained in all material respects in accordance with good business and bookkeeping practices.

     (bb) No Investment Company. Neither the Company nor any Subsidiary of the Company is, and none of them has registered as, an investment company within the meaning of the Investment Company Act of 1940, as amended.

     (cc) Investment Portfolio. The Company has provided Parent with a complete and correct list as of January 31, 1999, of all stocks, notes, debentures, bonds, mortgage loans, policy loans and other securities and investments owned of record or beneficially by the Company or any Subsidiary of the Company, which as of such date constitute the entire investment portfolio of the Company and each such Subsidiary (which portfolios with additions and deletions thereto in the ordinary course of business as permitted by this Agreement are hereafter collectively referred to as the "Investment Assets"). The Company and each of its Subsidiaries has good and indefeasible title to all of the Investment Assets, and all of the Investment Assets are in compliance with the requirements of all applicable laws and insurance regulations. As of the Closing, the Company's and its Subsidiaries' investment portfolios shall consist of the Investment Assets and they shall own and have good and indefeasible title to all of the Investment Assets.

     (dd) Discussions with Regulators. Except as set forth in the Company Disclosure Schedule, neither the Company, any Subsidiary of the Company, nor any officer, director, agent or representative of the Company or any such Subsidiary, has received from any Company Insurance Regulatory Agency any written notice or written inquiry regarding an adverse change in the Company's or any such Subsidiary's condition (financial or otherwise) or regarding a material breach of market conduct requirements by it or any of them that has occurred or is alleged to have occurred after December 31, 1994.

     (ee) Brokers. No broker, investment banker, financial advisor or other person other than Sandler O'Neill & Partners, L.P., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     (ff) Opinion of Financial Advisor. The Company has received the opinion of Sandler O'Neill & Partners, L.P., dated the date of this Agreement, to the effect that, as of the date thereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

     (gg) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has: (i) determined that this Agreement and the transactions contemplated hereby, inclusive of the Merger, taken together, are fair to and in the best interests of the stockholders of the Company; and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, inclusive of the Merger.

     (hh) Required Company Vote. The Company Stockholder Approval, being the affirmative vote of at least 75% of the outstanding shares of Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions expressly contemplated hereby.

     (ii) Properties. Except as disclosed in the Company Disclosure Schedule, each of the Company and its Subsidiaries: (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Company SEC Documents as being owned by the Company or any of its Subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's and such Subsidiaries' business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all material Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title, or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust; and (ii) is the lessee of all real property leasehold estates listed in the Company Disclosure Schedule, which are all of the real property leasehold estates that are material to its and their respective business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and is valid without material default (and the lessee has not received any notice of default, whether or not material) thereunder by the lessee or, to the Company's knowledge, the lessor.

     (jj) Trademarks and Related Contracts. The Company and each of its Subsidiaries has the right to do business in Maine or New York, as the case may be, under its corporate name, and each has the right to use (in each case, free and clear of any material Liens) all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted. To the best knowledge of the

Company: (i) the use of such patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes by the Company and its Subsidiaries and authorized users does not infringe on the rights of any person; and (ii) no person is infringing on any right of the Company or any of its Subsidiaries, with respect to any such patents, trademarks, trade names, service marks, copyrights, technology, know-how or processes. The Company and its Subsidiaries are not in breach or violation in any material respect of any agreement relating to the use of any of the intellectual property identified in this provision, and they have not received any notification written or oral from any third party that there is any such violation, breach or inability to perform under any such agreement. Except as contained in the Company Disclosure Schedule, there are no agreements, written or oral, which in any material respect limit or otherwise relate to any rights by the Company, its shareholders, or an of its Subsidiaries to use any such intellectual property.

     (kk) Transactions with Affiliates. Except as set forth in the Company Disclosure Schedule and except for permitted dividends to the Company by ACIC, and for the payment in the ordinary course of business of compensation to the employees and directors of the Company and of ACIC, since September 30, 1998, neither the Company nor any of its Subsidiaries has engaged in any transaction with, or become obligated (financially or otherwise) to, any Affiliate of it.

          SECTION 3.02 Representations and Warranties of Parent and Sub. Parent represents and warrants to the Company as follows:

     (a) Organization, Standing and Corporate Power; Authority to Conduct Insurance Business. Each of Parent and the Other Parent Subsidiaries (as defined in Section 3.02(b)) is, and Sub will be, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has (or will have) all requisite corporate power and authority to carry on its business as now being (and in the case of Sub, will be) conducted. Each of Parent and the Other Parent Subsidiaries is, and Sub will be, duly qualified as a foreign corporation to do business, and is, and Sub will be, in good standing as a foreign corporation, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent, Sub and the Other Parent Subsidiaries. The Parent Disclosure Schedule contains (and in the case of Sub, will contain) complete, true and correct copies of Parent's Certificate of Incorporation and By-laws and the certificate of incorporation and by-laws of Sub and the Other Parent Subsidiaries, in each case as amended to the date of this Agreement. Each of the Other Parent Subsidiaries are duly licensed as an insurer in, and otherwise possesses all permits, consents and other governmental authorizations required for each of them to conduct the type of insurance business presently conducted by each of them, respectively, in each jurisdiction in which each of them is, respectively, conducting a business of insurance, except that Sub will be duly incorporated (but not otherwise licensed) as an insurer pursuant to the laws of the State of Maine. The Parent Disclosure Schedule contains a complete, true and correct list of all such licenses, permits, consents and other governmental authorizations, each of which is in full force and effect, and none of which are subject to any investigation or proceeding by any regulatory or other governmental agency, or before any court or administrative body having jurisdiction, that threatens or seeks to limit, suspend or revoke, or that may reasonably result in the limitation, suspension or revocation of any such license, permit, consent or other governmental authorization.

     (b) Subsidiaries. The only direct or indirect subsidiaries of Parent (other than Sub) are listed in the Parent Disclosure Schedule (collectively, the "Other Parent Subsidiaries"). When issued, all the outstanding shares of the capital stock of Sub will be, and all the outstanding shares of the capital stock of each Other Parent Subsidiary have been, validly issued and are (or will be) fully paid and nonassessable and are (or will be) owned (of record and beneficially) by Parent, free and clear of all Liens. Except for the ownership interests set forth in the Parent Disclosure Schedule, Parent does not own (and with respect to Sub will not own), directly or indirectly, any capital stock or other ownership interest, and does not have any option or other right to acquire any assets or equity or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

     (c) Capital Structure. The authorized capital stock of Parent consists of 10,000,000 shares of common stock, par value $.50 per share, of which, 2,116,429 shares are issued and outstanding at the date of this Agreement. Except as set forth in the Parent Disclosure Schedule, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Parent may vote. Except as set forth in the Parent Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The authorized capital stock of Sub will consist of 100 shares of common stock, par value $0.01 per share, all of which will have been validly issued, will be fully paid and nonassessable and will be owned by Parent, free and clear of any Lien.

     (d) Duly Authorized; No Violation. Parent has all requisite corporate and other power and authority to enter into, execute and deliver this Agreement and, subject to the Parent Stockholder Approval with respect to the Merger, Parent has and Sub will have all requisite corporate and other power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent of the Merger and the other transactions contemplated hereby have been, and in the case of Sub will be, duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Stockholder Approval. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against in accordance with its terms. The execution and delivery of this Agreement do not, and in the case of Sub will be, and the consummation of the Merger and other transactions contemplated hereby and thereby, and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or any "put" right with respect to, any obligation, or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any of the other Parent Subsidiaries under: (i) the certificate of incorporation or by-laws of Parent or Sub or any Other Parent Subsidiary; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any Other Parent Subsidiary or their respective properties or assets or;
(iii) subject to the governmental filings and other matters referred to in the following sub-section, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub or any Other Parent Subsidiary or their respective properties or assets.

     (e) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is (and in the case of Sub will be) required by or with respect to Parent, Sub or any Other Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent and/or Sub, of any of the transactions contemplated hereby, except: (i) the filing of a pre-merger notification and report form by Parent under the HSR Act; (ii) the filing with the SEC of (x) the Joint Proxy Statement relating to the Parent Stockholder Approval and a registration statement on Form S-4, and (y) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) the consents, approvals and other authorizations of Governmental Entities having jurisdiction over the insurance business of Parent, Sub and the Other Parent Subsidiaries (the "Parent Insurance Regulatory Agencies") set forth in the Parent Disclosure Schedule; (iv) the filing of the Articles of Merger with the Secretary of State of the State of Maine, and the filing of appropriate documents with the relevant authorities of other states in which Parent is qualified to do business; and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be set forth in the Parent Disclosure Schedule.

     (f) SEC Filings. Parent has filed all material required reports, schedules, forms, statements and other documents with the SEC since December 31, 1996, and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, and except as otherwise amended or superseded by subsequently filed Parent SEC Documents, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the Parent Disclosure Schedule, and except to the extent amended or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents filed by Parent contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) Other Regulatory Filings; Deficiencies. Each of Parent and the Other Parent Subsidiaries has duly filed and otherwise provided all reports, data, other information and applications required to be filed with or otherwise provided (and in the case of Sub, to the extent required by applicable law, will duly file with and otherwise provide) to the Insurance Department of the State of New Jersey and (other than the SEC) all other governmental entities (including without limitation insurance departments and commissions) having jurisdiction over Parent, Sub or any Other Parent Subsidiary, and all required regulatory approvals in respect of such reports, data, other information and application are in full force and effect at the date hereof. Parent has furnished to the Company complete, true and correct copies of: (i) all reports of examination of Parent and each of the Other Parent Subsidiaries issued by any Parent Insurance Regulatory Agency (the "Parent Examination Reports"); (ii) all insurance holding company registration and annual reports filed with respect to Parent, Sub and each of the Other Parent Subsidiaries; (iii) all other regulatory filings by or in respect of Parent, Sub and each of the other Parent Subsidiaries; and (iv) all complaints filed with or by, or issued by, any Parent Insurance Regulatory Agency, and all other regulatory proceedings, of any nature initiated or pending with respect to Parent, Sub or any Other Parent
Subsidiaries ("Parent Complaints"), all within the five (5) year period immediately preceding the date of this Agreement. Except as set forth on the Parent Disclosure Schedule, during such five (5) year period, no deficiency material to the financial condition, operations, business or business prospects of Parent or any of the Other Parent Subsidiaries has been filed or asserted by any Parent Insurance Regulatory Agency in connection with any report or filing made by or otherwise with respect to, Parent or any of the Other Parent Subsidiaries. (each, a "Parent Deficiency Report" and collectively , the "Parent Deficiency Reports"). Parent has provided to the Company complete, true and correct copies of all written responses to: (x) all Parent Deficiency Reports;
(y) all Parent Examination Reports and Parent Complaints; and (z) the National Association of Insurance Commissioners regarding each Insurance Regulatory Information System (IRIS) financial ratio results as to, and all Risk Based Capital Reports as to, of each of Parent and the Other Parent Subsidiaries.

     (h) SEC Financial Statements; Undisclosed Liabilities. The consolidated financial statements of Parent included in the Parent SEC Documents comply with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and the Other Parent
Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth in the Parent Disclosure Schedule, at the date of the most recent audited financial statements of Parent included in the Parent SEC Documents, neither Parent, nor any Other Parent Subsidiary had, and since such date neither Parent, Sub nor any Other Parent Subsidiary has, incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent, Sub and/or the Other Parent Subsidiaries except:(i) as and to the extent reflected or reserved against on the financial statements contained in Parent's report on Form 10-Q for the three-month period ended September 30,1998; (ii) liabilities of a nature substantially similar to those reflected on those financial statements and incurred by Parent and the Parent Subsidiaries solely in the ordinary course of business consistent with past practice; and (iii) liabilities incurred and/or reserved against in connection with claims under insurance policies and annuities written and issued by Parent and/or the Other Parent Subsidiaries.

     (i) Other Financial Statements. (i) Parent has delivered to the Company complete, true and correct copies of all audited and unaudited quarterly, annual and other financial statements of Parent and each of the Other Parent Subsidiaries filed with any Parent Insurance Regulatory Agency during the five
(5) year period immediately preceding the date of this Agreement, together with all exhibits and schedules thereto (the "Parent Regulatory Financial
Statements"). Each of the Parent Regulatory Financial Statements has been prepared in accordance with SAP applied on a consistent basis during the periods involved, and fairly present the financial position, assets and liabilities of the Parent and the Other Parent Subsidiaries, respectively, as of the respective dates thereof and the results of their respective operations, changes in capital and surplus and cash flows for the respective periods then ended. Except as set forth on the Parent Disclosure Schedule, at the respective dates of the most recent of the Parent's and the Parent Subsidiaries' Regulatory Financial Statements, neither Parent nor any of the Other Parent Subsidiaries had, and since such respective dates neither the Company nor any of the Other Parent

Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which (in the case of each of the Parent and the Other Parent Subsidiaries, individually, and in the case of the Parent and the Other Parent Subsidiaries on a consolidated basis) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to the financial condition, operations, business or business prospects of the Other Parent or any Parent Subsidiary except: (x) as and to the extent reflected or reserved against on the most recent of their respective Parent Regulatory Financial Statements, (y) liabilities of a nature substantially similar to those reflected on those financial statements and incurred by the Parent and the Other Parent Subsidiaries, as the case may be, solely in the ordinary course of business consistent with past practice; and (z) liabilities incurred and/or reserved against in connection with claims under insurance policies and annuities written and/or issued by the Parent and/or any of the Other Parent Subsidiaries, respectively.

          (ii) Since the respective dates of the most recent Parent Regulatory Financial Statements, there has been no material adverse change in the composition, nature or risk characteristics (credit quality of otherwise) of any of the Parent's or any Other Parent Subsidiaries' investment portfolios. Except as disclosed in the Parent Disclosure Schedule, the financial statements and reports delivered pursuant to this Section, or as otherwise referred to in this Agreement, neither the Parent nor any of the Other Parent Subsidiaries have any debts, obligations or liabilities, contingent or otherwise, that could materially adversely affect its or their financial condition, whether individually or on a consolidated basis.

          (iii) All reserves, due and uncollected premiums and other related items with respect to insurance contracts as established or reflected in the Parent Regulatory Financial Statements: (v) were determined in accordance with commonly accepted actuarial standards consistently applied, (w) were fairly stated in accordance with sound actuarial principles; (x) were based on actuarial assumptions which produce reserves as great as those called for in any contract provisions and the related reinsurance, coinsurance, and other similar contracts; (y) met the requirements of the insurance laws and regulations of each applicable jurisdiction, and of the National Association of Insurance Commissioners model regulations and actuarial guidelines, and all appropriate standards of practice as promulgated by the Actuarial Standards Board; and (z) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the Parent Regulatory Financial Statements for the immediately preceding comparable period. Each of the Parent and the Other Parent Subsidiaries owns assets that quality as legal reserve assets under the insurance laws and regulations of each applicable jurisdiction in an amount at least equal to all such required reserves and other similar amounts.

     (j) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent, Sub or any Other Parent Subsidiary for inclusion or incorporation by reference in: (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Joint Proxy Statement will, at the date it is first mailed to Parent's stockholders or at the time of the Parent Stockholder Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the

Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent, Sub or any Other Parent Subsidiary with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.


     (k) Absence of Certain Changes or Events. Except as disclosed in the Parent Disclosure Schedule, since the date of the most recent audited financial statements included in the Parent SEC Documents, Parent, and the Other Parent Subsidiaries have (and Sub will have) conducted their business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any Material Adverse Change with respect to their financial condition, operations, businesses or business prospects; (ii) any condition, event or other occurrence or circumstance which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on or give rise to a material adverse change with respect to Parent, Sub, or the Other Parent Subsidiaries or their respective financial condition, operations, businesses or business prospects; (iii) any condition, event or other occurrence or circumstance which could reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement; or (iv) any event which, if it had occurred following the execution and delivery of this Agreement, would not have been permitted by
Section 4.02 hereof without the Company's prior written consent.

     (l) Brokers. No broker, investment banker, financial advisor or other person other than Cochran, Caronia & Co. is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     (m) Opinion of Financial Advisor. Parent has received the opinion of Cochran Caronia & Co., dated the date of this Agreement, to the effect that the Merger and the issuance of up to the Stock Amount of the Parent Common Stock in connection with the Merger, taken as a whole, are fair, from a financial point of view, to Parent and the holders of the Parent Common Stock.

     (n) Required Parent Stockholder Vote. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions expressly contemplated hereby requires the affirmative vote of the holders of at least a majority of the shares of Parent Common Stock present in person or represented by proxy and entitled to vote at the Parent Stockholder Meeting. The stockholder action specified above is collectively referred to as the "Parent Stockholder Approval." Messrs. McWhorter, Lobeck and Swanner (who, presently in the aggregate, beneficially own more than 42% of the outstanding Parent Common Stock) have agreed to vote their shares in favor of this Agreement, the Merger, and each of the other transactions expressly contemplated hereby.

     (o) Interim Operations of Sub. Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby and, in all material respects, will engage in no other business activities and will conduct its operations only as contemplated hereby.

     (p) Board Recommendation. The Board of Directors of Parent, at a meeting duly called and held, has:(i) determined that this Agreement and the transactions contemplated hereby, including the Exchange Ratio and the issuance of shares of Parent Common Stock in the Merger, are fair to and in the best interests of the stockholders of Parent; and (ii) resolved to recommend that the holders of the shares of Parent Common Stock approve this Agreement, the Merger, the issuance of shares of Parent Common Stock in connection with the Merger.

     (q) Tax Returns and Tax Payments. Parent and the Other Parent Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member, has timely filed all (and Sub will timely file) Tax Returns required to be filed by it and has paid (and with the case of Sub will pay) all Taxes shown thereon to be due, except to the extent that any such failure to file or pay could not reasonably be expected to have a Material Adverse Effect on Parent.

     (r) Litigation, Compliance With Law. (i) There are no suits, actions, counterclaims, proceedings or investigations pending or, to the knowledge of Parent, threatened in writing against Parent, Sub or the Other Parent Subsidiaries other than those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to Parent.

          (ii) The conduct of the business of each of Parent and the Other Parent Subsidiaries complies with (and in the case of Sub will comply with) all statutes, laws, regulations, ordinances, rules, permits, concessions, grants, franchises, licenses, other governmental authorizations and approvals, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to Parent.

     (s) Material Contract Defaults. Neither Parent, Sub nor any of the Other Parent Subsidiaries is, or has received any notice or has any knowledge that any other party is, in violation, default or unable to perform in any respect under any contract, agreement, or arrangement (whether oral or written) to which Parent, Sub or any of the Other Parent Subsidiaries is a party or by which it, they are any of its or their assets is bound, which is material to the business of Parent, Sub or any Other Parent Subsidiary, except for those violations, defaults or inabilities to perform which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to Parent.

     (t) Assets. The assets, properties, rights and contracts, including (as applicable), title or leaseholds thereto, of Parent, Sub and the Other Parent Subsidiaries, taken as a whole, are sufficient to permit Parent, Sub and the Other Parent Subsidiaries to conduct their business as currently being conducted with only such exceptions as could not be reasonably expected to have a material adverse effect on Parent.

     (u) Trademarks and Related Contracts. Parent and each of the Other Parent Subsidiaries owns and/or is licensed to use, and Sub will own and/or be licensed to use, (in each case, free and clear of any Liens), all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the condition (financial and other), business, or operations of the Company, except to the extent any such failure could not reasonably be expected to have a Material Adverse Effect on Parent.

     (v) Financial Capacity. Parent has, and at all times prior to the Effective Time of the Merger will maintain, sufficient financial capacity to enable it to perform its obligations under this Agreement, including without limitation the obligation to pay the Merger Consideration.

          SECTION 3.03 Continuing Disclosure. During the period commencing as of the date of this Agreement and ending at the Effective Time of the Merger, each of the Company and Parent shall, upon the happening of any event, occurrence or circumstance which if occurring or known to the Company or Parent (as the case may be) as of the date of this Agreement would have been required to be disclosed in its respective Disclosure Schedule in order to make the disclosures therein not misleading (or as to which a failure to disclose would be misleading), promptly amend its Disclosure Schedule by inclusion of such event, occurrence or circumstance and forward such amendment to the other party. Each of the Company and Parent shall have the right to amend its Disclosure Schedule in order to provide up-dated information or to correct prior, inadvertent errors therein.


                                   ARTICLE IV

            Covenants Relating to Conduct of Business Prior to Merger

         SECTION 4.01 As to the Company.

     (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), the Company shall, and shall cause its Subsidiaries to, act and carry on its and their respective businesses only in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its and their reasonable best efforts to preserve intact its and their current business organizations, keep available the services of its and their current officers and employees and preserve its and~their relationships with brokers, agents, suppliers, advertisers and others having business dealings with it and them to the end that its and their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time of the Merger. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, which consent will not be withheld without Parent stating its reason therefor:

          (i) (x) directly or indirectly declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than permitted dividends by ACIC); (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of any of its capital stock; or (z) except pursuant to Company Stock Options or as otherwise may be necessary to effectuate the provisions of Section 2.02 hereof, purchase, redeem or otherwise acquire any shares of any of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) authorize for issuance, issue, deliver, sell, transfer, pledge or otherwise encumber any shares of any of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights (including without limitation any Company Stock Options other than those issued to Company Directors in accordance with past compensation practices pursuant to the resolutions of the Company's Board of Directors set forth as Exhibit B hereto), warrants, calls, commitments or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

          (iii) amend its articles of incorporation or by-laws;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any material Lien or otherwise dispose of any of, close, discontinue or shut down its lines of business or insurance products, or any of its material properties or material assets;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing; (y) amend the terms of any outstanding security in a manner that would increase its obligations thereunder; or (z) make any loans, advances or capital contributions to, or investments in, the Company, any Subsidiary of the Company or any other person;

          (vii) acquire or agree to acquire any capital assets other than replacements in ordinary course of having an aggregate value not in excess of $ 50,000 or make or agree to make any capital expenditures other than in respect of the foregoing;

          (viii) other than as set forth in Section 4.01(a)(xii), below, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of: (w) claims in respect of its insurance policies;
(x) other liabilities or obligations in the ordinary course of business consistent with past practice; (y) liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Documents; or (z) other claims, liabilities or obligations in an amount, individually, not in excess of $40,000, or waive, release, grant, or transfer any rights of material value or modify or change any existing material license, lease, contract or other document in any manner that would be material to the Company or any of its Subsidiaries or enter into any new contract, lease or license other than renewals in the ordinary course of business;

          (ix) adopt a plan of complete or partial liquidation, merger, consolidation, restructuring, recapitalization or reorganization, or resolutions providing for or authorizing any of the foregoing;

          (x) enter into any collective bargaining agreement, whether in the first instance or as a renewal of or successor to any prior collective bargaining agreement;

          (xi) change any accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to GAAP, SAP or rules and regulations of the SEC or any Company Regulatory Agency promulgated following the date hereof;

          (xii) settle or compromise any Action (whether or not commenced prior to the date of this Agreement), other than any settlement or compromise not in excess of amounts reserved therefor as of January 31, 1999, (provided that such settlement or compromise does not involve any material non-monetary obligations on the part of the Company), or if in excess of such reserved amounts, such excess is not greater than $40,000;

          (xiii) close, shut down or otherwise eliminate any of its facilities;

          (xiv) enter into (or commit to enter into) any new lease or amend or renew any existing lease or purchase or acquire or enter into any agreement to purchase or acquire any real estate or terminate any existing lease, other than leases for equipment (including without limitation any computer hardware or software) requiring an aggregate annual commitment not in excess of $40,000;

          (xv) change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax return, enter into any closing agreement relating to any material Tax, settle any material Tax claim or assessment surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if such acts, either separately or in the aggregate, would have the effect of materially increasing the Tax liability of or materially reducing the Tax assets of the Company or any of its Subsidiaries or of Parent or any of its subsidiaries;

          (xvi) change the composition, fill any vacancies in or increase the size of the Company's Board of Directors; or

          (xvii) authorize any of, or commit or agree to take any of, the foregoing actions or, to the extent not enumerated in the foregoing, any action described in Section 3.01(u) hereof.

     (b) Changes in Employment Arrangements. Without the written consent of Parent, neither the Company nor any of its Subsidiaries shall (except as may be required in order to give effect to the requirements of Section 2.02) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option (including by accelerating or altering the vesting thereof other than as required by the terms of the applicable plan or agreement) pension, retirement, deferred compensation, severance, change-in-control, fringe benefits, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Benefit Plan or Employment Arrangement) for the benefit or welfare of any employee, director or former director or employee, increase the compensation, bonus or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement, except that the Company will be permitted to grant merit increases in salaries of employees (other than officers) at regularly scheduled times in customary amounts consistent with past practices.

     (c) Severance. Neither the Company nor any of its Subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, other than so as to provide, in the event of termination upon the request or direction of Parent during the twelve (12)-month period beginning at the Effective Time of the Merger: (i) in the case of such termination of Graham Payne, Rebecca Cerny or David Drake, a lump sum severance payment in a amount equal to one-half of such individual's annual Company salary at the date of termination net of applicable payroll withholding taxes and similar charges; and (ii) in the case of any other salaried Company employee other than Robert G. Schatz and Ronald A. Libby, a lump sum severance payment in an amount equal to one-twelfth of such individual's annual Company salary at the date of termination net of applicable payroll withholding taxes and similar charges.

     (d) Transition. In order to facilitate the completion and occurrence of the Conditions Precedent set forth in Article VI hereof, and to facilitate an orderly transition of the business of the Company to a wholly owned subsidiary of Parent and to permit the coordination of their related perations on a timely basis, the Company shall (and shall cause its officers, directors and executive employees to) consult with and assist Parent on such strategic, operational and other matters as Parent may reasonably request, from time to time. Company shall make available to Parent at the Company's facilities office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the provisions of Section 5.04, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to the Company, be entitled to review the operations and visit the facilities of the Company and its subsidiaries at all times as may be deemed reasonably necessary by Parent in order to accomplish the foregoing arrangement.

          SECTION 4.02 Conduct of Business of Parent. (a) During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), Parent shall, to the extent consistent with Parent's reasonable commercial judgment and to the extent material, use its reasonable best efforts to preserve intact its and its subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with brokers, agents, suppliers, advertisers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger.

     (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not, directly or indirectly, without the prior written consent of the Company (which consent will not be unreasonably withheld or delayed): (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, restructuring, recapitalization or reorganization; (ii) dispose of any material portion of its assets except in the ordinary course of business; (iii) declare or pay any cash dividend that would reasonably be expected to materially depress the market price of the Parent Common Stock or materially reduce Parent's stockholders' equity from such stockholders' equity as set forth on the most recent Parent SEC Financial Statements; or (iv) suffer any Material Adverse Change.


                                    ARTICLE V

                              Additional Agreements

          SECTION 5.01 Preparation of Form S-4 and the Joint Proxy Statement; Stockholder Meetings. (a) Promptly following the execution of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The information provided and to be provided by Parent, Sub and the Company, respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the dates of each of the Company Stockholder Meeting and the Parent Stockholder Meeting, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company, Parent and Sub each agree to correct immediately upon the discovery thereof any information provided by it for use in the Form S-4 which shall have become false or misleading.

     (b) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held within 45 days after the Form S-4 becomes effective, for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. The Board of Directors of the Company shall not be permitted to withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so), except that prior to the date of the Company Stockholder Meeting, the Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) but only if: (i) the Company has complied with Section 5.11; (ii) an Alternative Transaction (as defined in Section 7.01) shall have been proposed by any person other than Parent or its Affiliates; (iii) the Company shall have notified Parent of such Alternative Transaction at least five
(5) business days in advance of such withdrawal,  amendment or modification; and
(iv) the Board of Directors of the Company (or an independent committee thereof) shall have determined in its good faith judgment that such Alternative Transaction is more favorable to the Company's stockholders than this Agreement and the Merger and, as a result, the Board of Directors of the Company shall have determined in good faith, consistent with the written opinion of Verrill & Dana LLP, or another law firm of recognized reputation and standing retained by the Company ("Company Counsel"), that it is obligated by its fiduciary duties under applicable law to modify, amend or withdraw such recommendation; provided that no such withdrawal, amendment or modification shall be made unless the Company shall have delivered to Parent in accordance with Section 5.11(b) a written notice advising Parent that the Board of Directors of the Company has received a proposal for an Alternative Transaction, describing the material terms thereof, and identifying the person making such proposal.

     (c) Unless the Board of Directors of the Company shall take any action permitted by the third sentence of paragraph (b) above, Parent shall cause a meeting of its stockholders (the "Parent Stockholder Meeting") to be duly called and held within 45 days after the Form S-4 becomes effective, for the purpose of voting on the Merger and on the issuance of shares of Parent Common Stock in connection with the transactions contemplated hereby. At such meeting, the Board of Directors of Parent shall recommend approval by Parent's stockholders of the Merger and such issuance of shares of Parent Common Stock. Nothing contained in this Section 5.01(c) shall prohibit Parent from making any disclosure to Parent's stockholders if, in the good faith judgment of the Board of Directors of Parent, upon the advice of counsel, failure to make such disclosure would be inconsistent with applicable laws.

     (d) The recommendations of the Boards of Directors of Parent and the Company referred to in paragraphs (b) and (c) above, together with copies of the opinions referred to in Sections 3.01(gg) and 3.02(m), shall be included in the Joint Proxy Statement. Parent and the Company will use reasonable efforts to hold the Company Stockholder Meeting and the Parent Stockholder meeting on the same day.

     (e) The Company will cause its transfer agent to make the stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

          SECTION 5.02 Letter of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of the Company's independent public accountants, dated a date within two (2) business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by Pricewaterhouse Coopers, LLP, Parent shall provide a representation letter to Pricewaterhouse Coopers, LLP, complying with SAS 72, if then required.

          SECTION 5.03 Letter of Parent's Accountants. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Parent's independent public accountants, dated a date within two (2) business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Parent's efforts to obtain such letter, if requested by Pricewaterhouse Coopers, LLP, the Company shall provide a representation letter to Pricewaterhouse Coopers, LLP, complying with SAS 72, if then required.

          SECTION 5.04 Access to Information, Confidentiality. (a) The Company shall, and shall cause its Subsidiaries and its and their respective officers, employees, counsel, financial advisors and other representatives, to afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its Subsidiaries and its and their respective officers, employees and representatives to, furnish promptly to Parent: (i) a copy of each report, schedule, registration statement and other document filed by it or any of them during such period with any Company Insurance Regulatory Agency, the SEC, any state securities agency or commission, or any other Governmental Entity; and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

     (b) During the period prior to the Effective Time of the Merger, Parent shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Parent set forth herein and compliance by Parent and Sub of their obligations hereunder, and, during such period, Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the Company:(i) a copy of each report, schedule, registration statement and other document filed by it during such period with any Parent Insurance Regulatory Agency, the SEC, any state securities agency or commission, or any other Governmental Entity; and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

     (c) The foregoing shall not require Parent or the Company to share any information with respect to legal proceedings that could reasonably be expected to give rise to a waiver of attorney-client privilege.

     (d) Parent will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information of the Company in confidence to the extent required by, and in accordance with, the provisions of the letter-agreement dated December 31, 1998, between Parent and the Company (the "Confidentiality Agreement"). The Company will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information of Parent in confidence to the extent required by, and in accordance with, the provisions of the letter-agreement dated January 29, 1999, between Parent and the Company.

     (e) No investigation pursuant to this Section 5.04 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 5.05 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, without limitation: (i) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including, without limitation, parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations. Parent and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Merger. In connection with any tax opinion described in the Joint Proxy Statement, Parent, Sub and the Company agree to deliver the letters of representation referred to therein, reasonable under the circumstances as to their present intention and present knowledge.

          SECTION 5.06 Fees and Expenses; Certain Payments Upon Termination.

     (a) Except as set forth in Schedule 5.06(a), all fees and expenses incurred in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that other than the registration fee for the Form S-4, investment banking fees and expenses, and mailing and other distribution costs of the Joint Proxy Statement, Parent and the Company shall share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Joint Proxy Statement (including any preliminary materials related thereto) and the Form S-4 (including financial statements and exhibits) and any amendments or supplements thereto. Parent shall pay the filing fee for any filing under the HSR Act.

     (b) (i) In the event Parent terminates this Agreement other than: (A) pursuant to any of Sections 7.01(a), 7.01(b), 7.01(c), 7.01(d), 7.01 (i) or
7.01(j); or (B) upon the happening of the events described in Section 5.06(c), then Parent shall promptly pay the sum of $200,000 to the Company.


          (ii) In the event the Company  terminates  this Agreement  other than:
(A) pursuant to any of Sections 7.01(a),  7.01(b),  7.01(c), 7.01(e) or 7.01(h);
or (B) upon the happening of the events described in Section 5.07(c), then the Company shall promptly pay the sum of $200,000 to Parent.

     (c) Upon the happening of all of the following events:


          (i) an Alternative Transaction (as defined in Section 7.01) is commenced, disclosed, proposed or otherwise communicated to the Company at any time on or after the date of this Agreement; and

          (ii) the Board of Directors of the Company, in accordance with Section 5.01(b) hereof or otherwise, withdraws or modifies it approval and/or recommendation of this Agreement or of the Merger, approves or recommends such Alternative Transaction, or enters into an agreement with respect to such Alternative Transaction; and

          (iii) this Agreement is terminated pursuant to Section 7.01(f) or 7.01(g), then the Company shall promptly pay to Parent the sum of $300,000.

     (d) All transfer, documentary, sales, use, registration, stock transfer Taxes and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred prior to the Closing in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Company and the Company shall timely make all filings, returns, reports and forms as may be required prior to the Closing to comply with the provisions of such Tax laws.

          SECTION 5.07 Public Announcements. Parent and, Sub, on the one hand, and the Company, on the other hand, will consult with each other before holding any press conferences or analyst calls and before issuing any press releases. The parties will provide each other the opportunity to review and comment upon, any press release with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release prior to such consultation, except as may be required by applicable law, judicial or binding administrative order, or by obligations imposed by NASDAQ.

          SECTION 5.08. Insider Trading. The Company and its Subsidiaries shall comply with and shall use their best efforts to cause their respective officers, directors, agents, representatives, advisors and employees to comply with, the provisions regarding the trading of Parent securities set forth in the fourth paragraph of the letter-agreement between Parent and the Company dated December 31, 1998. The Company has no direct or indirect beneficial ownership of any Parent Common Stock and (except with the consent of Parent, which may be withheld for any reason or no reason) shall not acquire beneficial ownership of any Parent Common Stock. Parent has no direct or indirect beneficial ownership of any Company Common Stock and (except with the consent of the Company, which may be withheld for any reason or no reason) shall not acquire beneficial ownership of any Company Common Stock except pursuant to the Merger.

          SECTION 5.09. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NASDAQ stock market, subject to official notice of issuance, prior to the Closing Date.

          SECTION 5.10. Certain Provisions. The Company shall not take, and shall not permit any of its affiliates to take, any action which would require or permit, or could reasonably be expected to require or permit, the Company or any other person or entity to treat Parent or Sub, in acting pursuant to and as permitted by this Agreement, as an "interested stockholder" with whom the Company is prevented for any period pursuant to Section 611-A of the MBCA from engaging in any "business combinations (as defined in Section 611-A of the MBCA) or take any action (including any charter or by-law amendment) that has the effect of rendering Section 611-A of the MBCA applicable to Parent or any of its subsidiaries. The Company shall not, and shall not permit any of its affiliates to, announce or disclose the Company's or such affiliate's intention to take any such action or to treat Parent or Sub as such an "interested stockholder". In the event that there shall be instituted or pending any action or proceeding before any Governmental Entity to which the Company is a party claiming or seeking a determination, directly or indirectly, that the Company is prevented for any period pursuant to Section 611-A of the MBCA from engaging in any "business combination" with Parent or Sub, the Company shall take the position that the Company is not so prevented. The Company shall, upon the request of Parent, take all reasonable steps to assist in any challenge by Parent or Sub to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, or the transactions contemplated by any of the foregoing, of any state law.

          SECTION 5.11. No Solicitation.

     (a) From and after the date of this Agreement, the Company shall not, directly or indirectly, through any officer, director or employee of, or any investment banker, attorney or other advisor to, or other representative or agent of the Company or any of its Subsidiaries or otherwise: (i) solicit, initiate or encourage any inquiry, offer or proposal, or any indication of interest from, any Third Party (as defined below), regarding any direct or indirect merger, or any acquisition or purchase of substantial assets, 10% or more of the voting securities of the Company (including by way of a tender offer) or similar transaction involving the Company or any Subsidiary of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal") or (ii) participate in negotiations or discussions concerning, or provide to any Third Party any information relating to, or take any action to, facilitate or encourage any inquiry, proposal or other effort by, on the part of or on behalf of, any Third Party that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that prior to the Effective Time of the Merger, the Company may participate in negotiations or discussions with, and provide information to, any Third Party concerning an Acquisition Proposal submitted in writing by such person to the Board of Directors of the Company after the date of this Agreement if: (A) such Acquisition Proposal was not solicited, initiated or encouraged in violation of this Agreement; (B) the Board of Directors of the Company (or an independent committee thereof), in good faith, and after taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and of such Third Party, determines that such Acquisition Proposal is: (1) reasonably capable of resulting in, and reasonably likely to result in, a completed Alternative Transaction; and (2) is (from a financial point of view) more favorable to the Company's Stockholders than the Merger; and
(C) the Board of Directors of the Company (or an independent committee thereof) determines in good faith, after consultation with and consistent with the written opinion of Company Counsel, that it is necessary to do so in order not to violate its fiduciary duties to the Company's stockholders under applicable law. Nothing contained in this Section 5.11 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; provided that the Board shall not recommend that the stockholders of the Company tender or exchange any shares of Company Common Stock in connection with such tender or exchange offer unless failing to take such action would constitute a breach of the Board's fiduciary duties under applicable law.

     (b) The Company shall notify Parent as promptly as practicable if any Acquisition Proposal is made and shall in such notice indicate in reasonable detail the identity of the person making such Acquisition Proposal and the terms and conditions of such Acquisition Proposal and shall keep Parent promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. A copy of the aforementioned opinion of Company Counsel (or a draft thereof, with a signed copy to follow promptly after delivery to the Board of Directors of the Company) shall be delivered to Parent not later than the day before such Board (or Independent Committee thereof) meets to take action on any Acquisition Proposal; provided, however, that such opinion or draft as delivered to Parent may exclude any portion which Company Counsel determines to be a privileged attorney-client communication.

     (c) If, pursuant to the proviso to Section 5.11(a)(ii), the Company provides nonpublic information to a person who makes an Acquisition Proposal, the Company shall require such person to enter into a confidentiality agreement substantially similar to the Confidentiality Agreement as a condition to and before providing any such information.

     (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Sub) conducted heretofore with respect to any Acquisition Proposal. The Company agrees not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which the Company is a party.

     (e) The Company shall ensure that the officers, directors and relevant employees of the Company and its Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 5.11.

          SECTION 5.12 Maintenance of Benefit Plans. The Company Benefit Plans set forth in Schedule 5.12 shall either be maintained for a period of not less than twelve (12) months beginning at the Effective Time of the Merger or, if not so maintained, shall be replaced by benefit plans no less favorable to the eligible participants therein than the Benefit Plans listed in Schedule 5.12.

                                   ARTICLE VI

                              Conditions Precedent

          SECTION 6.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

     (b) Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

     (c) NASDAQ Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement (including shares issuable upon the exercise of options) shall have been approved for listing on the NASDAQ stock market, subject to official notice of issuance.

     (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Merger shall be in effect.

     (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall be in effect and no procedures for such purpose shall be pending before or threatened by the SEC.

     (f) Due Organization of Sub; Approval of Merger. Sub shall have been duly incorporated and organized as a Maine insurance corporation, and the Directors and Shareholders of Sub shall have duly approved the Merger.

          SECTION 6.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent) of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (c) Authorization. All corporate action necessary to authorize the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Company and the stockholders of the Company, respectively, and the Company shall have furnished Parent with copies of all applicable resolutions adopted by the Board of Directors and stockholders of the Company, certified by the Secretary of the Company.

     (d) Approval and Consents. The waiting period, if any, pursuant to the HSR Act shall have expired or shall have been terminated without objection, and all necessary approvals of the insurance departments of the States of Maine, New York, and New Jersey and the insurance departments of all other states and jurisdictions having jurisdiction over Parent, Sub, the Company and their respective subsidiaries, and all other consents of any person listed on Schedule 6.02(d) required to permit the consummation of the transactions contemplated by this Agreement without any violation by Parent, Sub, the Company or their respective subsidiaries of any law or obligation, shall have been obtained and such approvals and consents shall not contain any materially burdensome conditions or requirements on or applicable to Parent, Sub, the Company or any of their respective subsidiaries.


     (e) No Litigation. There shall not be pending or threatened any material suit, action or proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or, on the basis of or as a result of the Merger or any of the other transactions contemplated by this Agreement (and except as to the rights of Dissenting Shares), seeking to obtain from Parent or any of its subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole; (ii) on the basis of or as a result of the Merger or any of the other transactions contemplated by this Agreement seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries; (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, including the right to vote the Company Common Stock or Common Stock of the Surviving Corporation on all matters properly presented to the stockholders of the Company or the Surviving Corporation, respectively; or
(iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

     (f) Legal Opinion. Parent shall have received the opinion of Verrill & Dana LLP, as to such matters as may be reasonably requested by Parent.

     (g) No Adverse Change. Since September 30, 1998, there shall not have been, occurred or arisen any Material Adverse Change in, or any event, development, transaction, condition or state of facts of any character (including without limitation any damage, destruction or loss not covered by insurance or reinsurance) that individually or in the aggregate has or can reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement: (i) a reduction in the Company's direct premiums inforce shall not be deemed to have a Material Adverse Effect if the amount thereof, as so reduced, is equal to or exceeds ninety (90%) percent of the Company's direct premiums inforce at December 31, 1998, as set forth in the Company Regulatory Financial Statement for the period ended December 31, 1998; (ii) the termination of any insurance agent relationship with the Company at any time on or after January 1, 1999, shall not be deemed to have a Material Adverse Effect if all such former agents, taken as a group, accounted for less than ten (10%) percent of the Company's direct premiums inforce at December 31, 1998, as set forth in the Company Regulatory Financial Statement for the period ended December 31, 1998; (iii) a reduction in the value of the Investment Assets shall not be deemed to have a Material Adverse Effect if such reduction would not have the effect of reducing by more than ten (10%) percent the Company's (and its Subsidiaries') surplus as regards its policyholders if those investments were sold; (iv) a reduction in the operating results of the Company shall not be deemed to have a Material Adverse Effect if such reduction would not result in the reduction of the Company's surplus as regards its policyholders of more than ten (10%) percent from such surplus at December 31, 1998, as set forth in the Company Regulatory Financial Statements for the period ended December 31, 1998; and (v) changes in Company reinsurance policies shall not be deemed to have a Material Adverse Effect if the new or amended policies will terminate upon the consummation of the Merger or are terminable by the Company on not more than ninety (90) days' prior written notice, effective upon the expiration of such notice period.

     (h) Clerk's Certificates. Parent shall have received from the Company: (i) a certificate dated the Closing Date from the Company's Clerk attaching (A) a copy of the Company's Articles of Incorporation certified by the Secretary of State of the State of Maine, which certification shall be dated not more than ten (10) days prior to the Closing Date, (B) a copy of the Company's Bylaws, and
(C) a Good Standing Certificate for the Company from the Secretary of State of the State of Maine, which Certificate shall be dated no more than ten (10) days prior to the Closing Date; and (ii) a certificate dated the Closing Date from the Secretary of each Subsidiary of the Company attaching (A) a copy of such Subsidiary's Articles of Incorporation, certified by the Secretary of State of the state of its incorporation, which certification shall be dated not more than ten (10) days prior to the Closing Date, (B) a copy of such Subsidiary's Bylaws,
(C) a Good Standing Certificate for such Subsidiary from the Secretary of the State of the state of its incorporation, which Certificate shall be dated no more than ten (10) days prior to the Closing Date; and (iii) Certificates of Status and Authority for the Company and each Subsidiary of the Company from the Department of Insurance of each state in which it or they is or are conducting an insurance business.

          SECTION 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company) of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date). The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to the effect set forth in this paragraph.

     (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

     (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; or (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, on the basis of or as a result of the Merger or any of the other transactions contemplated by this Agreement.

     (d) Approvals and Consents. The waiting period, if any, pursuant to the HSR Act shall have expired or shall have been terminated without objection, and all necessary approvals of the insurance departments of the States of Maine, New York and New Jersey, and the insurance departments of all other states or jurisdictions having jurisdiction over Parent, Sub, the Company and their respective subsidiaries, and all other consents of any other person listed on
Schedule 6.03(d) required to permit the consummation of the transactions contemplated by this Agreement without any violation by Parent, Sub, the Company or their respective subsidiaries of any law or obligation, shall have been obtained.

     (e) Legal Opinion. The Company shall have received the opinion of Sills Cummis Radin Tischman Epstein & Gross, P.C. as to such matters as the Company shall reasonably request.

     (f) Authorization. All corporate action necessary to authorize the execution, delivery and performance by Parent and Sub of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Parent, Sub and the stockholders of Parent and Sub, respectively, and Parent and Sub shall have furnished the Company with copies of all applicable resolutions adopted by their respective Boards of Directors and their respective stockholders, certified in each case by the Secretary of Parent and Sub, respectively.

     (g) Deposit with Exchange Agent. There shall have been deposited with the Exchange Agent the Merger Consideration in accordance with Section 2.03.

     (h) Secretary's Certificates.  The Company shall have received from Parent:
(i) a certificate dated the Closing Date from the Parent's Secretary attaching a Good Standing Certificate from the Department of Treasury of the State of New Jersey and a Good Standing Certificate for Sub from the Secretary of State of the State of Maine, which certificates shall be dated no more than ten (10) days prior to the Closing Date; and (ii) a certificate dated the Closing Date from the Secretary of Sub attaching a copy of Sub's By-laws; and (iii) Certificates of Status and Authority for Sub from the Department of Insurance of each state in which it or they is or are conducting an insurance business.

     (i) No Adverse Change. Since December 31, 1998, there shall not have been, occurred or arisen any Material Adverse Change in, or any event, development, transaction, condition or state of facts of any character (including without limitation any damage, destruction or loss not covered by insurance or reinsurance) that individually or in the aggregate has or can reasonably be expected to have a Material Adverse Effect on the Parent and the Other Parent Subsidiaries, taken as a whole. For purposes of this Agreement: (i) a reduction in Parent's direct premiums inforce shall not be deemed to have a Material Adverse Effect if the amount thereof, as so reduced, is equal to or exceeds ninety (90%) percent of Parent's direct premiums inforce at December 31, 1998, as set forth in the Parent Regulatory Financial Statement for the period ended December 31, 1998; (ii) the termination of any insurance agent relationship with

Parent at any time on or after January 1, 1999, shall not be deemed to have a Material Adverse Effect if all such former agents, taken as a group, accounted for less than ten (10%) percent of the Parent's direct premiums inforce at December 31, 1998, as set forth in the Parent Regulatory Financial Statement for the period ended December 31, 1998; (iii) a reduction in the value of the Parent investment assets shall not be deemed to have a Material Adverse Effect if such reduction would not have the effect of reducing by more than ten (10%) percent Parent's (and its Subsidiaries') surplus as regards its policyholders if those investments were sold; (iv) a reduction in the operating results of the Parent shall not be deemed to have a Material Adverse Effect if such reduction would not result in the reduction of Parent's surplus as regards its policyholders of more than ten (10%) percent from such surplus at December 31, 1998, as set forth in the Parent Regulatory Financial Statements for the period ended December 31, 1998; and (v) changes in Parent reinsurance policies shall not be deemed to have a Material Adverse Effect if the new or amended policies will terminate upon the consummation of the Merger or are terminable by Parent on not more than ninety
(90) days' prior written notice, effective upon the expiration of such notice period.




                                   ARTICLE VII

                        Termination, Amendment and Waiver


          SECTION 7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, and, except as otherwise provided below, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent:

     (a) by mutual written consent of Parent and the Company; or

     (b) by either Parent or the Company if any Governmental Entity (including without limitation any Insurance Department of any state having jurisdiction over Parent, Sub, the Company or any of their respective subsidiaries) within the United States or any country or other jurisdiction in which either the Company or Parent, directly or indirectly, has material assets or operations shall have: (i) issued a determination, order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger, or (ii) (in the case of any approval of or consent to the Merger by any Governmental Entity which is required as a condition to the Closing hereunder) issued a decision or determination not to give such approval or consent, and such decision, determination, order, decree. ruling or other action shall have become final and nonappealable; or

     (c) by either Parent or the Company if the Merger shall not have been consummated on or before July 15, 1999, (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

     (d) by Parent, if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof, or

     (e) by the Company, if any required approval of the stockholders of Parent shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

     (f) by Parent, if prior to the Company Stockholder Meeting, the Board of Directors of the Company shall have: (i) withdrawn, modified or amended in any respect adverse to Parent or Sub its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein or resolved to do so; or (ii) recommended an Alternative Transaction from a person other than Parent or any of its affiliates or resolved to do so; or

     (g) by the Company, prior to the Effective Time of the Merger, if any person (other than Parent or any of its affiliates) shall have proposed an Alternative Transaction (A) that the Board of Directors of the Company determines in its good faith judgment is more favorable to the Company's stockholders than this Agreement and the Merger and (B) as a result of which the Board of Directors of the Company determines in good faith, based upon the advice of Company Counsel, that it is obligated by its fiduciary obligations under applicable law to terminate this Agreement, provided that such termination under this Section 7.01(g) shall not be effective until the Company has made the payment required by Section 5.06; or

     (h) by the Company, if, prior to the Effective Time of the Merger, there shall have been a material breach of any covenant or agreement on the part of Parent or Sub contained in this Agreement which materially adversely affects Parent's or Sub's ability to consummate the Merger or any of the other transactions contemplated herein and which shall not have been cured prior to the date 10 business days following notice of such breach; or

     (i) by Parent, if, prior to the Effective Time of the Merger, there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which is reasonably likely to have a Material Adverse Effect with respect to the Company or which materially adversely affects (or materially delays) the consummation of the Merger or any of the other transactions contemplated herein and which shall not have been cured prior to the date 10 business days following notice of such breach; or

     (j) by Parent, if, at any time at or after the date of this Agreement, Parent directly or indirectly discovers, has disclosed to it or otherwise learns or becomes aware of any circumstance, occurrence, fact or event which (either alone or in conjunction with any other extant circumstance, occurrence, fact or event): (i) causes or can reasonably be expected to cause the consummation of the Merger to have a Material Adverse Effect on Parent, Sub, any Other Parent Subsidiary or the Surviving Corporation; (ii) is materially inconsistent in an adverse manner from any of the warranties and representations of the Company contained herein; (iii) would cause any of such representations and warranties to be materially misleading, incomplete or otherwise inaccurate; or (iv) deviate materially and adversely from the Company's latest audited financial statements (or any subsequent audited financial statements prepared prior to the Effective Time of the Merger).

     As used herein, "Alternative Transaction" means any of: (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent and/or its affiliates (a "Third Party") acquires or would acquire more than 10% of the then outstanding shares of Company Common Stock, whether from the Company or pursuant to a tender offer or exchange offer or otherwise; (ii) any direct or indirect acquisition or proposed acquisition of the Company or any of its significant subsidiaries by means of a merger or other business combination transaction (including any so-called "merger of equals" and whether or not the Company or any of its significant subsidiaries is the entity surviving any such merger or business combination transaction); or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value equal to more than 10% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

          SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, except as otherwise provided herein. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03 Amendment. Any provision of this Agreement may be amended or waived prior to the Effective Time of the Merger (whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of: (i) the Company, there shall be made no amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders; and (ii) Parent, there shall be made no amendment that by law requires further approval by the stockholders of Parent without the further approval of such stockholders.

          SECTION 7.04 Extension: Waiver. At any time prior to the Effective Time of the Merger, the parties may: (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (iii) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05 Procedure for Termination. Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, comply with Section 5.11 and require, in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               General Provisions


          SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

          SECTION 8.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)       if to Parent or Sub, to

                    Motor Club of America
                    95 Route 17 South
                    Paramus, New Jersey 07653-0931

                    Attention: Stephen A. Gilbert

     with a copy to:

                    Sills Cummis Radin Tischman
                    Epstein & Gross, P.C.
                    One Riverfront Plaza
                    Newark, New Jersey 07102-5400

                    Attention: Stanley U. North, III, Esq.

          (b)       if to the Company, to

                    North East Insurance Company
                    482 Payne Road
                    Scarborough, Maine 04070 - 1478

                    Attention: Robert G. Schatz
     with copies to:

                    Verrill & Dana, LLP
                    One Portland Square
                    Portland, Maine 04112-0586

                    Attention: Gregory Fryer, Esq.


          SECTION 8.03 Definitions. For purposes of this Agreement:

     (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Parent to the consummation of the Merger);

     (c) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

     (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06 Entire Agreement, No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Section 5.12, is not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned subsidiary of Parent pursuant to Section 1.01, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09 Enforcement: Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New Jersey or any New Jersey state court, this being in addition to any other remedy to which they are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of New Jersey or any New Jersey state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New Jersey. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in
Section 8.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

          SECTION 8.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       MOTOR CLUB OF AMERICA



                                       By:________________________________
                                       Name:
                                       Title:



                                       NORTH EAST INSURANCE COMPANY



                                       By:________________________________
                                       Name:
                                       Title:

                                     ANNEX C




March 16, 1999




Board of Directors
North East Insurance Company
482 Payne Road
Scarborough, Maine 04074

Ladies and Gentlemen:

     North East Insurance Company ("NEIC") and Motor Club of America ("MCOA") have entered into an Agreement and Plan of Merger, dated as of March 12, 1999 (the "Agreement"), pursuant to which NEIC will be acquired by MCOA through the merger of NEIC with a wholly- owned subsidiary of MCOA (the "Merger"). Upon consummation of the Merger, each share of NEIC common stock, par value $1.00 per share, issued and outstanding immediately prior to the Merger (the "NEIC Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive, at the election of the holder thereof, either (a) 0.19048 of a share of MCOA common stock, par value $0.50 per share, or (b) $3.30 in cash, subject to the election and proration procedures set forth in the Agreement which provide generally, among other things, that the number of shares of MCOA common stock to be issued in the Merger shall not exceed 290,389 shares (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of NEIC Shares.

     Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) certain publicly available financial statements of NEIC and other historical financial information provided by NEIC that we deemed relevant; (iii) certain publicly available financial statements of MCOA and other historical financial information provided by MCOA that we deemed relevant; (iv) certain internal financial analyses and forecasts of NEIC prepared by and reviewed with management of NEIC and the views of senior management of NEIC, based on limited discussions with certain members of senior management, regarding NEIC's past and current business, financial condition, results of operations and future prospects; (v) certain internal financial analyses and forecasts of MCOA prepared by and reviewed with management of MCOA and the views of senior management of MCOA, based on limited discussions with certain members of senior management, regarding MCOA's past and current business, financial condition, results of operations and future prospects; (vi) the pro forma impact of the Merger; (vii) the publicly reported historical price and trading activity for NEIC's and MCOA's common stock, including a comparison of certain financial and stock market information for NEIC and MCOA with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of recent business combinations for property and casualty insurance companies, to the extent publicly available; (ix) the current market environment generally and the environment in the insurance industry in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. In connection with our engagement, we were not asked to, and did not, solicit from any other parties indications of interest in acquiring all or part of NEIC or in engaging in a business combination or any other strategic transaction with NEIC.

     In performing our review, we have assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability for independently verifying the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of NEIC or MCOA or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We are not actuaries and our services did not include actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. In addition, we did not make an independent evaluation of the adequacy of the reserves for, or collectibility of, reinsurance related to the unpaid loss and loss adjustment expenses of NEIC or MCOA nor have we reviewed any individual insurance claims files or contracts relating to NEIC and MCOA and, with your permission, we have assumed that the respective reserves for unpaid losses and loss adjustment expenses for both NEIC and MCOA are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of NEIC and MCOA and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in NEIC's or MCOA's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that NEIC and MCOA will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, and that the conditions precedent in the Agreement are not waived.

     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of MCOA common stock will be when issued to NEIC's shareholders pursuant to the Agreement or the prices at which NEIC's or MCOA's common stock will trade at any time.

     We have acted as NEIC's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion.

     In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to NEIC and MCOA. We may also actively trade the equity securities of NEIC and MCOA for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion is directed to the Board of Directors of NEIC in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of NEIC as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to NEIC's and MCOA's Joint Proxy Statement/Prospectus dated the date hereof and to the references to this opinion therein.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration is fair, from a financial point of view, to the holders of NEIC Shares.


                                   Very truly yours,

                                   Sandler O'Neill & Partners, L.P.

                                     ANNEX D

                               DISSENTERS' RIGHTS

[SECTION]908. Right of shareholders to dissent

     1. Except as provided in subsections 3 and 4, any shareholders of a domestic corporation, by complying with section 909, shall have the right to dissent from any of the following corporate actions:

A.  Any  plan  of  merger  or   consolidation   in  which  the   corporation  is
participating; or

B. Any sale or other disposition, excluding a mortgage or other security interest, of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in liquidation, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale; or

C. Any other action as to which a right to dissent is expressly given by this Act.

     2. A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     3. There shall be no right of dissent in the case of shareholders of the surviving corporation in a merger.

A. If such corporation is, on the date of filing of the articles of merger, the owner of all the outstanding shares of the other corporations, domestic or foreign, which are parties to the merger, or

B. If a vote of the shareholders of such surviving corporation was not necessary to authorize such merger.

     4. There shall be no right of dissent in the case of holders of any class or series of shares in any of the participating corporations in a merger or consolidation, which shares were, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders at which the plan of merger or consolidation was to be voted on, either:

A. Registered or traded on a national securities exchange; or

B. Registered with the Securities and Exchange Commission pursuant to [SECTION] 12(g) of the Act of Congress known as the Securities Exchange Act of 1934, as the same has been or may hereafter be amended, being Title 15 of the United States Code Annotated, [SECTION] 781(g) unless the articles of incorporation of that corporation provide that there shall be a right of dissent.

     5. The exceptions from the right of dissent provided for in subsection 3, paragraph B and in subsection 4 shall not be applicable to the holders of a class or series of shares of a participating corporation if, under the plan of merger or consolidation, such holders are required to accept for their shares anything, except:

A. Shares of the surviving or new corporation resulting from the merger or consolidation, or such shares plus cash in lieu of fractional shares; or

B. Shares, or shares plus cash in lieu of fractional shares, of any other corporation, which shares were, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders at which the plan of merger or consolidation was acted upon, either:

(1) Registered or traded on a national securities exchange; or

(2) Held of record by not less than 2,000 shareholders; or

C. A combination of shares, or shares plus cash in lieu of fractional shares, as set forth in paragraphs A and B.

[SECTION]909. Right of dissenting shareholders to payment for shares

     1. A shareholder having a right under any provision of this Act to dissent to proposed corporate action shall, by complying with the procedure in this section, be paid the fair value of his shares, if the corporate action to which he dissented is effected. The fair value of shares shall be determined as of the day prior to the date on which the vote of the shareholders, or of the directors in case a vote of the shareholders was not necessary, was taken approving the proposed corporate action, excluding any appreciation or depreciation of shares in anticipation of such corporate action.

     2. The shareholder, whether or not entitled to vote, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. No such objection shall be required from any shareholder to whom the corporation failed to send notice of such meeting in accordance with this Act.

     3. If the proposed corporate action is approved by the required vote and the dissenting shareholder did not vote in favor thereof, the dissenting shareholder shall file a written demand for payment of the fair value of his shares. Such demand

A. Shall be filed with the corporation or, in the case of a merger or consolidation, with the surviving or new corporation; and

B. Shall be filed by personally delivering it, or by mailing it via certified or registered mail, to such corporation at its registered office within this State or to its principal place of business or to the address given to the Secretary of State pursuant to section 906, subsection 4, paragraph B; it shall be so delivered or mailed within 15 days after the date on which the vote of shareholders was taken, or the date on which notice of a plan of merger of a subsidiary into a parent corporation without vote of shareholders was mailed to shareholders of the subsidiary; and

C. Shall specify the shareholder's current address; and

D. May not be withdrawn without the corporation's consent.

     4. Any shareholder failing either to object as required by subsection 2 or to make demand in the time and manner provided in subsection 3 shall be bound by the terms of the proposed corporate action. Any shareholder making such objection and demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     5. The right of a shareholder otherwise entitled to be paid for the fair value of his shares shall cease, and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim,

A. If his demand shall be withdrawn upon consent, or

B. If the proposed corporate action shall be abandoned or rescinded, or the shareholders shall revoke the authority to effect such action, or

C. If, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or

D. If no action for the determination of fair value by a court shall have been filed within the time provided in this section, or

E. If a court of competent jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section.

     6. At the time of  filing  his demand  for  payment  for his shares, or within 20 days thereafter, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation or its transfer agent for notation thereon that such demand has been made; such certificates shall promptly be returned after entry thereon of such notation. A shareholder's failure to do so shall, at the option of the corporation, terminate his rights under this section, unless a court of competent jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear a similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     7. Within the time prescribed by this subsection, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice to each dissenting shareholder who has made objection and demand as herein provided that the corporate action dissented to has been effected, and shall make a written offer to each such dissenting shareholder to pay for such shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class. The notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer, and a profit and loss statement of such corporation for the 12 months' period ended on the date of such balance sheet. The offer shall be made within the later of 10 days after the expiration of the period provided in subsection 3, paragraph B, for making demand, or 10 days after the corporate action is effected; corporate action shall be deemed effected on a sale of assets when the sale is consummated, and in a merger or consolidation when the articles of merger or consolidation are filed or upon which later effective date as is specified in the articles of merger or consolidation as permitted by this Act.

     8. If within 20 days after the date by which the corporation is required, by the terms of subsection 7, to make a written offer to each dissenting shareholder to pay for his shares, the fair value of such shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within 90 days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

     9. If within the additional 20-day period prescribed by subsection 8, one or more dissenting shareholders and the corporation have failed to agree as to the fair value of the shares:

A. Then the corporation may, or shall, if it receives a demand as provided in subparagraph (1), bring an action in the Superior Court in the county in this State where the registered office of the corporation is located praying that the fair value of such shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this State, such action shall be brought in the county where the registered office of the participating domestic corporation was last located. Such action:

(1) Shall be brought by the corporation, if it receives a written demand for suit from any dissenting shareholder, which demand is made within 60 days after the date on which the corporate action was effected; and if it receives such demand for suit, the corporation shall bring the action within 30 days after receipt of the written demand; or,

(2) In the absence of a demand for suit, may at the corporation's election be brought by the corporation at any time from the expiration of the additional 20-day period prescribed by subsection 8 until the expiration of 60 days after the date on which the corporate action was effected;

B. If the corporation fails to institute the action within the period specified in paragraph A, any dissenting shareholder may thereafter bring such an action in the name of the corporation;

C. No such action may be brought, either by the corporation or by a dissenting shareholder, more than 6 months after the date on which the corporate action was effected;

D. In any such action, whether initiated by the corporation or by a dissenting shareholder, all dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State as in other civil actions, and shall be served by registered or certified mail, or by personal service without the State, on each dissenting shareholder who is a nonresident. The jurisdiction of the court shall be plenary and exclusive;

E. The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, has satisfied the requirements of this section and is entitled to receive payment for his shares; as to any dissenting shareholder with respect to whom the corporation makes such a request, the burden is on the shareholder to prove that he is entitled to receive payment. The court shall then proceed to fix the fair value of the shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof;

F. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares, except for any shareholder whom the court shall have determined not to be entitled to receive payment for his shares. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares;

G. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his or her shares was arbitrary, vexatious or not in good faith, it may in its discretion refuse to allow interest to him;

H. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares, if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for any party and shall exclude the fees and expenses of experts employed by any party, unless the court otherwise orders for good cause. If the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding, and may, in its discretion, award to any shareholder all or part of his attorney's fees and expenses; and

I. At all times during the pendency of any such proceeding, the court may make any and all orders which may be necessary to protect the corporation or the dissenting shareholders, or which are otherwise just and equitable. Such orders may include, without limitation, orders:

(1) Requiring the corporation to pay into court, or post security for, the amount of the judgment or its estimated amount, either before final judgment or pending appeal;

(2) Requiring the deposit with the court of certificates representing shares held by the dissenting shareholders;

(3) Imposing a lien on the property of the corporation to secure the payment of the judgment, which lien may be given priority over liens and incumbrances contracted after the vote authorizing the corporate action from which the shareholders dissent;

(4) Staying the action pending the determination of any similar action pending in another court having jurisdiction.

     10. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     11. The objection required by subsection 2 and the demand required by subsection 3 may, in the case of a shareholder who is a minor or otherwise legally incapacitated, be made either by such shareholder, notwithstanding his legal incapacity, or by his guardian, or by any person acting for him as next friend. Such shareholder shall be bound by the time limitations set forth in this section, notwithstanding his legal incapacity.

     12. Appeals shall lie from judgments in actions brought under this section as in other civil actions in which equitable relief is sought.

     13. No action by a shareholder in the right of the corporation shall abate or be barred by the fact that the shareholder has filed a demand for payment of the fair value of his shares pursuant to this section.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Motor Club's Certificate of Incorporation and Bylaws provide that Motor Club shall, to the fullest extent permitted by the New Jersey Business Corporation Act, as it is now or hereafter may be in effect, indemnify a director, officer or other agent of Motor Club against his or her liabilities in connection with any proceeding by or in the right of the Company to procure a judgment in its favor which involves such person by reason of his or her being or having been such officer, director or other agent; provided, however, that no indemnification shall be made to or on behalf of Motor Club) if a judgment or other final adjudication adverse to such person establishes that his or her acts or admissions (a) were in breach of his or her duty of loyalty to Motor Club or its stockholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by such person of an improper personal benefit.

     Motor Club currently maintains policies of insurance under which the directors and officers of Motor Club are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defensive actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors and/or officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Motor Club pursuant to the foregoing provisions, Motor Club has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

     (a)  Exhibits

     The following is a list of exhibits filed as part of this Registration Statement.

     2.1 Agreement and Plan of Merger dated as of March 16, 1999 between Motor Club of America and North East Insurance Company (Included as Annex A to the proxy statement/prospectus).

     3.1 Articles of Incorporation of Motor Club (incorporated by reference to __________)

     3.2  Bylaws of Motor Club (incorporated by reference to __________)

     5.1 Opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A., regarding validity of the shares of Motor Club stock being registered.*

     10.1 Undertaking and Agreement dated _______, 1999 among North East, Ronald
A. Libby and Motor Club.*

     21.1 Subsidiaries of Motor Club*

     23.1 Consent of PricewaterhouseCoopers LLP*

     23.2 Consent of PricewaterhouseCoopers LLP*

     23.3 Consent of Sills Cummis Radin Tischman Epstein & Gross, P.A. (Included in the opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference)

     24.1 Powers of Attorney (included on signature page to this Registration Statement)

     99.1 Form of Proxy of Motor Club*

     99.2 Form of Proxy of North East*
----------------------
* to be filed by amendment

Item 22. Undertakings

     (a)  The undersigned registrant hereby undertakes:

     (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paramus, New Jersey on ____________, 1999.

                              MOTOR CLUB OF AMERICA


                              By: _____________________________
                                   Stephen A. Gilbert
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned Officers and Directors of Motor Club of America, hereby authorize and direct Stephen A. Gilbert and Patrick J. Haveron, or either of them acting singly, as attorney-in-fact, to execute in the name of and behalf of each of the undersigned persons, and in the respective capacities indicated below, any amendment or amendments to this Registration Statement of Motor Club of America under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                    Title           Date

________________________ President, Chief Executive              May __, 1999
Stephen A. Gilbert       Officer and Director

________________________ Executive Vice President, Chief         May __, 1999
Patrick J. Haveron       Financial Officer and Chief
                         Accounting Officer and Director

________________________ Chairman of the Board and Director      May __, 1999
Archer McWhorter

________________________ Director                                May __, 1999
William E. Lobeck, Jr.

________________________ Director                                May __, 1999
Archer McWhorter, Jr.

________________________ Director                                May __, 1999
Alvin E. Swanner

________________________ Director                                May __, 1999
Malcolm Galatin